As filed with the Securities and Exchange Commission on August 6, 2008
 Registration No. 333-150305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
(AMENDMENT NO. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	4899	11-3618510
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5307 W Loop 289,
Lubbock, TX 79414, USA
Tel.:  806.771.5212
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Incorp Services, Inc.
375 N. Stephanie St., Suite 1411
Henderson, NV 89014-8909, USA
Tel.: 702.866.2500
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copies to:
Gersten Savage LLP
Arthur S. Marcus, Esq.
Jaclyn Amsel, Esq.
600 Lexington Avenue
New York, NY 10022-6018, USA
Tel.: 212.752.9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Shares of Common Stock, $.001 par value per share, issuable upon exercise of Warrants to purchase Common Stock	271,219	$2.70	$732,291.30	$28.78
Total	271,219		$732,291.30	$28.78

(1)
The shares of our Common Stock being registered hereunder are being registered for resale by the Selling Stockholders named in the Prospectus. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The total number of shares of Common Stock being registered is 6,177,239.  The registration fee for 5,906,020 of the shares was paid with the initial filing of the Registration Statement on Form S-1 filed on April 18, 2008.  This table reflects the fee applicable only to the additional 271,219 shares of Common Stock being registered hereunder.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average high and low prices of our Common Stock on July 31, 2008 as reported on the American Stock Exchange. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not distribute or otherwise sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 6, 2008

PRELIMINARY PROSPECTUS
PROSPECTUS

6,177,239 shares
of
Common Stock

We are registering 6,177,239 shares of our Common Stock, $0.001 par value per share (the “Common Stock”), for resale by the Selling Stockholders identified in this Prospectus, which were issued to them or are issuable to them upon exercise of stock options and warrants held by them.

The Selling Stockholders may offer to sell the shares of Common Stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. The Selling Stockholders will receive all of the net proceeds from this offering.

You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our Common Stock.

Our Common Stock is traded on the American Stock Exchange (“AMEX”) and the Tel Aviv Stock Exchange (“TASE”) under the symbol “XFN”. On July 31, 2008, the closing price of our Common Stock was $2.80 (AMEX) / 9.552 NIS (TASE).

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGES 8-12 OF THIS PROSPECTUS BEFORE INVESTING.

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not, and the Selling Stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Xfone, Inc., or the shares of Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus is not an offer to sell any securities other than the shares of Common Stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _________________, 2008

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus.
We encourage you read the entire Prospectus.

SUMMARY

General

As used in this Prospectus, references to “the Company”, “we”, “our”, “ours” and “us” refer to Xfone, Inc. and its consolidated subsidiaries, unless otherwise indicated. References to “Xfone” refer to Xfone, Inc. In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this Prospectus, references to “$” and “dollars” are to United States dollars, “£”, “UKP”, or “GBP” are to British Pound Sterling, and references to “NIS” and “shekels” are to New Israeli Shekels.

About Our Company

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding and managing company providing international voice, video and data communications services with operations in the United States, the United Kingdom and Israel, offering a wide range of services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers worldwide.

We have two wholly owned subsidiaries in the United Kingdom, three wholly owned subsidiaries in the United States, and one majority owned subsidiary in Israel. These subsidiaries, and their consolidated subsidiaries, are shown in the following diagram:

Recent Developments

On March 17, 2008, Xfone 018 Ltd. (“Xfone 018”) entered into an Agreement of Principles with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”), pursuant to which Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns (the “Agreement of Principles”).  Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.  Pursuant to the Agreement of Principles, the purchase price for the acquisition is NIS 44,000,000 (approximately $12,418,854), subject to adjustment as set forth in the Agreement of Principles, payable in three installments. Additional information with respect to this acquisition may be found under “Business” below.

As of the date of this Prospectus, negotiations between Xfone 018, Tiv Taam and the management and employees of Tadiran Telecom LP have not been exhausted. There is no assurance that the transaction will be successfully concluded.

On March 25, 2008, we purchased from Nir Davison and Trecastle Holdings Limited the shares of common stock of Story Telecom, Inc. that each party owned, respectively, for an aggregate purchase price of £270,000 ($538,083), pursuant to the terms of a Securities Purchase Agreement entered into between the parties on that date. Upon acquisition of the shares of common stock of Story Telecom, Inc. from Mr. Davison and Trecastle Holdings, Story Telecom, Inc. became our wholly owned subsidiary. Additional information with respect to this acquisition may be found under “Business” below.

Where You Can Find Us

Our principal executive offices are located at 5307 W Loop 289, Lubbock, Texas 79414, USA.

Our telephone number is 806-771-5212, and our facsimile number is 806-788-3398.  Our website is www.xfone.com.   The information contained on our website does not form part of this Registration Statement on Form S-1.

About This Offering

Shares of Common Stock, $0.001 par value per share, offered by the Selling Stockholders:	6,177,239 shares
Shares of Common Stock, $0.001 par value per share, outstanding prior to this offering:	18,376,075 shares (30,656,784 shares on a fully diluted basis)
Shares of Common Stock, $0.001 par value per share, outstanding after this offering:	18,376,075 shares (30,656,784 shares on a fully diluted basis)
Use of proceeds:
We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders identified in this Prospectus. The Selling Stockholders will receive all net proceeds from the sale of the shares of our Common Stock offered by this Prospectus.

We will receive proceeds from the exercise of any warrants and options if and to the extent that any such warrants and options are exercised by the Selling Stockholders.

Risk Factors:
An investment in our Common Stock is subject to significant risks. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our Common Stock during the last three fiscal years, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.
American Stock Exchange Symbol:	XFN

Summary Consolidated Financial Information

The following table presents summary consolidated financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

Effective January 1, 2007, the Company changed its functional and reporting currency from GBP to the U.S. dollar for the reason that the majority of the Company's transactions and balances are denominated in U.S. dollars.

IN POUNDS and US DOLLARS	December 31, 2007 (Audited)	December 31, 2006 (Audited)	December 31, 2005 (Audited)	December 31, 2004 (Audited)	December 31, 2003 (Audited)
Revenues		£19,353,771	£14,113,748	£11,330,116	£7,282,181
	$44,723,934	$37,914,037	$24,346,215	$21,867,124	$12,962,282
Operating Profit (loss)		£528,342	£(45,746)	£112,782	£666,367
	$(1,029,442)	$1,035,022	$(78,913)	$217,670	$1,186,134
Net Income (loss)		£337,262	£26,078	£39,874	£421,445
	$(1,283,892)	$660,696	$44,983	$76,958	$750,172
Basic EPS		£0.033	£0.004	£0.007	£0.08
	$(0.109)	$0.065	$0.007	$0.013	$0.15
Total Assets		£16,859,083	£11,907,114	£5,343,284	£3,290,227
	$67,049,327	$33,026,944	$20,539,772	$10,312,537	$5,856,603
Long-Term Liability		£1,191,337	£1,471,211	£651,863	£125,838
	$23,279,296	$2,333,830	$2,537,839	$1,258,096	$223,991

RISK FACTORS

You should carefully consider the risks described below before buying Common Stock offered in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our Common Stock could decline and you might lose all or part of your investment. We have had operating losses from time to time and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

An investment in our securities involves a high degree of risk. We cannot assure prospective investors that we will continue operations or make a profit in the future. No purchase of Common Stock should be made by any person who cannot afford a total loss of his or her investment.

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any Common Stock.

RISKS RELATED TO OUR BUSINESS

WHILE WE ACT IN COMPLIANCE WITH THE GENERAL CONDITIONS OF ENTITLEMENT IN THE UNITED KINGDOM AND ACCORDING TO OUR LICENSES IN THE UNITED STATES AND ISRAEL, IF WE DO NOT COMPLY WITH AND CONTINUE TO FOLLOW THE TERMS OF SUCH REGIMES AND/OR LICENSES AND THE RELEVANT LAWS AND REGULATIONS, WE COULD LOSE OUR ENTITLEMENT AND/OR LICENSES TO CONDUCT OUR BUSINESSES IN THESE JURISDICTIONS.

Not complying with, or indeed violating the conditions of our licenses and the related laws and regulations could lead to the loss of, material changes to, or freezing of our entitlement  and/or licenses which could have a material adverse effect on our operations. Without such authorization or licenses we would not be able to provide any approved and/or licensed services, resulting in a loss of revenues. Such violations of our licenses in the U.S. or Israel could lead to monetary penalties.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED STATES, THE UNITED KINGDOM, ISRAEL AND OTHER FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND HAVE NEGATIVE EFFECTS UPON OUR BUSINESS INCLUDING REVENUES AND POTENTIAL PROFITABILITY.

We serve customers in many countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our international and long distance services related costs and may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see the “Business” section.

IF OUR TELECOMMUNICATIONS INFRASTRUCTURE OR EQUIPMENT IS DAMAGED OR INOPERATIVE, WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on our telecommunications equipment, including, but not limited to our switchboard and switches, to provide services to our customers. In the event that such equipment is not able to provide the services for which it is then used, we may not be able to provide services to our customers. While we have back-up for much of this equipment, if any portion of the equipment is unavailable for any extended period of time, it will be difficult to provide service to our customers, might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers.

IF OUR SUPPLIERS' TELECOMMUNICATIONS INFRASTRUCTURE IS DAMAGED, IT COULD INCREASE OUR EXPENSES AND WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on certain suppliers' telecommunications infrastructure in order to provide services to our customers. If their ability to supply such services to us is damaged in any way, we may be required to incur additional costs to replace such services and we may not be able to provide service to our customers.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have increased significantly. We now handle millions of transactions on a daily basis with hundreds of thousands of customers and users located in many countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

WE SERVE AN EXTREMELY LARGE NUMBER OF CUSTOMERS / USERS AND ARE THUS AT RISK FOR CLASS ACTION LAW SUITS.

Because we provide services to so many customers / users, it is possible that such customers / users may join together in a large or expensive class action to initiate an action.  There is currently no class action lawsuit threatened or filed against us, however, class action lawsuits have become much more popular in both the United States and Israel where we have much of our operations.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL / ECONOMIC EVENTS OR UPHEAVALS MAY LEAD TO A DISRUPTION IN OUR SERVICES AS WELL AS DECREASED DEMAND.

Terrorist attacks in the United States, the United Kingdom, or Israel, as well as the United States and the United Kingdom's involvement in Iraq or in armed conflict or political / economic events in countries where we conduct business, may negatively impact consumers' confidence in relying on alternative communication lines and spending in the countries where we conduct our business. Certain of our key employees, officers and directors are residents of Israel. Accordingly, armed conflicts between Israel and its neighbors, terrorism, political and economic conditions in Israel directly affect the Company's business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations. Moreover, the governments in those countries might take extreme measures that could prohibit access to alternative communication lines.

NATURAL DISASTERS AND ACTS OF G.OD MAY RESULT IN INCREASED COSTS.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. In 2005, we suffered adverse affects to our business from Hurricane Katrina. Additionally, the headquarters of our wholly owned subsidiaries NTS Communications, Inc. and Xfone USA, Inc. are located in Lubbock, Texas, which is a location where tornadoes are most frequent. In the event of another hurricane, or tornado, the cost of restructuring our facilities, as well as the time spent in rebuilding and organizing our infrastructure might be long and costly. There is no guarantee that we will not be negatively affected in the future by other natural disasters, hurricanes, tornadoes or acts of G.od.

IF WE ARE UNABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE MAY HAVE TO CURTAIL OUR PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with capital expenses associated with network deployment and upgrades, marketing, business development, and possible mergers and acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

THE COMPANY MIGHT BE REGARDED AS A LOCAL TAX RESIDENT IN COUNTRIES OTHER THAN THE UNITED STATES.

The Company was incorporated in Nevada, U.S.A, and accordingly is a US tax resident and is taxed in the US. To the best knowledge of the Company, and based on consultancy provided by its accountants, the Company is not a tax resident in any other country in which it conducts business (directly or indirectly through local subsidiaries). However, there is no assurance that none of the local tax authorities in these countries will determine that the Company is a local tax resident, and thus we recommend that the investors examine the tax implication of such potential classification. Any determination by such local tax authorities could have an adverse effect on our results of operations or the consequences of your investment in our securities.

SHOULD OUR AGREEMENTS WITH OUR PRINCIPAL SUPPLIERS, AT&T INC., BRITISH TELECOMMUNICATIONS OR BEZEQ THE ISRAEL TELECOMMUNICATION CORP.  LIMITED BE CANCELLED, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

We are dependent on several of our principal suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions. Should our agreements involving our principal suppliers, AT&T, Inc., British Telecommunications or Bezeq The Israel Telecommunication Corp. Limited be cancelled, our operations may be negatively affected.

WE MAY BE UNABLE TO ADEQUATELY COMPETE WITH OUR COMPETITORS.

The telecommunications business is a very competitive one. Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. Companies which currently view our services as complementary to their own (such as mobile network operators) may decide, where the regulatory regime permits, to change this policy and bar their customers from accessing our services or charge their customers a premium to access our services. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, GUY NISSENSON, AND OUR TREASURER, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER, NIV KRIKOV; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business is largely dependent upon the expertise of our Chairman of the Board, Abraham Keinan, our President, Chief Executive Officer and Director, Guy Nissenson, and our Treasurer, Chief Financial Officer and Principal Accounting Officer, Niv Krikov. Because Messrs Keinan, Nissenson and Krikov are essential to our operations, you must rely on their management decisions. We have not obtained any “key man” life insurance relating to Messrs Keinan, Nissenson or Krikov. There is no assurance that we would be able to hire and retain another Chairman of the Board, President/Chief Executive Officer, or Treasurer/Chief Financial Officer/ Principal Accounting Officer with comparable expertise. As a result, the loss of either Mr. Keinan's, Mr. Nissenson's or Mr. Krikov’s services could have a materially adverse affect upon our business, financial condition, and results of operation.

WE ARE ADVERSELY AFFECTED BY THE DEVALUATION OF THE DOLLAR AGAINST THE NEW ISRAELI SHEKEL AND COULD BE ADVERSELY AFFECTED BY THE RATE OF INFLATION IN ISRAEL.

Substantially all of our revenues are generated in U.S. dollars and GBP. Substantially all of our long-term debt is incurred in NIS. As a result, inflation in Israel and/or the devaluation of the U.S. dollar in relation to the NIS has and may continue to have the effect of increasing the cost in dollars of financing expenses; hence, our dollar-measured results of operations are and may continue to be adversely affected. Because exchange rates between the NIS and the dollar fluctuate continuously, exchange rate fluctuations have an impact on our profitability and period-to-period comparisons of our results of operations. In the first half of 2008, the value of the dollar decreased in relation to the NIS by 12.8%, and the inflation rate in Israel was 2.85% and as such affected our results of operations in 2008. If this trend continues, it will continue to adversely affect our result of operations.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS AND THEY WILL BE ABLE TO ELECT OUR DIRECTORS AND ACCORDINGLY CONTROL OUR OPERATIONS.

As of the date of this Prospectus, our Chairman of the Board, Abraham Keinan, beneficially owns 17.46% of our Common Stock. Our President, Chief Executive Officer, and Director, Guy Nissenson has significant influence over an additional 6.55% of our Common Stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.47% of our Common Stock. Further, Mr. Keinan granted Mr. Nissenson an option to purchase a minimum of 2,868,000 of the shares of our Common Stock that Mr. Keinan owns, and if Mr. Nissenson decides to exercise this option, Mr. Keinan has the right to sell up to an additional 340,000 shares that he owns. If Mr. Nissenson exercises this option in full, and Mr. Keinan sells him the additional 340,000 shares, Mr. Nissenson will have beneficial ownership of 24.01% of our Common Stock.

In addition, Eyal Harish, a director, beneficially owns 0.08% of our Common Stock, and our wholly owned subsidiary, Swiftnet Limited, beneficially owns 0.71% of our Common Stock. Therefore, our management potentially may vote 27.27% of our Common Stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management may have control over the outcome of matters submitted to a vote of the holders of our Common Stock, including the election of our directors (who serve on a classified Board of Directors, with staggered terms of office), amendments to our articles of incorporation and bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders. We need to emphasize the fact that management could make substantial decisions that could be protected under the business judgment rule, and not necessarily satisfy minority shareholders (for example, expanding the territory of operation at heavy costs, or by limiting the territory of our operations in order to save capital).

In addition to the foregoing, our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business, Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

CERTAIN OF OUR EXISTING CREDIT FACILITIES CONTAIN A NUMBER OF RESTRICTIONS AND OBLIGATIONS THAT MAY LIMIT OUR FINANCIAL FLEXIBILITY.

Our credit facilities contain a number of restrictive covenants that limit our financial flexibility. These covenants, among other things, restrict our right to pledge our assets, make loans or give guarantees, and engage in mergers or consolidations. Our ability to continue to comply with these and other obligations depends in part on the future performance of our business. There can be no assurance that such obligations will not have a materially adverse affect on our ability to finance our future operations.

RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK, AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP, WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES.

Trading in our stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Therefore, shareholders should be aware that the lack of exposure to our stock in the investment community could consequently be reflected by a lack of market trading upon the issuance of material information that could be perceived as disappointing or very encouraging from a market point of view. This could result in an inability for shareholders to be able to dispose of their shares.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM, OR AT ALL.

The stock markets in general have experienced during the past few years extreme price and volume fluctuations. The market prices of securities of technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations could adversely affect the market price of our Common Stock. For example, during 2003, the market price of our Common Stock fluctuated between $0.35 and $6.00; during 2004, the market price of our Common Stock fluctuated between $1.95 and $5.75; during 2005, the market price fluctuated between $2.30 and $4.29; during 2006, the market price fluctuated between $2.18 and $3.84; and during 2007, the market price fluctuated between $2.34 and $3.88. The market price of our Common Stock traded on the AMEX fluctuated between $2.82 and $3.60 during the first quarter of 2008, and between $2.90 and $3.90 during the second quarter of 2008.

The market price of our Common Stock may continue to fluctuate substantially due to a variety of factors, including:

•	any actual or anticipated fluctuations in our or our competitors' revenues and operating results;

•	shortfalls in our operating results from levels forecast by us or by securities analysts;

•	public announcements concerning us or our competitors;

•	the introduction or market acceptance of new products or service offerings by us or by our competitors;

•	changes in product pricing policies by us or our competitors;

•	changes in security analysts' financial estimates;

•	changes in accounting principles;

•	sales of our shares by existing shareholders; and

•	the loss of any of our key personnel.

In addition, economic, political, and market conditions and military conflicts and, in particular, those specifically related to Israel, may affect the market price of our shares.

OUR SHARES OF COMMON STOCK ARE TRADED ON MORE THAN ONE MARKET AND THIS MAY RESULT IN PRICE VARIATIONS.

Our shares of Common Stock are currently traded on the American Stock Exchange and the Tel Aviv Stock Exchange. Trading in our shares of Common Stock on these markets takes place in different currencies (dollars on the AMEX, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our Common Stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our shares of Common Stock on one of these markets could cause a decrease in the trading price of our shares of Common Stock on the other market.

FUTURE SALES OF OUR SHARES IN THE PUBLIC MARKET OR ISSUANCES OF ADDITIONAL SECURITIES COULD CAUSE THE MARKET PRICE FOR OUR SHARES OF COMMON STOCK TO FALL.

As of July 31, 2008, we had 18,376,075 shares of Common Stock issued and outstanding. In addition, we have reserved 5,489,595 shares of Common Stock for issuance under our 2004 Stock Option Plan, 8,000,000 shares of Common Stock for issuance under our 2007 Stock Incentive Plan, 7,015,709 shares of Common Stock underlying warrants, and 45,109 shares of Common Stock underlying a certain Secured Convertible Term Note. If a large number of shares of our Common Stock is sold in a short period, the price of our Common Stock would likely decrease.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words "anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

The Selling Stockholders will receive all proceeds from the sale of the shares of our Common Stock in this offering. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders. We will pay all expenses (other than transfer taxes) of the Selling Stockholders in connection with this offering.

We will receive proceeds from the exercise of any warrants and options if and to the extent that any such warrants and options are exercised by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

Our Common Stock is traded on the AMEX and the TASE under the symbol “XFN”. On July 31, 2008, the closing price of our Common Stock was $2.80 (AMEX) / 9.552 NIS (TASE).

The Selling Stockholders may offer to sell the shares of Common Stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market where our Common Stock may be listed or quoted (currently the American Stock Exchange and the Tel Aviv Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Consequently, there is no offering price being established for the shares.  See “Plan of Distribution” below for additional information.

DILUTION

As of July 31, 2008, we had 30,656,784 shares of Common Stock issued and outstanding on a fully diluted basis. This number includes the shares that have been issued to the Selling Stockholders, and the shares issuable upon exercise of the options and warrants held by the Selling Stockholders. The offering by the Selling Stockholders will not have a dilutive effect on our Common Stock.

SHARES ELIGIBLE FOR RESALE

The shares of our Common Stock sold by the selling shareholders in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our Common Stock held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise.  Rule 144 generally provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell his securities provided that he sells only a number of securities that does not exceed the greater of either of the following:

•	1.0% of the number of shares of our Common Stock then outstanding; and

•
if the shares of Common Stock are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

SELLING STOCKHOLDERS

We are registering an aggregate of 6,177,239 shares of Common Stock for resale by the Selling Stockholders listed in the three tables below. All expenses incurred with respect to the registration of the Common Stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of Common Stock beneficially owned by the Selling Stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the Selling Stockholders and we have not independently verified this information. The Selling Stockholders are not making any representation that any shares covered by this Prospectus will be offered for sale. The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered.

Except as indicated below in the notes to the tables below, none of the Selling Stockholders held any position or office with us, nor are any of the Selling Stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of Common Stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of these tables, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days. The number of shares presented as owned in the tables assumes that all warrants and options are fully exercised, and the "Number of Shares Beneficially Owned after the Offering” columns assume the sale of all shares offered.

The percentages of shares beneficially owned are based on 18,376,075 shares of our Common Stock issued and outstanding as of July 31, 2008, and is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on July 31, 2008, plus (b) the number of shares such person has the right to aquire within 60 days of July 31, 2008.

We may require the Selling Stockholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Table 1:  Executive Officers of NTS Communications, Inc.

We are registering an aggregate of 1,050,000 shares issuable upon exercise of stock options granted to the following three Selling Stockholders on February 26, 2008 under the company’s 2007 Stock Incentive Plan, and in accordance with the terms of each selling stockholder’s respective Employment Agreement with NTS Communications, Inc., the Company’s wholly owned subsidiary. All stock options are currently exercisable at an exercise price of $2.794 per share, and expire as to all shares on February 26, 2013.

The number of shares presented as owned in this table assumes that all options are fully exercised, and that all shares offered are sold.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned After the Offering	Percentage of Shares to be Beneficially Owned After the Offering

Barbara Baldwin(1)	912,773	4.90%	250,000	662,773	3.56%
Brad Worthington(2)	454,787	2.42%	400,000	54,787	0.29%
Jerry Hoover(3)	411,928	2.19%	400,000	11,928	0.06%
Total:	1,779,488	9.16%	1,050,000	729,488	3.76%

(1)
Ms. Baldwin is the President, Chief Executive Officer and Director of Xfone USA, Inc. and NTS Communications, Inc., two of the Company’s wholly owned subsidiaries. The address for Ms. Baldwin is 6005 88th Street, Lubbock, TX 79424, U.S.A.

(2)	Mr. Worthington is an Executive Vice President, Chief Operating Officer and Director of NTS Communications, Inc. The address for Mr. Worthington is 3517 158th Street, Lubbock, TX 79423, U.S.A.

(3)	Mr. Hoover is an Executive Vice President, and Chief Financial Officer of NTS Communications, Inc. The address for Mr. Hoover is 4818 100th Street, Lubbock, TX 79424, U.S.A.

Table 2:   U.S. Purchasers of Units in December 2007 Private Placement

On December 13, 2007, the Company entered into Subscription Agreements with the Selling Stockholders identified in the following table for the purchase of an aggregate of 1,300,000 units of our securities (each, a “Unit,” and collectively the “Units”), each such Unit consisting of two shares of our Common Stock and one warrant to purchase one share of Common Stock (each, a “Warrant,” and collectively, the “Warrants”).  The purchase price for the Units was $6.20 per Unit. The Warrants comprising the Units are currently exercisable on a one-to-one basis for a period of five years from issuance at an exercise price of $3.10 per share. The financing was completed on February 26, 2008, following the closing of our acquisition of NTS Communications. The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction.

We are registering an aggregate of 3,900,000 shares for resale by these Selling Stockholders, which consist of an aggregate of 2,600,000 shares of Common Stock included as part of the Units, and an aggregate of 1,300,000 shares of Common Stock issuable upon exercise of the Warrants.

The number of shares presented as owned in this table assumes that all Warrants are fully exercised, and that all shares offered are sold.

Name of Selling Stockholder	Number of Shares Purchased as part of the Units in connection with the December 13, 2007 Subscription Agreements	Number of Shares Issuable Upon Exercise of Warrants received in connection with the December 13, 2007 Subscription Agreements	Total Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to this Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned After the Offering		Percentage of Shares to be Beneficially Owned After the Offering
Atkinson Investment Management(1)(2)	20,115	10,057	49,181	0.27%	30,172	19,009		0.10%
Benjamin Atkinson & Paula Atkinson JTWROS(1)(2)	1,645	823	2,468	0.01%	2,468	0		--
Mr. Neil J. Gagnon & Mrs. Lois E. Gagnon JTWROS(1)(3)	3,435	1,717	5,152	0.03%	5,152	0		--
Gagnon Securities LLC P/S Plan & Trust DTD 4/26/01, Neil Gagnon & Maureen Drew(1)(3)	1,165	583	1,748	0.01%	1,748	0		--
Mrs. Wendy L. Allen & Mr. Peter L. Allen JTWROS(1)(4)	2,500	1,250	7,250	0.04%	3,750	3,500	(11)	0.02%
Brian Joseph Gagnon(1)(5)	5,000	2,500	14,500	0.08%	7,500	7,000	(11)	0.04%
Darwin Partnership(1)(3)	20,000	10,000	61,771	0.34%	30,000	31,771	(11)	0.17%
Fallen Angel Partnership(1)(3)	40,000	20,000	109,570	0.60%	60,000	49,570	(11)	0.27%
Gagnon Family Partnership(1)(3)	35,000	17,500	107,500	0.58%	52,500	55,000	(11)	0.30%
The Lois E. & Neil J. Gagnon Foundation Inc. (1)(3)	20,690	10,345	66,035	0.36%	31,035	35,000	(11)	0.19%
Mr. Neil Gagnon(1)	150,000	75,000	430,000	2.33%	225,000	205,000	(11)	1.11%
Neil J. Gagnon IRA/R/O Bear Stearns Sec Corp Cust(1)(3)	25,000	12,500	72,500	0.39%	37,500	35,000	(11)	0.19%
Mrs. Lois E. Gagnon(1)(3)	100,000	50,000	295,000	1.60%	150,000	145,000	(11)	0.79%
Mrs. Virginia Gagnon(1)(3)	1,200	600	3,300	0.02%	1,800	1,500	(11)	0.01%
Gagnon 1999 Grandchildren's Trust STS 2/1/99 Maureen Drew TTEE(1)(6)	32,000	16,000	91,426	0.50%	48,000	43,426	(11)	0.24%
Gagnon Securities LLC P/S Plan & Trust DTD 10/1/00 N. Gagnon & M. Drew TTEES(1)(3)	1,600	800	5,900	0.03%	2,400	3,500	(11)	0.02%
Gagnon Investment Associates Master Fund(1)(3)	326,000	163,000	922,446	4.98%	489,000	433,446	(11)	2.34%
Amy Lynn Stauffer(1)(4)	3,300	1,650	9,950	0.05%	4,950	5,000	(11)	0.03%
Darwin Partnership(1)(7)	31,515	15,757	79,036	0.43%	47,272	31,764		0.17%
Fallen Angel Partnership(1)(7)	54,365	27,183	137,833	0.75%	81,548	56,285		0.31%
Neil J. Gagnon IRA(1)(3)	6,490	3,245	9,735	0.05%	9,735	0		--

Mr. Neil Gagnon & Mrs. Lois Gagnon JTWROS(1)(3)	7,785	3,892	11,677	0.06%	11,677	0		--
Gagnon Securities LLC P/S Plan and Trust DTD 4/26/01 Neil Gagnon & Maureen Drew(1)(3)	685	343	1,028	0.01%	1,028	0		--
Upland Associates L. P. (1)(7)	59,755	29,877	148,465	0.81%	89,632	48,833		0.27%
Maureen Keyes Revocable Living Trust Agreement DTD 6/28/07, Maureen Keyes Trustee(1)(8)	640	320	960	0.01%	960	0		--
Mr, Dwight Lee IRA/SEP Bear Stearns Sec CorpCust(1)(7)	115	58	338	0.00%	173	165		0.00%
Mr. Henry C. Beinstein(1)(9)	50,000	25,000	75,000	0.41%	75,000	0		--
XFN-RLSI Investments, LLC(10)	1,600,000	800,000	3,000,000	15.64%	2,400,000	600,000	(11)	3.13%
TOTAL:	2,600,000	1,300,000	5,719,769	29.07%	3,900,000	1,809,769		9.20%

(1)	The address for these Selling Stockholders is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.

(2)
We have been advised that Benjamin Atkinson exercises voting and investment control over the shares owned by this selling stockholder.  Mr. Atkinson is a principal of FINRA registered broker-dealer, Gagnon Securities, LLC.

(3)
We have been advised that Neil Gagnon exercises voting and investment control over the shares owned by this selling stockholder. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC.

(4)	Ms. Wendy Allen and Ms. Any Lynn Stauffer are emancipated daughters of Mr. Neil Gagnon, a principal of FINRA registered broker-dealer Gagnon Securities LLC.

(5)	Mr. Brian Gagnon is a principal of FINRA registered broker-dealer Gagnon Securities, LLC.

(6)
We have been advised that Maureen Drew exercises voting and investment control over the shares owned by this selling stockholder. Ms. Drew is a principal of FINRA registered broker-dealer Gagnon Securities, LLC.

(7)
We have been advised that Dwight Lee exercises voting and investment control over the shares owned by this selling stockholder. Mr. Lee is a principal of FINRA registered broker-dealer Gagnon Securities, LLC.

(8)
We have been advised that Maureen Keyes exercises voting and investment control over the shares owned by this selling stockholder. Ms. Keyes is an employee of FINRA registered broker-dealer Gagnon Securities, LLC.

(9)	Mr. Beinstein is a principal of FINRA registered broker-dealer Gagnon Securities, LLC. Certain of these shares have been transferred to memebers of Mr. Beinstein’s immediate family.

(10)
The address for this selling stockholder is 1400 Gulfshore Blvd. N., Suite 148, Naples, Florida 34102.  This entity is affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor.  We have been advised that Richard L. Scott exercises voting and investment control over the shares owned by this selling stockholder.

(11)
Represents shares purchased by the Selling Stockholders in the open market, as well as shares purchased in an offering of the Company’s common stock on October 23, 2007, and on November 4, 2007.  The October 23, 2007 and Novem ber 4, 2007 offerings were made by the Company, acting without a placement agent, pursuant to the Registrant’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.  Following the effectiveness of the Registration Statement on Form SB-2, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effecitve Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement.

Table 3:  Israeli Bond and Warrant Holders

We are registering an aggregate of 956,020 shares for the resale by the Selling Stockholders identified in the following table, which shares are issuable upon exercise of warrants received in connection with an offering of the Company’s bonds (Series A) on December 13, 2007.

On December 13, 2007, and in conjunction with a private offering of the same date, the Company issued an aggregate of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007) bonds (Series A) (the “Bonds”) to Israeli institutional investors.  The Bonds will pay an initial annual interest at a rate of 9% that will be paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  Commencing on the date of listing of the Bonds on the TASE, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1%, to an annual interest rate of 8%.  The principal of the Bonds will be repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index.

The Company has also agreed to issue the holders of the Bonds, for no additional consideration, 956,020 non-tradable warrants, each exercisable at an exercise price of $3.50 with a term of 4 years (the "Warrants"). The Company issued the Warrants on March 25, 2008.

The Company engaged Excellence Nessuah (1993) Ltd. and First International & Co. - Underwriting and Investments Ltd. as pricing underwriters for the prospectus to be filed with the Israeli Securities Authority and the TASE for the listing for trade of the Bonds on the TASE. Additional details regarding the Bonds are set forth under “Management's Discussion and Analysis of Financial Condition and Results of Operations” below.

The number of shares presented as owned in this table assumes that all Warrants are fully exercised, and that all shares offered are sold.

The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any dividend, distribution, stock split, stock combination, stock consolidation, or similar transaction.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned After the Offering		Percentage of Shares to be Beneficially Owned After the Offering
Provident fund of the employees of the Hebrew University of Jerusalem Ltd(1)	10,000	0.05%	10,000	0		--
Millennium provident/education funds(2)	20,000	0.11%	20,000	0		--
Millennium provident funds(2)	45,000	0.24%	45,000	0		--
Millennium employees termination funds(2)	1,900	0.01%	1,900	0		--
Shomera Insurance Co. Ltd(3)	10,000	0.05%	10,000	0		--
Bank of Jerusalem(4)	19,500	0.11%	19,500	0		--
Provident fund of the Union Bank(5)	49,598	0.27%	9,000	40,598	(19)	0.22%
Hilat Shoam - Shoam tagmulim(6)	8,350	0.05%	8,350	0		--
Hilat Shoam - Shoam pitsuim(6)	6,000	0.03%	6,000	0		--
Hilat Shoam - Shoam ishtalmut(6)	2,150	0.01%	2,150	0		--
Prisma provident fund - Prisma Si'on - Savings fund for self-employed persons(7)	10,000	0.05%	10,000	0		--
Prisma provident fund - Prisma Ya'ad - Savings fund for self-employed persons(7)	3,000	0.02%	3,000	0		--
Prisma provident fund - Prisma Pitzuyim - General Track II - Central Severance Pay Fund(7)	25,000	0.14%	25,000	0		--
Prisma provident fund - Signon Savings Fund Bond Track(7)	1,500	0.01%	1,500	0		--
Prisma provident fund - Signon Savings Fund Index Track(7)	3,500	0.02%	3,500	0		--
Prisma provident fund - Prisma Zahav - Cautious Investments(7)	2,500	0.01%	2,500	0		--
Prisma provident fund - Prisma Katzir(7)	9,500	0.05%	9,500	0		--
Prisma provident fund - Prisma Teutsa(7)	5,000	0.03%	5,000	0		--
Prisma provident fund - Prisma Keren Or(7)	30,000	0.16%	30,000	0		--
Union bank of Israel – Nostro(8)	10,500	0.06%	10,500	0		--
IBI provident fund general(9)	9,870	0.05%	9,870	0		--
Perfect provident fund Ltd - Perfect Central Compensation Fund(10)	1,300	0.01%	1,300	0		--
Perfect provident fund Ltd - Perfect Provident Fund(10)	28,950	0.16%	28,950	0		--
Perfect provident fund Ltd - Perfect Study Fund(10)	17,350	0.09%	17,350	0		--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Severance Pay Fund – General(11)	920	0.01%	920	0		--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – General(11)	9,690	0.05%	9,690	0		--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – Shares(11)	810	0.00%	810	0		--

Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – Bonds(11)	1,360	0.01%	1,360	0	--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Education Fund – General(11)	7,640	0.04%	7,640	0	--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Education Fund – Shares(11)	510	0.00%	510	0	--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Severance Pay Fund – Value(11)	1,060	0.01%	1,060	0	--
Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Education Fund – Bonds(11)	810	0.00%	810	0	--
Menora Mivtachim Participating Policies(12)	70,000	0.38%	70,000	0	--
Menora Mivtachim Participating Policies(12)	6,000	0.03%	6,000	0	--
Menora Mivtachim Participating Policies(12)	4,000	0.02%	4,000	0	--
Menora Mivtachim Insurance ltd(12)	40,000	0.22%	40,000	0	--
Menora mivtachim heshtalmut ("Mivtachim" - Maba Le'mishtalem) (12)	5,000	0.03%	5,000	0	--
Masad heshtalmut(12)	800	0.00%	800	0	--
Morag - meerkazit le'pizuim(12)	2,500	0.01%	2,500	0	--
Menora Gemel Amir Dalled(12)	6,000	0.03%	6,000	0	--
Menora Gemel Amir Allef(12)	700	0.00%	700	0	--
Menora Gemel Peles Allef(12)	1,000	0.01%	1,000	0	--
Menora Gemel Peles Dalled(12)	3,000	0.02%	3,000	0	--
Menora Gemel clali(12)	4,000	0.02%	4,000	0	--
Menora Gemel General B(12)	1,500	0.01%	1,500	0	--
Menora heshtalmut clali(12)	3,000	0.02%	3,000	0	--
Menora heshtalmut General B(12)	1,000	0.01%	1,000	0	--
Menora merkazit lepituim clali(12)	1,300	0.01%	1,300	0	--
Menora merkazit lepituim clali b(12)	200	0.00%	200	0	--
Hadas Mercantile provident fund – Index.(13)	1,100	0.01%	1,100	0	--
Hadas Mercantile education fund - General. (13)	15,350	0.08%	15,350	0	--
Hadas Mercantile education fund – Bonds. (13)	300	0.00%	300	0	--
Hadas Mercantile illnes payment fund. (13)	850	0.00%	850	0	--
Hadas Mercantile provident fund - General. (13)	8,000	0.04%	8,000	0	--
Mercantile Workers Provident fund. (13)	5,500	0.03%	5,500	0	--
Bar Yaziv Provident fund Ltd. (13)	42,000	0.23%	42,000	0	--
Hadas Mercantile central severance fund. (13)	5,900	0.03%	5,900	0	--
Yevul Kibutz Members Provident fund. (13)	1,000	0.01%	1,000	0	--
Keren hahisachon litsva hakeva limited(14)	28,600	0.16%	28,600	0	--

Migdal Platinum Tagmulim Klali(15)	5,300	0.03%	5,300	0	--
Migdal Platinum Kaal Maoz(15)	3,800	0.02%	3,800	0	--
Migdal Gemel Platinum Ltd –Bonds(15)	7,500	0.04%	7,500	0	--
Migdal Gemel Platinum Ltd – General(15)	5,300	0.03%	5,300	0	--
Yashir investment house (provident funds) trustee account for Yashir hishtalmut klali(16)	9,900	0.05%	9,900	0	--
Yashir investment house (provident funds) trustee account for Yashir gemel klali(16)	16,000	0.09%	16,000	0	--
Yashir investment house (provident funds) trustee account for Yashir pitzuim klali(16)	1,680	0.01%	1,680	0	--
Yashir investment house (provident funds) trustee account for Yashir hishtalmut agach(16)	900	0.00%	900	0	--
Yashir investment house (provident funds) trustee account for Yashir gemel agach(16)	1,400	0.01%	1,400	0	--
Yashir investment house (provident funds) trustee account for etgarim gemel klali(16)	9,540	0.05%	9,540	0	--
Yashir investment house (provident funds) trustee account for etgarim pitzuim klali(16)	4,380	0.02%	4,380	0	--
Yashir investment house (provident funds) trustee account for etgarim gemel madad(16)	220	0.00%	220	0	--
Yashir investment house (provident funds) trustee account for etgarim pitzuim madad(16)	1,030	0.01%	1,030	0	--
Yashir I.D.I insurance company - Nostro(16)	21,200	0.11%	21,200	0	--
Yashir I.D.I insurance company trustee account for agach klali(16)	1,600	0.01%	1,600	0	--
Yashir Provident fund trustee account for Yashir miron(16)	16,200	0.09%	16,200	0	--
Yashir Provident fund trustee account for Yashir merkazit le Pitzuim(16)	13,000	0.07%	13,000	0	--
Yashir Provident fund trustee account for Yashir atidot(16)	13,000	0.07%	13,000	0	--
Yashir Provident fund trustee account for Yashir Mishtalem B(16)	12,500	0.07%	12,500	0	--
Yashir Provident fund trustee account for Yashir teuza(16)	300	0.00%	300	0	--
Yashir Provident fund trustee account for Yashir matan(16)	300	0.00%	300	0	--
Yashir Provident fund trustee account for Yashir menifa(16)	300	0.00%	300	0	--
Yashir Provident fund trustee account for Yashir keren hashefa(16)	21,000	0.11%	21,000	0	--
Yashir Provident fund trustee account for Yashir Mishtalem A(16)	18,000	0.10%	18,000	0	--
Yashir Provident fund trustee account for Yashir hamelacha(16)	200	0.00%	200	0	--
Yashir Provident fund trustee account for Yashir pitzuim hamelacha(16)	200	0.00%	200	0	--
The Phoenix Insurance Company Ltd - Unit Link(17)	38,000	0.21%	38,000	0	--
The Phoenix Provident Fund(17)	7,600	0.04%	7,600	0	--

The Phoenix Provident Fund - For Education(17)	11,400	0.06%	11,400	0	--
The Phoenix Pension and provident fund(17)	38,000	0.21%	38,000	0	--
Harel Insurance Company Ltd(18)	28,000	0.15%	28,000	0	--
Harel Insurance Company Ltd(18)	11,900	0.06%	11,900	0	--
Dikla Insurance Company Ltd(18)	2,400	0.01%	2,400	0	--
Dikla Insurance Company Ltd(18)	660	0.00%	660	0	--
Harel Pension Fund Management Company Ltd(18)	16,700	0.09%	16,700	0	--
Harel Pension Fund Management Company Ltd(18)	400	0.00%	400	0	--
Harel Insurance Company Ltd(18)	4,360	0.02%	4,360	0	--
Harel Insurance Company Ltd(18)	180	0.00%	180	0	--
Harel Insurance Company Ltd(18)	120	0.00%	120	0	--
Nativ Keren Pensia Shel Poalei Veovdei Mifelei Meshek Hahistadrut Ltd(18)	2,000	0.01%	2,000	0	--
Harel Provident Funds ltd(18)	25,280	0.14%	25,280	0	--
Harel Provident Funds ltd(18)	5,740	0.03%	5,740	0	--
Harel Provident Funds ltd(18)	400	0.00%	400	0	--
Atidit Provident Funds ltd(18)	160	0.00%	160	0	--
Harel Provident Funds ltd(18)	2,800	0.02%	2,800	0	-
Harel Provident Funds ltd(18)	2,960	0.02%	2,960	0	--
Harel Provident Funds ltd(18)	380	0.00%	380	0	--
Atidit Provident Funds ltd(18)	180	0.00%	180	0	--
Atidit Provident Funds ltd(18)	100	0.00%	100	0	--
Atidit Provident Funds ltd(18)	280	0.00%	280	0	--
Total	996,618	5.16%	956,020	40,598	0.21%

(1)	The address for this selling stockholder is High Tech Village 2/2, Campus Giv'at Ram, Jerusalem, 91904, Israel.

(2)	The address for this selling stockholder is 14 Nahmani St. (Ofer House), 9th Floor, Tel Aviv, 65794, Israel.

(3)
The address for this selling stockholder is 23 Hasibim St. (Shomera house), 3rd Floor, Petach Tikva, 49170, Israel.  We have been advised that Menora Mivtachim Insurance Ltd exercises voting and investment control over the shares beneficially owned by this selling stockholder.

(4)	The address for this selling stockholder is 9 Ahad Ha-am St. (Shalom Tower), Tel Aviv, 61291, Israel.

(5)	The address for this selling stockholder is 9 Ahad Ha-am St. (Shalom Tower), 19th Floor, Tel Aviv, 65251, Israel.

(6)	The address for this selling stockholder is Ben Gourion 2 (Tower B.S.R 1), Ramat-Gan, 52573, Israel. We have been advised that the Managing Company of this Selling Stockholder is Gaon Gemel Ltd.

(7)
The address for this selling stockholder is 52 Menachem Begin St. (Sonol Tower), 19th Floor, Tel Aviv, 67137, Israel.  We have been advised that the Managing Company of this Selling Stockholder is Prizma Provident Funds Ltd / Prizma New Provident Funds Ltd.

(8)	The address for this selling stockholder is 9 Ahad Ha-am St. (Shalom Tower), 1st Floor, Tel Aviv, 65251, Israel.

(9)
The address for this selling stockholder is 9 Ahad Ha-am St. (Shalom Tower), 27th Floor, Tel Aviv, 61291, Israel.  We have been advised that the Managing Company of this Selling Stockholder is IBI Gemel Ltd.

(10)	The address for this selling stockholder is 65 Rothschild St., 3rd Floor, Tel Aviv, 65785, Israel. We have been advised that Managing Company of this Selling Stockholder is Perfect provident fund Ltd.

(11)
The address for this selling stockholder is 21 Ha'arbaa St. (Platinum Tower), 19th Floor, Tel Aviv, 64739, Israel.  We have been advised that Eldad Tamir, Danny Fishman, Ayre Friedman, Ben-Zion Levi, Arik Boider, and Yaniv Aharon exercise voting and investment control over the shares beneficially owned by this selling stockholder.  We have been advised that these Selling Stockholders are indirectly controlled by an entity that is a part of RBC Financial Group, which includes a registered broker-dealer entity.

(12)
The address for this selling stockholder is 115 Allenby St. (Menora House), 12th Floor, Tel Aviv, 61008, Israel.  We have been advised that Menora Mivtachim Holdings Ltd. / Menora Mivtachim Finance Ltd exercise voting and investment control over the shares beneficially owned by this selling stockholder.

(13)
The address for this selling stockholder is 56 Maze St., 1st Floor, Tel Aviv, 65789, Israel.  We have been advised that the Selling Shareholder is an affiliate of Middlegate Securities Ltd., registered broker-dealer.

(14)
The address for this selling stockholder is 11 Menachem Begin St. (Ayalon Tower), 9th Floor, Ramat-Gan, 52521, Israel.  We have been advised that the Managing Company of this Selling Stockholder is Keren Hahisachon Ltzva Hakeva - Provident Funds Management Company Ltd. and that Mr. Yoav Kabeblom and Mrs. Viki Zvolon share voting and investment control over the shares beneficially owned by this selling stockholder.

(15)
The address for this selling stockholder is 28 Ahad Ha-am St., 1st Floor, Tel Aviv, 67135, Israel.  We have been advised that the Managing Company of this Selling Stockholder is Migdal Portfolio Management Ltd.    Affiliated entities of these Selling Stockholders purchased an aggregate 350,000 shares of our Common Stock in an offering on November 4, 2007.  We made this offering without a placement agent, pursuant to our Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.   Following the effectiveness of the Registration Statement, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effecitve Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement. We have been advised that Bear Stearns is one of the entities that holds Migdal.

(16)
The address for this selling stockholder is 35 Efal St., 11th Floor, Kiryat Arye, Petach Tikva, 49511, Israel.  Yashir Investment House Providence Funds Ltd., an affiliated entity of these Selling Stockholders, purchased an aggregate 125,000 shares of our Common Stock in an offering on November 4, 2007 We made this offering without a placement agent, pursuant to our Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.  Following the effectiveness of the Registration Statement, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effecitve Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement.

(17)
The address for this selling stockholder is Hashalom Rd., Vered Tower (20th floor) 53, Givataim, 53454, Israel.  We have been advised that The Phoenix Gemel Ltd exercises voting and investment control over the shares beneficially owned by this selling stockholder.  Israeli Phoenix Assurance Company Ltd., an affiliated entity of these Selling Stockholders, purchased 110,000 restricted shares of our Common Stock on April 6, 2006, in connection with a Securities Purchase Agreement dated November 23, 2005.  Such entity also purchased 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share, each of which is exercisable for a period of 5 years.

(18)
The address for this selling stockholder is 3 Abba Hillel St. (Harel Building) 8th Floor, Ramat Gan, 52118, Israel.  We have been advised that Managing Company of this Selling Stockholder is Harel Gemel Ltd / Atidit Gemel Ltd.

(19)
Represents shares purchased by the Selling Stockholders in an offering of our Common Stock on November 4, 2007.  We made this offering without a placement agent, pursuant to our Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007. Following the effectiveness of the Registration Statement, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effecitve Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement.

Table 4:   Former Shareholders of Equitalk.co.uk Limited

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted Common Stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our Common Stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years (the “Equitalk Warrants”).  Pursuant to the terms of the Equitalk Agreement, we notified the Equitalk Warrant holders that we were registering certain shares of our Common Stock on a registration statement under the Securities Act, of which this Prospectus is a part, and, at the request of certain of these Equitalk Warrant holders, we agreed to include in such registration statement, and register for their resale, the shares of our Common Stock underlying their Equitalk Warrants.  Accordingly, we are registering an aggregate of 271,219 shares for resale by the Selling Stockholders identified below, which consist of 271,219 shares of our Common Stock issuable upon exercise of certain of the Equitalk Warrants.  The number of shares presented as owned in this table assumes that all of the Equitalk Warrants relating to the 271,219 shares of Common Stock being registered hereunder are fully exercised, and that all 271,219 shares offered are sold.

Name of Selling Stockholder	Number of Shares Issuable Upon Exercise of Equitalk Warrants	Total Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to this Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned After the Offering	Percentage of Shares to be Beneficially Owned After the Offering
David Abel-Smith	5,386	5,386	0.03%	5,386	0	0.00%
James Aird	1,011	2,454	0.01%	1,011	1,443	0.01%
Lady M Aird	1,687	4,094	0.02%	1,687	2,407	0.01%
Rebecca Aird	676	1,641	0.01%	676	965	0.01%
Sir John Aird	11,221	27,231	0.15%	11,221	16,010	0.09%
Norma Barrett	3,358	8,150	0.04%	3,358	4,792	0.03%
Bell Group Pension Scheme(1)	5,878	14,265	0.08%	5,878	8,387	0.05%
Jennifer Susan Burton(2)	3,358	8,150	0.04%	3,358	4,792	0.03%
John Mark Burton(2)	22,198	53,871	0.29%	22,198	31,673	0.17%
Cantay Investments Limited(3)	2,693	6,535	0.04%	2,693	3,842	0.02%
John Lucius Arthur Cary	11	26	0.00%	11	15	0.00%
Angela Cronk	5,618	13,635	0.07%	5,618	8,017	0.04%
JJT Cronk	1,757	4,265	0.02%	1,757	2,508	0.01%
Michael AJ Cronk	19,472	47,257	0.26%	19,472	27,785	0.15%
Fast Guides Limited(4)	7,695	18,675	0.10%	7,695	10,980	0.06%
Pamela Hillyard	141	342	0.00%	141	201	0.00%
John BH Jackson	1,968	4,777	0.03%	1,968	2,809	0.02%
Simon Donald Meiklejohn	6,110	14,829	0.08%	6,110	8,719	0.05%
Mint House Nominees Limited(5)	3,710	3,710	0.02%	3,710	0	0.00%
Farshid and Maria Louise Nowshadi	32	78	0.00%	32	46	0.00%
Mind CTI Limited(6)	2,352	5,708	0.03%	2,352	3,356	0.02%
Oxford Technology 2 Venture Capital Trust plc(7)	56,568	137,283	0.74%	56,568	80,715	0.44%
Oxford Technology 3 Venture Capital Trust plc(7)	37,826	91,798	0.50%	37,826	53,972	0.29%
Oxford Technology Venture Capital Trust plc(7)	14,768	35,840	0.19%	14,768	21,072	0.11%
John Duncan Price	2,942	7,139	0.04%	2,942	4,197	0.02%
Jonathan Christopher Price	4,786	11,614	0.06%	4,786	6,828	0.04%
Rachel Elizabeth Price	4,786	11,614	0.06%	4,786	6,828	0.04%
James Joseph Ruane(8)	22,041	53,491	0.29%	22,041	31,450	0.17%
Richard Vessey(1)	21,170	51,377	0.28%	21,170	30,207	0.16%
TOTAL:	271,219	645,235	3.46%	271,219	374,016	2.01%

(1)	Richard Vessey serves as the Trustee for the Bell Group Pension Scheme and accordingly has voting and/or investment control over the securities it holds.

(2)
Mr. Burton is Managing Director of Xfone's UK based subsidiaries.  Please see “Significant Employees” below. In addition to the shares reflected in the table, Mr. Burton holds options to purchase 300,000 shares of Xfone’s common stock. These options were granted on July 11, 2006 under the Company’s 2004 Plan and in conjunction with a July 3, 2006 Service Agreement between Xfone, Swiftnet Limited and Mr. Burton. The options are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.  Jennifer Susan Burton is Mr. Burton’s wife.

(3)           Roger J. Watts has voting and/or investment control over the securities held by Cantay Investments Limited.

(4)	Michael Crock, a director of Fast Guide Limited, has voting and/or investment control over the securities held by Fast Guide Limited.

(5)           David Ring has voting and/or investment control over the securities held by Mint House Nominees Limited.

(6)	MIND CTI Limited was formerly known as Omnicom Comunication Limited. Itay Barzilay has voting and investment control over the securities held by this Selling Stockholder.

(7)           J.L.A. Cary has voting and/or investment control over the securities held by these Selling Stockholders.

(8)           Mr. Ruane is employed with Swiftnet Ltd., our subsidiary, and has been our employee since July 3, 2006.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market where our Common Stock may be listed or quoted (currently the American Stock Exchange and the Tel Aviv Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of Common Stock being offered for resale by this Prospectus may be sold by the selling security holders by one or more of the following methods:

•
block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	market sales (both long and short to the extent permitted under the federal securities laws);

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Stockholders of its warrants, options or shares of Common Stock to any pledgee, donee or other transferee, we will amend this Prospectus and the Registration Statement of which this Prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of Common Stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell the shares of Common Stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Stockholders may pledge shares of Common Stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of Common Stock from time to time. Upon a sale of the shares of Common Stock, the Selling Stockholders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Common Stock.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Common Stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

Capitalization

Common Stock:

Authorized - 75,000,000 (par value $0.001)
Issued and outstanding as of July 31, 2008 - 18,376,075

Preferred Stock:

Authorized / Issued and outstanding as of July 31, 2008 - None

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE,  the Company agreed that as long as its shares are listed for trading on the TASE,  the Company shall not create, issue or allot shares of a class other than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of  Section 46B(A)(1) of the  Israel  Securities Law, 1968.

Treasury Stock:

Issued and outstanding as of July 31, 2008 - None

Warrants:

Issued and outstanding as of July 31, 2008 - 7,015,709

Each issued and outstanding warrant is exercisable into one share of Common Stock at an exercise price range of $2.86 - $6.80 per share.

Options under the Company's 2004 Stock Option Plan:

Authorized - 5,500,000

Granted and outstanding as of July 31, 2008 - 4,215,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $3.146 - $3.50 per share.

Plan Administrator (Pool + Terminated) as of July 31, 2008 - 1,274,595

Exercised as of July 31, 2008 - 10,405

Options under the Company's 2007 Stock Incentive Plan:

Authorized - 8,000,000

Granted and outstanding as of July 31, 2008 - 1,050,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price of $2.794 per share.

Plan Administrator (Pool + Terminated) as of July 31, 2008 - 6,950,000

Exercised as of July 31, 2008 - None

Convertible Note:

On September 27, 2005, a Securities Purchase Agreement (the “Securities Purchase Agreement”) was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a Convertible Term Note secured by the Company's United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company's Common Stock at an initial conversion price equal to $3.48 per share. In conjunction with this financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. In conjunction with the Secured Convertible Term Note, and pursuant to a Registration Statement on Form SB-2 which was declared effective by the U.S. Securities and Exchange Commission on February 10, 2006, the Company registered 574,713 shares of Common Stock (the maximum amount of shares that could have been issued upon conversion).

The outstanding balance on the Convertible Term Note as of July 31, 2008 is $156,976.

Dividends

No cash dividend was declared in 2005, 2006, 2007, or through the date of this Prospectus.

Description of Rights and Liabilities of Common Stockholders

Dividend Rights - The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

Voting Rights - Each holder of the Company's Common Stock is entitled to one vote for each share held on record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of more than fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued Common Stock without future stockholder action.

Classification of Board of Directors –  On October 25, 2007, the Company’s Board of Directors adopted amendments to the Company’s Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s current membership into three classes, Class A, Class B and Class C. Currently, Classes A and B are each comprised of three (3) directors, and Class C has two (2) directors, as shown in the table below:

Director	Class
Abraham Keinan	Class A
Guy Nissenson	Class A
Shemer Shimon Schwarz	Class A
Eyal Josef Harish	Class B
Aviu Ben-Horrin	Class B
Itzhak Almog	Class B
Morris Mansour	Class C
Israel Singer	Class C

On December 17, 2007, the Company’s stockholders re-elected the eight directors to the classes shown above to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death. In order to create a staggered board, the directors serving in Class A of the Board will serve for one year, and then will be up for re-election for a three year term at the 2008 annual meeting of stockholders, the directors serving in Class B of the Board will serve for two years, and then will be up for re-election for a three year term at the 2009 annual meeting of stockholders, and the directors serving in Class C of the Board will serve for three years, and then will be up for re-election for another three year term at the 2010 annual meeting of stockholders.

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election of directors will be held at each annual meeting for each class of directors having nominees for election at such annual meeting.

Liquidation Rights - Upon liquidation, the holders of the Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights - Holders of Common Stock are not entitled to preemptive rights.

Redemption rights - No redemption rights exist for shares of Common Stock.

Sinking Fund Provisions - No sinking fund provisions exist.

Further Liability for Calls - No shares of Common Stock are subject to further call or assessment by the Company.

Potential Liabilities of Common Stockholders to State and Local Authorities - No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

MARKET FOR OUR SHARES

As of June 8, 2005, our Common Stock is quoted and traded under the symbol “XFN” on the American Stock Exchange (“AMEX”). As of July 24, 2006, our Common Stock is also quoted and traded under the symbol “XFN” on the Tel Aviv Stock Exchange (“TASE”).

On July 31, 2008, the closing price of our Common Stock was $2.80 (AMEX) / 9.552 NIS (TASE).

There is a limited trading market for our Common Stock. There is no assurance that a regular trading market for our Common Stock will develop or if developed that it will be sustained. A shareholder in all likelihood, therefore, may not be able to resell his securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Below is the market information pertaining to the range of the high and low closing price of our Common Stock for each quarter since 2003. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Period	Low	High

2008
Second Quarter	$2.90	$3.90
First Quarter	$2.82	$3.60

2007
Fourth Quarter	$2.84	$3.88
Third Quarter	$2.34	$3.05
Second Quarter	$2.50	$3.70
First Quarter	$2.40	$2.89

2006
Fourth Quarter	$2.26	$2.90
Third Quarter	$2.18	$2.85
Second Quarter	$2.65	$3.01
First Quarter	$2.68	$3.84

2005
Fourth Quarter	$2.30	$3.09
Third Quarter	$2.90	$3.40
Second Quarter	$2.80	$3.30
First Quarter	$2.50	$4.29

2004
Fourth Quarter	$1.95	$3.35
Third Quarter	$3.00	$3.75
Second Quarter	$3.20	$3.95
First Quarter	$3.45	$5.75

2003
Fourth Quarter	$3.15	$6.00
Third Quarter	$0.69	$3.45
Second Quarter	$0.39	$0.75
First Quarter	$0.35	$0.90

The source of the above information is http://www.amex.com.

Holders

On July 31, 2008, there were 322 holders of record of our Common Stock.

Dividends

No cash dividend was declared in 2005, 2006, 2007, or through the date of this Prospectus.

Securities Authorized For Issuance under Equity Compensation Plans

Equity Compensation Plan Information
as of December 31, 2007

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under the Plan
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,519,159	$3.69	8,078,700
Equity compensation plans not approved by security holders	--	--	--
Total	11,519,159	$3.69	8,078,700

(1)           Represents the number of shares issuable under the Company’s 2004 Stock Option Plan (the “2004 Plan”) and 2007 Stock Incentive Plan (the “2007 Plan”). On November 24, 2004, our board of directors approved and adopted the principal items forming our 2004 Plan which is designated for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. On November 1, 2005, the 2004 Plan was approved by our board of directors, and on March 13, 2006 by our shareholders, at a Special Meeting. Under the 2004 Plan, the Plan Administrator is authorized to grant options to acquire up to a total of 5,500,000 shares of Common Stock. On October 28, 2007, our Board of Directors adopted and approved the Company’s 2007 Plan, and on December 17, 2007, our shareholders approved this plan at the Annual Meeting of stockholders. The 2007 Plan authorizes the issuance of awards for up to a total of 8,000,000 shares of our Common Stock underlying such awards.

LEGAL REPRESENTATION

The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

EXPERTS

Our consolidated balance sheet as of December 31, 2007 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this Prospectus are in reliance on the report of Stark Winter Schenkein & Co., LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The audited consolidated financial statements of NTS and subsidiaries for the years ended July 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, included in this Prospectus are in reliance on the report of Phillips & Associates, CPA’s, certified public accounting firm, given on the authority of that firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor Portland, OR 97204.

BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding and managing company providing international voice, video and data communications services with operations in the United States, the United Kingdom and Israel offering a wide range of services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers worldwide.

In February 2007, we moved our principal executive offices from the UK to Flowood, Mississippi, and shared executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc. The headquarters of Xfone USA and our principal executive offices recently moved from the Flowood, Mississippi location to Lubbock, Texas, to the existing headquarters of NTS Communications, Inc., which we acquired in February 2008. See “NTS Communications, Inc.” below.

Swiftnet Limited

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

Xfone 018 Ltd.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international and local carrier services.

WS Telecom, Inc.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

I-55 Internet Services, Inc.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our Common Stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our Common Stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 by $104,948.46, which represents adjustments made to the 90-Day column, Trade Accounts, and certain accounts that had previously been listed as having 90-Day balances but were subsequently confirmed as not having 90-Day balances, and by the final amount billed to EBI Comm, Inc. (“EBI”) in 2005 prior to the assets of EBI being purchased by Xfone USA, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the claims by the shareholders of I-55 Internet Services.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1 and accepted the figure agreed upon with respect to Claim #2.  On or about May 12, 2008, after further negotiations, Xfone USA and I-55 agreed to value Claim #1 at $143,017.11 and Claim #2 at $140,750.00 for a total agreed loss of $283,767.11.  This resulted in the Company’s receipt of 62,850 shares of Xfone Common Stock and 44,470 Xfone Stock Warrants from the Escrow Account in satisfaction of these claims (the “Returned Xfone Stock and Warrant Consideration”) and the balance of the Xfone Common Stock and Xfone Stock Warrants remaining in the Escrow Account was distributed to the selling I-55 Internet shareholders and the escrow account was closed out on June 16, 2008. The components of the Returned Xfone Stock and Warrant Consideration were cancelled by the Company on June 3, 2008.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our Common Stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

I-55 Telecommunications, LLC

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our Common Stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our Common Stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications. Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants. The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of Common Stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier-switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

EBI Comm, Inc.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007 and final payment on January 25, 2008. The acquisition was not significant from an accounting perspective.

Canufly.net, Inc.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of Common Stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earn out provisions in the Asset Purchase Agreement the Company issued in March 2007 an additional 20,026 restricted shares of Common Stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

Story Telecom

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company owned and controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital.

Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Following the acquisition, Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On March 25, 2008, we purchased from Mr. Davison and Trecastle Holdings Limited, the shares of common stock of Story Telecom, Inc. that each party owned, respectively, for an aggregate purchase price of £270,000 ($538,083), pursuant to the terms of a Securities Purchase Agreement entered into between the parties on that date. Upon acquisition of the shares of common stock of Story Telecom, Inc. from Mr. Davison and Trecastle Holdings, Story Telecom, Inc. became our wholly owned subsidiary.

Equitalk.co.uk Limited

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted Common Stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our Common Stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

Auracall Limited

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (“Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $619,658), was payable in monthly installments beginning in September 2007 and continued through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

NTS Communications, Inc.

On August 22, 2007, we entered into a Stock Purchase Agreement (the “NTS Purchase Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS, to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS shareholders that entered into the Agreement (the “NTS Sellers”) to 100%.   On February 14, 2008, we entered into a First Amendment to the NTS Purchase Agreement to amend the agreement to further extend the expiration date for the closing of our acquisition of NTS.  On February 26, 2008, we entered into a Second Amendment to the NTS Purchase Agreement which amended, among other things, the definition and elements of working capital, as such term is defined in the NTS Purchase Agreement, and increased the escrow amount. On April 25, 2008, we entered into a Third Amendment, pursuant to which we agreed to an extension of time for the calculation and payment of the post closing working capital adjustment under the NTS Purchase Agreement.

The acquisition closed on February 26, 2008.  Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became our wholly owned subsidiaries.

The purchase price for the acquisition set forth in the NTS Purchase Agreement was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the NTS Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to our advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid as follows:

•	$35,414,715 was paid in cash; and

•
2,366,892 shares of our Common Stock were issued to certain NTS Sellers who elected to reinvest all or a portion of their allocable sale price in our Common Stock, pursuant to the terms of the NTS Purchase Agreement. Our Board of Directors determined, in accordance with the NTS Purchase Agreement, the number of shares of our Common Stock to be delivered to each participating NTS Seller by dividing the portion of such NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of our Common Stock by 93% of the average closing price of our Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Sellers was $6,485,284.

Recent Developments

On March 17, 2008, Xfone 018 entered into an Agreement of Principles with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”), pursuant to which Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns (the “Agreement of Principles”).  Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.  Pursuant to the Agreement of Principles, the purchase price for the acquisition is NIS 44,000,000 (approximately $12,418,854), subject to adjustment as set forth in the agreement, payable in three installments, as follows:

•	On the closing date, NIS 15,500,000 (approximately $4,374,824) (the “First Installment”);

•	By November 20, 2008, NIS 15,500,000 (approximately $4,374,824), subject to adjustment resulting from linkage to the Consumer Price Index (the “Second Installment”); and

•	By November 1, 2009, NIS 13,000,000 (approximately $3,669,207), subject to adjustment resulting from linkage to the Consumer Price Index (the “Third Installment”).

Xfone 018 will have all rights as a shareholder of Robomatix upon closing of the acquisition and payment of the First Installment.

Pursuant to the Agreement of Principles, we, as the parent company of Xfone 018, have agreed to sign a letter of guarantee with respect to the Second Installment and the Third Installment.

As of the date of this Prospectus, negotiations between Xfone 018, Tiv Taam and the management and employees of Tadiran Telecom LP have not been exhausted. There is no assurance that the transaction will be successfully concluded.

Our Principal Services and Their Markets

United Kingdom

We provide through our United Kingdom operations (Swiftnet, Equitalk, Story Telecom and Auracall) the following telecommunication products / services:

Services provided by Swiftnet

Telephony Services
•
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

•
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1689.”

•
Calling Cards: This service is available to all our subscribers. The Calling Card works by using an access number and a PIN code, and offers a convenient and easy way to make calls virtually anywhere in the UK, as well as from 27 other destinations worldwide.

Messaging Services
•	Email2Fax: Allows users to send fax messages directly from their email or web software.

•	Cyber-Number: Allows users to receive fax messages directly to their email software via a personal number.

•	Email/Fax Broadcast: This service allows the user to send multiple personalized faxes and emails to thousands of users in minutes.

Internet Based Customer Service
•	Our Internet based customer service and on-line registration (found at www.swiftnet.co.uk) includes full details on all our products and services.

Our UK based subsidiary, Swiftnet Limited owns and operates its own facilities-based telecommunications switching system.

Services Provided by Equitalk.co.uk

Telephony Services
•
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

•
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1664.”

•
Internet/Data Service: We provide high-speed Internet access to residential customers utilizing the digital data network of Griffin Internet. Our ADSL service provides up to 8 Mbps of streaming speed combined with Static IP addresses, as well as multiple mailboxes. Our Internet/Data services are bundled with our voice services for residential and business customers.

•
Conference Service: We provide web-managed low cost teleconferencing services through our partnership with Auracall Limited. Up to 10 people can call in to a conference circuit and be joined together by dialing the same PIN. There is no need to reserve a conference call in advance and each caller pays for their own call.

Internet Based Customer Service and Billing Interface
•
Our Internet based customer service and billing interface (found at www.equitalk.co.uk) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Services provided by Story Telecom
•
Prepaid Calling Cards: Story Telecom initiates, markets and distributes Prepaid Calling Cards that are served by our switch and systems. Story Telecom supplies the Prepaid Calling Cards to retail stores through its network of dealers. The Calling Card enables the holder to call anywhere in the world by dialing either a toll free number or a local access number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private PIN code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

•
Story Direct and Story Mobile: These services allow any individual with either a BT line or a mobile phone to make international calls at a lower cost and without prepayment for setting up an account with another carrier. These services can be accessed by any business or residential user through Story Telecom website, found at www.storytelecom.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates or their network operator’s rates by gaining access to our switch and providing savings on a per minute basis.

•
Text & Talk: This service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface
•	Our Internet based customer service (found at www.storytelecom.co.uk) includes full details on all our products and services.

Services provided by Auracall
•
Free Time:  This service allows any individual with a BT line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates by gaining access to our switch and providing savings on a per minute basis.

•
T-Talk:  This service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface
•	Our Internet based customer service (found at www.auracall.co.uk) includes full details on all our products and services.

United States

We provide through our United States operations (Xfone USA and NTS Communications) the following telecommunication products / services:

Services provided by Xfone USA
•
Local Telephone Service: Using our own network in concentrated local areas throughout Mississippi and Louisiana and utilizing the underlying network of BellSouth Telecommunications, Inc. (the new ATT), outside of our local areas, we provide local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Alabama, Florida, Georgia, Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

•
Long Distance Service: We use our own network where available and QWEST, a nationwide long distance carrier, as our underlying long distance network provider. In conjunction with Local Telephone Services, we provide Long Distance Services to our residential and business customers. We provide two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers we also provide Dedicated Services such as T-1 and PRI Services. Our long distance services are only available to customers who use our local telephone services.

•
Internet/Data Service: We provide high-speed broadband Internet access to residential and business customers utilizing our own integrated digital data network and utilizing the broadband gateway network of the new ATT. Our DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Our DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. We also provide dial-up Internet access service for quick and dependable connection to the web. Our Internet/Data services are stand-alone products or are bundled with our voice services for residential and business customers.

•
Customer Service: Customer Service is paramount at Xfone USA and is one of our major differentiating characteristics, thus tantamount to being one of our product offerings. Customers have been conditioned to accept poor customer service from the larger monopoly companies because they have never had any real choice in service providers, especially in the residential market. Our attentive customer service department is an additional “product offering” which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

•
Customer Premise Equipment (“CPE”): Xfone USA also resells a variety of CPE and CPE related services to its customers.  Primarily, these sales involve acting with NTS Comunications, Inc. as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company.

Our US based subsidiary, Xfone USA, Inc. owns and operates its own facilities-based telecommunications carrier class-switching platform.

Services provided by NTS Communications

Retail Services
•
Local Services: NTS delivers local telephony service to its customers through an “on-net” UNE-L connection, including voice mail, caller ID, forwarding, 3-way calling, blocking, and PBX services.  In addition, NTS sells ”off-net” total service resale lines which contribute less than 7% of total local service revenue.  NTS provides UNE-L services in Lubbock, Abilene, Amarillo, Midland, Odessa, Pampa, Plainview, and Wichita Falls, Texas.  NTS provides local services via FTTP in Lubbock and Wolfforth.  NTS provides resold local services throughout Texas via its resale agreement with AT&T.

•
Retail Long Distance Services: NTS offers a full range of long distance services to its customers, including competitively priced switched long distance (including intrastate, interstate, and international), toll-free service, dedicated T-1 long distance and calling cards.  The vast majority of its customers are concentrated in West Texas.  Approximately 10% of long distance customers are in Arizona, New Mexico, Oklahoma, Kansas, and Colorado.

•
Internet Data Services: NTS began offering broadband service in 1999.  Download speeds range from 500 Kilobits to 100 Megabits per second, depending on the end user’s distance from an NTS collocation or the type of facilities used to deliver the service.  NTS launched dial-up service in 1985.  NTS provides broadband and dial-up Internet service in all of its Texas markets.

•
Fiber-Based Services (“Fiber to the Premise or FTTP”): As an integrated telecom provider, NTS is capable of providing quality triple play (voice, digital video & data) on one bill at competitive prices to its FTTP customers.  NTS offers a full selection of video services, including basic cable, video on demand, HDTV and DVR.  NTS is a member of the National Cable Television Cooperative and as a member obtains favorable programming rates from most major networks.  NTS provides FTTP service in Lubbock and Wolfforth, Texas.

•
Customer Premise Equipment (“CPE”): NTS resells a variety of CPE and CPE related services to its customers.  Primarily, these sales involve NTS acting as an authorized dealer for Toshiba phone systems. These systems are sold to customers either on a stand-alone basis, or in conjunction with the purchase of local, long distance, and/or data services from the company.

Wholesale Services
•
Private Line Services: NTS offers aggregation and resale of leased fiber transport network from AT&T and other fiber network operators.  This service is mostly provided for carrier customers that need direct network connectivity, as well as enterprises that require dedicated branch office connections.  Services are generally offered under 1-year contracts for a fixed amount per month.  NTS provides private line service nationwide.

•
Wholesale Switched Termination Services: NTS sells its wholesale-switched minutes to local telecom companies who do not have the volume to warrant attractive pricing from AT&T and other large carriers.  NTS provides multi-regional switched termination, switched toll free origination and wholesale Internet access services to various carrier customers.  Services are generally offered for a fixed amount per minute.  NTS provides wholesale switched termination services to customers via network connections in NTS POPs and switch sites.

Internet Based Customer Service
•	Our Internet based customer service (found at www.ntscom.com) includes full details on all our retail products and services.

Our US based subsidiary, NTS Communications, Inc., owns and operates its own facilities-based telecommunications switching system.

Future Plans

Levelland/Smyer FTTP Opportunity

NTS, through its wholly owned subsidiary, NTS Telephone Company, LLC, plans to extend its FTTP network to the nearby communities of Levelland (located 30 miles west of Lubbock) and Smyer (approximately 15 miles west of Lubbock).  Upon project completion, these communities will add approximately 6,200 passings to the NTS FTTP footprint and bring total FTTP passings to approximately 21,000.  NTS Telephone Company, LLC, has received approval from the Rural Utilities Service (“RUS”) for an $11.8 million, 17-year debt financing to complete this overbuild.  The RUS loan is non-recourse to NTS and all other NTS subsidiaries and interest is charged at the average rate of U.S. government obligations (equivalent to approximately 3.8% a year at today’s rates).  Data from marketing surveys indicated a very strong demand for triple play (voice, data/Internet, and video) service offerings and projected a market penetration for NTS of 69% in approximately three years from project completion.  NTS’ capital investment in the project is a $2.5 million equity contribution that serves as credit support for the loan.  NTS will provision voice, data, and video services for NTS Telephone Company.  NTS will receive a management fee from NTS Telephone Service equal to 15% of its revenues.  NTS expects to begin providing initial triple-play service to some areas of Levelland in the fourth quarter of 2008 with more areas becoming available as overbuild construction is completed.  Project completion could be delayed by any number of factors including but not limited to weather and the availability of contractors and materials.

Israel

We provide through our Israeli operations (Xfone 018) the following telecommunication products / services:
•
International Telephony Services: We provide international telephony services with the prefix code of “018”. We provide these services both to our subscribers and to subscribers of other Israeli carriers. The service is offered to both residential and business customers.

•
Local Telephony Services: We provide to Israeli subscribers local telephony services with the prefix code of “078”.  The service is offered to both residential and business customers in the framework of an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology.

•	XFONECARD: We provide an international toll free calling card service, available in over 40 countries around the globe.

•
 SIMPLE: The SIMPLE is a pre programmed, rechargeable, mobile SIM card which can be used with any unlocked GSM (Global System for Mobiles) mobile phone virtually anywhere in the world. SIMPLE allows us to deliver call savings, by diverting the customer dialing command away from the local mobile operator that the phone is connected to, and instead, it sends the call to one of the mobile operators with whom we hold a special agreement. We offer for sale or rent two types of SIM Cards - a local SIM Card which may be used only from a specific country, and a global SIM Card which may be used from over 90 countries around the globe.

•	International Telephony Access: We provide international telephony access to the Israeli telephone network by selling incoming call minutes to various international operators across the globe.

Internet Based Customer Service
•	Our Internet based customer service and on-line registration (found at www.018.co.il) includes full details on all our products and services.

Our Israel based subsidiary Xfone 018 owns and operates its own facilities-based telecommunications carrier class-switching platform.

Our Distribution and Marketing Methods

We use the following distribution methods to market our services:

•
We use employed, direct sales executives to sell to medium to large size business customers; these sales executives have quota attainment requirements and receive a monthly salary, allowance and are paid commissions;

•
We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

•	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-12% of the total sale amount less any bad debts;

•	We use third party direct sales organizations (telesales and door-to-door) to register new customers;

•	We cooperate with major companies and worker’s councils;

•	We have retail and wholesale sales offices; employees at these sales offices receive annual salaries and commissions;

•	We use direct marketing, including by newspaper, radio and television advertisements;

•	We attend telecommunications trade shows to promote our services; and

•	We utilize the Internet as an additional distribution channel for our services.

Our Billing Practices

We charge our customers based on a monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, type of call, and product or service provided, but are not dependent upon the facilities selected for the call transmission. The standard terms for our customers require either pre-payments or payments due as early as 16 or as late as 30 days from the date of the invoice, or within 90 days from when the invoice is issued by the local operator. Our supplier’s standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates

Our increased sales in 2006 and 2007 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Divisions

We operate the following divisions:

•
Partner Division – Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

•
Customer Service Division – In the United Kingdom and the United States we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates 6 days a week.

•
Operations Division – Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division – Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

•	Research and Development Division – The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.

•	Marketing Division – Our Marketing Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

Our primary geographic markets are the United States, the United Kingdom and Israel. However, we serve customers worldwide.

Competitive Business Conditions

The U.K. Market

The communications and information services industry in the U.K. is highly competitive and varied. In 2007, we had only approximately 0.2% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $24 million during 2007, compared with the approximately $10 billion telecommunication market (not including mobiles revenues) in the United Kingdom, according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcom, the website of which may be accessed at www.ofcom.org.uk.

The U.S. Market

NTS operates in a highly competitive environment which is generally characterized by the dominance of the Incumbent Local Exchange Carrier (ILEC).  With respect to its primary Texas markets, the dominant ILEC is AT&T (formerly Southwestern Bell Telephone Company).  NTS also competes with the Incumbent Cable TV Provider (ICTVP) in markets where that carrier provides voice, data and/or video services.  In its core Texas markets, the ICTVP is SuddenLink Communications or Time Warner Communications.  Within these same core markets, NTS also competes with a variety of widely dispersed smaller Competitive Local Exchange Carriers (CLEC).  In the February 2007 FCC report, Trends in Telephone Service – Industry Analysis and Technology Division, Wireline Competition Bureau, it is reported that total Texas switched access lines in service (as of June 30, 2006) were 11,863,981, with the ILEC community possessing a market share of approximately 84% and the balance is being served by various CLEC’s and ICTVP’s.  With respect to its data and long distance products, the company competes with various national and regional players including AT&T, Verizon, Qwest, Level 3 and others.

In 2007, Xfone USA had approximately 11,000 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market or approximately 0.2% of market share. This total market size in 2007 represented 5,732,998 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,949,629 telephone lines or approximately 86% of the market. All CLECs combined made up the remaining 783,369 telephone lines or approximately 14% of the tri-state market, according to the 2007 FCC Report - Trends in Local Telephone Competition.

The Israeli Market

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. The new strategy has proved to be successful, and in 2007 Xfone 018 revenues were significantly increased.

In 2007, the Israeli international telephony market was estimated to be 2.9 billion minutes. We estimate our market share as of December 31, 2007, as approximately 5.5% of the Israeli market.

Principal Suppliers

In 2007, our principal suppliers of telephone routing and switching services according to the percentage of the costs of revenues were:

•	AT&T Inc. - 25%

•	British Telecommunications - 20%

•	Bezeq The Israel Telecommunication Corp - 7%

We are dependent on several of our suppliers, including those that provide significant hardware and software products and support. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

We have six major types of customers:

•
Residential – in the U.S. - pre-subscribed customers, including for local, long distance, internet and cable television services; outside of the U.S. - pre-subscribed customers and customers who must dial a special code to access our switch or acquire a box that dials automatically.

•	Commercial – we serve small to complex business customers around the world.

•
Governmental agencies – Including the United Nations World Economic Forum, certain embassies and the Bank of Israel. We also provide cities, counties, schools and universities in Texas with a host of services, including local, long distance, internet and private line services.

•
Resellers – We provide resellers with our telephone and messaging services for a wholesale price.  We also provide long haul switched termination to a variety of companies throughout the United States who resell our services.

•
Telecommunications companies – We provide our services through telecommunication companies (such as British Telecom and Bezeq The Israel Telecommunication Corp) which collect the fees relating to such services and forward them to us.

•
Mobile Users – including customers who can access our switch utilizing our access number and thereafter are able to make low-cost international calls; customers who purchase, via a reversed billed SMS, pre-paid credit for international calls and those using our international roaming SIM cards.

Certain Telecommunication operators act as collection channels for the Company. In 2007, we had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 22% and 6% of our total revenues in 2007, respectively, and 18% and 5% of our total revenues in 2006, respectively. With respect to collection of monies for us, these Telecommunication operators are not deemed to be customers of the Company.

In 2007 our largest non-affiliated reseller was WorldNet Global Communications Ltd. which generated under 1% of our total revenues. We provide WorldNet Global Communications with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2008.

Collectively, in 2007 the United Kingdom accounts for approximately 54.3% of our revenues, the United States accounts for approximately 27.5% of our revenues and Israel accounts for approximately 18.2% of our revenues.

Our integrated revenue approach led to revenue from each source as described above and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors: price competition in telephone rates; access provided to our services by other telecoms companies and the prices for that access; demand for our services; individual economic conditions in our markets; and our ability to market our services.

Patents and Trademarks

In the U.K

On September 14, 2000, Equitalk received notification from the Trademarks Registry Office of Great Britain that its trademark, “Equitalk” was registered by that government agency.

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, “Xfone” was registered by that government agency.

In the U.S

The Mark “XFONE” was registered with the United States Patent and Trademark Office on July 15, 2008.

The Mark, “NTS Communications” related to the provision of telephone telecommunications services in the United States, was registered by the United States Patent and Trademark Office on September 4, 1984, and renewed through the year 2014.

The Mark, “NTS Communications (with design)” related to the provision of telephone communications services in the United States, was registered by the United States Patent and Trademark Office on October 12, 1993, and has been renewed through the year 2013.

The Mark, “NTS-ONLINE (with design)” related to the provision of web hosting, on-line message boards and information, was registered by the United States Patent and Trademark Office on August 15, 2000.

On February 6, 2007, NTS filed an application with the United States Patent and Trademark Office to register the Mark, “NTS-ONLINE” related to the provision of expanded telecom services, web hosting services, and domain name services.  The application also seeks to eliminate the design associated with the mark.  On May 27, 2008, the United States Patent and Trademark Office issued a Notice of Allowance.  Registration will be complete once NTS files a Statement of Use, due by November 27, 2008.

On April 22, 2005, Xfone USA received notification from the United States Patent and Trademark Office that as of April 12, 2005, its Mark, “eXpeTel” was registered by that government agency.

In Israel

On August 6, 2007, Xfone 018 received notification from the Israeli Patent Office that as of March 30, 2007, its Mark, “Xfone 018” was registered by that government agency.

We do not have any other patents or registered trademarks.

Regulatory Matters

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

In the U.K

In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. On July 25, 2003, the regulatory situation within the United Kingdom changed dramatically with the ending of the licensing regime and the withdrawal and revocation of the Telecommunication Act.

The licensing regime has been replaced by a general authorization regime with the introduction of the General Conditions of Entitlement.

Swiftnet Limited, Equitalk.co.uk Limited, Auracall Limited and Story Telecom Limited are now affected by regulations introduced by the Office of Communications (“Ofcom”). Ofcom is the regulator for the UK communications industries, with responsibilities across television, radio, telecommunications and wireless communications services. Our UK businesses are also affected by the rules set by regulator for Premium Rate Services (Phonepay Plus - www.phonepayplus.org.uk). We do not believe that any regulations introduced by Ofcom or Phonepay Plus will significantly interfere with or substantially impair our business.

In the U.S

Xfone USA is licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

As of March 10, 2005, and upon consummation of the merger of WS Telecom, with and into Xfone USA, we became subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws involved higher costs than we had in Europe.

On March 9, 2005, the Mississippi Public Service Commission (“MSPSC”) issued an Order opening a Generic Change of Law Proceeding (“MSPSC Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all (CLECs) in Mississippi. As an interested party and as a CLEC, Xfone USA petitioned and was granted permission to intervene in the MSPSC Proceeding for regulatory purposes. On October 26, 2005, the MSPSC held its hearing on the MSPSC Proceeding and took the results of the proceeding under advisement. On October 20, 2006 the MSPSC issued its Order in this matter, requiring various changes to Interconnection Agreements between BellSouth Telecommunications, Inc. and all CLECs in Mississippi, including the Interconnection Agreement under which Xfone USA operates. The issues addressed by the MSPSC in this proceeding were regulatory in nature and did not involve monetary damages.

From time to time Xfone USA may be required to seek regulatory approval before applicable state public utility commissions of certain transactions, including business combinations with other telecommunications providers. During 2005, upon request of Xfone USA, the MSPSC and the Louisiana Public Service Commission granted regulatory approval of the sale and transfer of the assets and the customer base of I-55 Telecommunications to Xfone USA. This transaction was closed on March 31, 2006.

Certain required annual regulatory reports to be filed by Xfone USA with the MSPSC were not made in a timely manner.  The most recent filings have been made and we are working diligently to remediate all other omissions.  Xfone USA still faces some risk that these late filings could result in a monetary penalty.

On February 14, 2008, Xfone and NTS received domestic and international Section 214 authorization from the United States Federal Communications Commission to transfer control of NTS to the Company.

NTS has certain domestic and international Section 214 authority, which authorizes NTS to provide long distance service in the United States.

NTS is registered re-seller of long-distance services in the states of Arizona, Colorado, Kansas, New Mexico, Oklahoma and Texas.  NTS is also registered to provide local services in New Mexico and Texas.  Further, in Texas, NTS has the authority to provide local telecommunications services throughout the state of Texas, to provide cable television services in Lubbock and Wollforth, and has permits to provide video services in designated areas within Lubbock, Wolfforth, Smyer and Levelland. In addition, NTS has entered into 9-1-1 Emergency Service Agreements with the applicable 9-1-1 entities in the markets it serves.

On May 19, 2008 a petition was filed with the Federal Communications Commission (In the Matter of NTS Communications, Inc., Petition for Extension of Waiver of Section 76.1204(a)(1) of the Commission’s Rules, CS Docket No. 97-80 filed May 19, 2008). This Petition seeks a two-year extension of the relief previously granted from Commission Rules banning the use of integrated set-top boxes by cable service providers.  The original waiver, granted on July 23, 2007, expired on July 1, 2008.

On June 27, 2008, a petition was filed with the Federal Communications Commission (In the Matter of Xfone USA, Inc., Petition for Waiver of Sections 54.307(c) and 54.802(a) of the Commissions Rules, CS Docket No. 96-45, filed June 27, 2008).  This Petition seeks relief from the failure to timely file reports necessary to receive FUSF reimbursement for the provision of telecommunications service in high cost areas of Mississippi.  If granted, Xfone USA anticipates it will receive approximately $100,000.00 in unpaid reimbursements.

 Effect of Probable Governmental Regulations

As an ETC (Eligible Telecommunications Carrier), there are numerous actions proposed at both the state and federal level which could limit NTS and Xfone USA’s future access to reimbursement from various Universal Service Funds (“USF”).  NTS currently only receives minimal reimbursement from USF for its provision of Lifeline and LinkUp services While Xfone USA received significant support for services provided in high cost areas of Mississippi.  These measures could limit NTS and Xfone USA’s ability to obtain reimbursement for services provided in high cost areas.  In areas where it has not deployed its own last mile facilities, NTS and Xfone USA continue to rely on AT&T for access to high cap interoffice and last mile copper loop facilities.  AT&T’s obligation to provide these facilities is created by the Federal Telecommunications Act of 1996 and corresponding regulations of the FCC and memorialized in interconnection agreements between NTS and Xfone USA and Incumbent Local Exchange Carriers.  Should laws or regulations be changed to limit and or eliminate competitive access to these essential facilities, NTS business could be adversely affected.  The FCC has been considering access charge reform to address issues created by VoIP traffic, namely the compensation due, if any, to terminating carriers for VoIP originated calls.  Resolution of this issue will clarify legal and regulatory uncertainty about the treatment of these calls and could have the effect of opening the door to new markets for NTS’ wholesale switched services.  At the state level, the Texas State PUC has implemented rules which may result in the reduction of NTS’ intrastate access revenues in the fourth quarter of 2008.

In Israel

On April 15, 2004, we established Xfone Communication Ltd. and renamed it to Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel (the "MOCSIL") granted Xfone 018 a license to provide international telecom services in Israel (the "International Telecommunications Services License"). The International Telecommunications Services License may be revoked by this agency in the occurrence of certain events such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

On May 31, 2006, Xfone 018 was granted permission by the MOCSIL to commence an experimental deployment of International Telephone Services utilizing Voice over Broadband (VoB) technology. On May 31, 2007 the permission expired. On May 4, 2008, the MOCSIL approved an amendment to the International Telecommunications Services License which included International Telephone Services utilizing Voice over Broadband (VoB) technology within our International Telecommunications Services License.

On August 21, 2006, the MOCSIL granted Xfone 018 a license to operate in Israel as an ISP, thus enabling Xfone 018 to provide Internet access, Email and EDI (electronic data interchange) services.

On August 2, 2007, Xfone 018 was granted permission by the MOCSIL to provide international SMS services.

On November 7, 2007, the MOCSIL granted Xfone 018 a license to commence an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology. Unless extended by the MOCSIL, the license will expire on October 31, 2008.

On May 24, 2007, the MOCSIL informed Xfone 018 that it is considering imposing on it a financial sanction as a result of Xfone 018’s failure to provide the new "Mobilization of Telephone Numbers" service (the "Service"), as of September 1, 2006, as required by law. On June 14, 2007, Xfone 018 responded to the MOCSIL and explained the reasons for the delay in the implementation of the Service, In December 2007, the Service was implemented in Israel by all telecom service providers, including Xfone 018. Xfone 018 has not received any additional communications from the MOCSIL in this regard since its implementation of the Service, and accordingly, believes the matter to be resolved.

Effect of Probable Governmental Regulations

There are numerous actions recently proposed by the Grunow Committee, an advisory committee appointed by the Ministry of Communications of the State of Israel, which could affect our business in the future. Below are the significant recommendations of the committee that could apply to us if adopted:

•
Naked ADSL: A proposal has been made to separate between the telephony and internet access in the "Last Mile". If adopted, this could be beneficial to Xfone 018, as it would provide Xfone 018 with the opportunity to penetrate the market with its VOB local calls services.

•
Unbundling: A proposal has been made to force the existing infrastructure providers to enable other providers to use their infrastructure in fair prices to encourage competition. If adopted, this could affect Xfone 018’s business by allowing it to offer a wider range of services at attractive prices.

•
MVNO: A proposal has been made to open the Israeli market to new virtual players in the mobile arena.  If adopted, this could affect Xfone 018’s business by allowing it to penetrate a new market, which constitutes more than 50% of the Israeli communication market.

•
International Calls: A proposal has been made to enable mobile operators to supply international calls based on agreed access charge from the international carriers. If adopted, this could negatively affect Xfone 018’s business by enlarging the number of its competitors.

•
WIMAX: A proposal has been made to issue WIMAX frequencies in order to establish new access networks in Israel.  If adopted, this could be beneficial to Xfone 018’s business by allowing it to penetrate and gain a new market share by direct access.

Research and Development Activities

During fiscal year 2006, we spent £23,333 ($49,101) on research and development activities. During fiscal year 2007, we spent £23,794 ($47,609) on research and development activities. During the first quarter of 2008 we spent £13,830 ($29,175) on research and development activities. Other than developing and expanding our telecommunications applications and our websites, we do not intend to undertake any significant research and development activities in 2008.

Cost of Compliance with Environmental Laws

During 2007, NTS incurred approximately $31,000 expenses related to the encapsulation of asbestos insulation located on certain of the basement piping and basement boiler jacket of the Metro Tower, a property owned in Lubbock, Texas, and in connection with the replacement of the roof of the building to remediate a potential interior mold problem with originated from a roof leak.  NTS will from time to time incur additional similar expenses in the future to monitor and encapsulate, where necessary, isolated areas of asbestos. On March 21, 2008, NTS received notice that the remediation project at Metro Tower had been completed, and accordingly does not anticipate significant future expenses related to mold remediation at this property over and above those normally associated with customary and usual building maintenance.

We currently have no other costs associated with compliance with environmental regulations. We do not anticipate any other future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees

We currently have 28 employees in the United Kingdom, 342 in the United States, and 45 employees in Israel.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1–800–SEC–0330. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov. We also provide a link to these filings on our website at www.xfone.com.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 5307 W Loop 289, Lubbock, Texas 79414, USA.

In the U.K

The headquarters of Swiftnet, Equitalk, Auracall and Story Telecom are located at 960 High Road, London N12 9RY - United Kingdom. This is a six-floor building with a concierge, two elevators and parking facilities. We lease space on the fifth and sixth floors. For our office on the fifth floor we renewed our lease for a period of ten years on December 20, 2002, with a five-year cancellation option. Our current lease for the fifth floor expires on December 20, 2012 and the annual lease payments are £49,134 ($96,693). This 3,000 square foot facility has a switch and computer room, six offices, one board room, entrance hall, main hall, accounting, secretarial and administration and two kitchens. In December 2006, we took a lease for the sixth floor, ending on April 5, 2009. In March 2007, we extended this lease for 10 years, ending April 5, 2019, with a 5-year cancellation option. This 3,000 square foot facility has an open-plan administration area plus two offices, one computer room and one kitchen. The annual lease payments are £40,119 ($78,952).

On November 1, 2007, Auracall acquired serviced office facilities at Charlottenstr 68, 10117, Berlin, Germany. These offices are in the central business district and include reception and meeting facilities, purchased on a ‘pay as you use’ basis, plus business address and mail forwarding services. The contract can be terminated with one month’s notice.

On November 1, 2007, Swiftnet entered in to a 24 month agreement with Crosspoint Collocation Ltd to lease a single rack space on the Second Floor of Telehouse North, Coriander Avenue, London E14 2AA at a cost of £850 ($1,673) per month (including power).

In the U.S

NTS Communications and subsidiaries

Owned Real Property

NTS’ video headend and operations center for NTS Construction Company is located at 8902 Alcove Avenue, Wolfforth, Texas 79382.  This is a single story 3,500 sq. ft. building built in 2004.  The building is used for equipment storage warehouse, office space, and the video and data headend.  A satellite farm is located adjacent to the building.  The building sits on two (2) fenced acres within a ten (10) acre lot.

NTS Management Company, a wholly owned subsidiary of NTS Communications, Inc., purchased Metro Tower in 1997.  Metro Tower is a 20-story building located at 1220 Broadway, Lubbock, Texas 79401.  Each floor of the building measures approximately 5,000 square feet.  This building houses NTS’ retail and Toshiba sales offices, local switching, local provisioning and outside technicians.  The building is in fair condition.  NTS Management Company leases office space in the building to various businesses including many technology and telecommunications companies.  NTS Management Company also leases roof space to companies to house communications antennas.  Rental income on the property through July 31, 2007, was $570,474.

NTS owns two buildings at 615 N. Price Road, Pampa, Texas 79065.  NTS acquired the buildings in 1997.  One single story building is used as office space for sales and technicians.  The first building measures an estimated 3,552 square feet and is in good condition.  The second building is a single story 9 bay garage with a small shop area and is used for equipment storage.  The second building measures an estimated 3,000 square feet and is in good condition.

NTS owns a building at 400 S. Columbia, Plainview, Texas 79072.  NTS acquired the building in 1997.  The single story building measures an estimated 1,000 square feet and is in good condition.  It is used as office space for sales and technicians.

NTS Telephone Company, LLC, purchased a 7,700 square foot single story building at 601 College Avenue, Levelland, Texas, 79336 on February 29, 2008.  The building is in good condition and will house NTS Telephone Company’s operations in Levelland.

Leased Real Property

•
NTS corporate offices, Network Control Center, Customer Care, and Internet help desk are located at 5307 W. Loop 289, Lubbock, TX, between NTS Communications, Inc. and Shareholder Value, Ltd., measuring 45,072 sq. ft. on three floors with annual triple net base rent of $518,328.  The lease expires July 31, 2013 and contains three (3) options for five (5) year renewal terms.  The building was built and completed in 1998 and is in good condition.  NTS believes the building has sufficient space for its operations.

•
Local sales offices located at 801 S. Fillmore, Suite 130, Amarillo, TX, between NTS and Amarillo Place One Properties, measuring 3,958 sq. ft. with annual rent of $45.516.  The lease expires on 11/20/2010 and has no renewal option.

•
Point of Presence (“POP”) site and fiber node located at 201 E Main, Ste. 104, El Paso Texas, between NTS and Borderplex LLC, measuring 950 sq. ft. (including 850 linear feet of conduit) with annual rent of $52,250.  The lease expires 02/28/2010 and contains one (1) option for five (5) year renewal term.

•
Local sales office located at 450E 10 Desta Drive Midland, TX, between NTS and Claydesta Buildings, L.P., measuring 2,981 sq. ft. with annual rent of $27,574.  The lease expires 02/29/2011 and contains one (1) option for a two (2) year renewal term.

•
POP, switch site and fiber node located at 500 Chestnut, Suite 936, Abilene, TX, between NTS and Enterprise Building Abilene, L.P., measuring 4,763 sq. ft. (including roof space for one (1) GPS antenna) with annual rent of $47,520.  The lease expires 12/30/2009 and contains one (1) option for four (4) year renewal term.

•
Local sales office located at 400 Pine Street, Suites 500 and 310W, Abilene, TX, between NTS and First Financial Bank, N.A., measuring 4,971 sq. ft. with annual rent of $52,692.   The lease expired on July 31, 2008, and has no renewal option. We are now on a month-to-month term.

•
POP located at 201 Robert S. Kerr, Suite 1070, Oklahoma City, OK, between NTS and BOKP Tower, LLC, measuring 4,092 sq. ft. with annual rent of $16,926.  The lease expires 04/30/2011 and we now rent on a month-to-month basis.

•	Equipment room located at 8212 Ithaca, Room W-12, Lubbock, TX, between NTS and Megaron approximately 16 sq. ft. of wall space with annual rent of $480. The lease is on a month to month term.

•
Sales and technician offices, POP, switch site and fiber node local provisioning offices, and record storage at Metro Tower, 1220 Broadway, Lubbock, TX, between NTS and NTS Management Co., LLC, measuring 29,110 sq. ft. with annual rent of $93,000.  The lease is on a month to month term.

•
Local sales and technician offices located at 4214 Kell, Suite 104 Wichita Falls, TX, between NTS and Skyline Developers, Inc., measuring 2,400 sq. ft. with annual rent of $39,600.  The lease expires in August 2008 and has no renewal option.

•	POP site located at United Center, 1049 N. 3rd, Abilene, TX, between NTS and State National Bank, measuring approximately300 sq. ft. with annual rent of $6,600. The lease is on a month to month term.

•
POP, switch site, and fiber node located at Petroleum Building, 203 W. 8th Street Suite 102, Amarillo, TX, between NTS and TNT Properties, Inc. measuring 3,056 sq. ft. with annual rent of $36,672.  The lease is on a month to month term.

•
POP, switch site, and fiber node located at 710 Lamar Street, Suite 10-25, Wichita Falls, TX, between NTS and White Realty Management Co., measuring approximately 890 sq. ft. plus 200 sq. ft. to house a gas generator at 714 Travis, 6 th Floor, Wichita Falls.  Annual rent for both spaces totals $11,377.  The lease expires 04/30/2010 and has two (2) options for three (3) year renewal terms.

•	POP and switch site located at 4316 Bryan, Dallas, TX, between NTS and XC Networks measuring 3,816 sq. ft. with annual rent of $155,870. The lease expires on 10/31/2009 and has no renewal option.

•	NTS has established the following collocations with AT&T:

o	Abilene Orchard, 343 Cedar Street, Abilene, TX 79601
o	Abilene Owen, 2626 Post Oak Road, Abilene, TX 79605
o	Amarillo Drake, 113 W. 10th Street, Amarillo, TX 79101
o	Amarillo Evergreen, 1700 E. Hastings Ave., Amarillo, TX 79108
o	Amarillo Fleetwood, 3312 Western Ave., Amarillo, TX 79109
o	Amarillo Osage, 10609 Osage, Amarillo, TX 79118
o	Lubbock Frankford, 5711 98th St., Lubbock, TX 79424
o	Lubbock Parkview, 1601 82nd St., Lubbock, TX 79423
o	Lubbock Porter Sherwood, 1405 Main, Lubbock, TX 79401
o	Lubbock Swift, 4402 34th St., Lubbock, TX 79414
o	Midland Mutual, 410 W. Missouri, Midland, TX 79701
o	Midland Oxford, 305 Midland Dr., Midland, TX 79703
o	Odessa Emerson, 3801 Dawn, Odessa, TX 79762
o	Odessa Lincoln, 301 W. 7th, Odessa, TX 79761
o	Pampa, 311 N. Ballard, St., Pampa, TX 79065
o	Plainview, 916 Denver St., Plainview, TX 79072
o	Terminal, 2806 LaForce Dr., Midland 79703
o	Wichita Falls Callfield, 4010 Callfield Rd., Wichita Falls, TX 76308
o	Wichita Falls Lamar, 812 9th, Wichita Falls, TX 76301
o	Wichita Falls Tank Farm/Airport, 3145 Airport Dr., Wichita Falls, TX 79306

•	NTS has established the following collocation with Verizon:
o	San Angelo Main, 14 W. Twohig Ave., San Angelo, TX 79603

Easements and Private Rights of Way

•	Perpetual Construction and Utility Easement from Benny Judah for facility hut at 10508 Topeka, Lubbock, Texas, 79424.
•	Right of Way Use Permit: City of Midland, Texas, Right of Way Use Permit for S. Marienfeld Street and W. Missouri Avenue.

Xfone USA

The headquarters of Xfone USA have recently been moved from the 2506 Lakeland Drive, Flowood, Mississippi 39232 location to the existing headquarters of NTS Communications, located at 5307 W. Loop 289, Lubbock, Texas 79414. In connection with this move, we are currently in the process of negotiating a new lease with respect to the Flowood location. The current lease is month-to-month and the monthly rentals are $9,306.96.  Currently, the leased space consists of four (4) separate Suites with a total 7,719.52 square feet of space.  Suite 100, measures 1,428.61 square feet, and houses offices technicians, room for equipment storage and also contains a conference room.  Suite 405A, measures 2,966.59 square feet, and houses offices provisioners and inside technicians.  Suite 500 measures 1,567.99 square feet and contains offices for collections personnel.  Suite 502 measures 2,000 square feet and provides office space for sales personnel. At this time, we intend to significantly reduce the size of the leased space and transform the Flowood site into a local sales and operations center.

The Xfone USA Hammond, Louisiana location primarily houses upper level customer support, field technicians and the company’s web design division. Xfone USA recently downsized the existing office space of the two-story building and now utilizes approximately 75% of the second floor, only. The building is located at 211 E. Thomas Street in downtown Hammond, Louisiana and has eight offices and two bathrooms. Xfone USA executed a new 3-year lease and pays $5,000 monthly, which includes utilities.

The Xfone USA New Orleans Sales Office is located at 650 Poydras Street on the 10th floor, Suite 1000, of the 650 Poydras Office Building in downtown New Orleans, Louisiana. The 3,645 square foot facility is a sales office and operations office supporting the company’s carrier switch and network facilities, which is adjacent to this office on the same floor. The office has a glass front entry reception area, six offices, one conference room, two large open areas that can be fitted with workstations for additional sales personnel, provisioning and network operations, a kitchen and a large storage room. The lease is a five-year term and is set to terminate in October 2008. The yearly lease payments are $58,320.  In addition, Xfone USA leases Suite 1015 at 650 Poydras Office Building, which houses equipment.  The lease expires on May 15, 2011, and lease payments are $16,750.00 per month.

The Xfone USA Baton Rouge Sales Office is located at 3636 South Sherwood Forest Boulevard, on the 4th floor in Baton Rouge, Louisiana. This 2,100 square foot facility has a reception area, two offices, a conference room, a kitchen area and one large open area that will be fitted with 6 workstations for sales and sales support personnel. The office building has two elevators and parking facilities. The lease for the premises was executed in June 2007 for a 3-year term beginning July 1, 2007, and is due to expire in June 2010. The yearly lease payments are $28,644.

Xfone USA also leases a 2,500 sq. ft. space at 408 West Thomas Street, Hammond, LA.  The term of the lease is August 1, 2008 through July 31, 2013, and the payments are $4,400.00 per month. This space will be used to house communications equipment.

Xfone USA leases a fiber riser at 1515 Poydras in New Orleans, LA for $1,000.00 per month.

Xfone USA has established the following co-locations with AT&T:

209 E CAPITOL ST	Jackson, MS
306 VALENTOUR RD	Jackson, MS
209 E CAPITOL ST	Jackson, MS
209 E CAPITOL ST	Jackson, MS
410 MEADOWBROOK RD	Jackson, MS
5602 CLINTON BLVD	Jackson, MS
6021 RIDGEWOOD RD	Jackson, MS
2706 BELVDERE RD	Jackson, MS
913 HWY 51	Madison, MS
2551 PASS RD	Biloxi, MS
320 W THOMAS ST	Hammond, LA
566 LOBDELL AV	Baton Rouge, LA
208 STARING LN	Baton Rouge, LA
530 S BUCHANAN ST	Lafayette, LA
410 E RUTLAND ST	Covington, LA
978 JACKSON ST	New Orleans
602 CROCKETT ST	Shreveport, LA

In Israel

The headquarters of Xfone 018 are located at 1 Haodem Street, Petach Tikva, Israel. This 3,593 square foot facility has eight offices, one board room, one computer room, one operation room that controls the computer room, open space with costumer service stations, accounting, secretarial and administration, one kitchen, entrance hall and main hall. Our offices are located on the third floor of a four floor building with an elevator and parking facilities. Our premises were leased on a five-year term which is due to expire on August 1, 2009. However, we have the option to extend the term of the lease for an additional five-year period, subject to a prior notice to be given no later than June 1, 2009. The lease payments for the first 30 months are $1,670 per month. The lease payments for the 31-48 months are $2,004 per month. The lease payments for the 49-60 months are $2,171 per month. The lease payments for the 61-72 months are $2,338 per month. The lease payments for the 73-84 months are $2,505 per month. The lease payments for the 85th month are $2,672 per month. We also pay $50 a month for each parking spot. We presently use four parking spaces. As of September 1, 2006, an additional 2,367 square foot facility with six offices, one boardroom, one kitchen, entrance hall and main hall, in the first floor of the same building, is leased under the same terms and conditions as set forth above. Xfone, Inc. has guaranteed all Xfone 018 obligations under this lease agreement.

In addition, we have two switches which are located at two different locations in Israel. We rent the cages in which our switches are located from unrelated third parties. The cages are in good condition.

Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve or develop any properties; however, from time to time we improve leased office space in order to comply with local legislation and to provide an office environment necessary to conduct business in the markets in which we operate. We are not subject to competitive conditions for property. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

I. FCC Enforcement Bureau

On March 6, 2006, the FCC’s Enforcement Bureau initiated an investigation into Telephone Electronic Company’s (“TEC”) compliance with FCC Rules for compensation of payphone service providers.  The Enforcement Bureau issued requests for production to TEC, its affiliates and subsidiaries.  TEC was a majority shareholder of NTS Communications, Inc. ("NTS") at the time of this investigation, prior to our acquisition of NTS on February 26, 2008.  On April 26, 2006, NTS filed its response to the request for production.  The FCC has the authority to issue fines for violations of its regulations.  NTS believes it is in compliance and will not incur any fine.  The investigation is pending.

II. David Espinoza vs. NTS Communications, Inc. and Schindler Elevator Corp.

On June 29, 2007, David Espinoza filed a personal injury suit against NTS Communications, Inc. ("NTS"), a wholly-owned U.S. based subsidiary of the Company as of February 26, 2008, and Schindler Elevator Corp., in the 237th District Court of Lubbock County, Texas.  Espinoza was an employee of one of the tenants in Metro Tower, a building owned by NTS Communications.  The complaint alleges that the claim arises from an incident that occurred on July 20, 2005 when Espinoza fell in an elevator at Metro Tower and sustained injuries to his knee and shoulder.  Espinoza sought unspecified damages for personal injuries. On or about June 3, 2008, all Parties signed a Settlement Agreement.  The terms of the Agreement are confidential.  Any amounts payable by NTS will be paid by its insurance carrier.  The case will be dismissed with prejudice upon execution and filing of the settlement documents.

FINANCIAL STATEMENTS

Xfone, Inc. and Subsidiaries
CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2007
CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

We have audited the accompanying consolidated balance sheet of Xfone, Inc. as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Xfone 018, Ltd., a 69% owned subsidiary, which statements reflect 5.5% of total consolidated assets as of December 31, 2007 and 18.3% of consolidated revenues for the year ended December 31, 2007. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Xfone 018, Ltd. as of December 31, 2007 and for the year ended December 31, 2007 and 2006 is based solely on the report of the other auditor.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, and based on that of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xfone, Inc. as of December 31, 2007, and the consolidated results of its operations and cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Denver, Colorado
March 31, 2008

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Xfone 018 Ltd.

We have audited the accompanying balance sheets of Xfone 018 Ltd. ("the Company") as of December 31, 2007 and 2006 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the result of the operations, shareholders' equity (deficiency) and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Yarel + Partners C.P.A (Isr.)
Tel-Aviv, Israel March 24, 2008	An Independent Member of BKR International

Xfone, Inc. and Subsidiaries

BALANCE SHEET

December 31,
2007

CURRENT ASSETS:

Cash	$5,835,608
Restricted cash	25,562,032
Accounts receivable, net	5,886,499
Prepaid expenses and other receivables (Note 3)	3,985,307

Total current assets	41,269,446

MINORITY INTEREST	7,190

LONG TERM ASSETS (including $1,753,503 of bonds issuance cost, net)	2,076,061

FIXED ASSETS, NET (NOTE 4)	5,747,758

OTHER ASSETS, NET (NOTE 5)	17,948,872

Total assets	$67,049,327

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

BALANCE SHEET

December 31,
2007

CURRENT LIABILITIES:
Notes payable - current portion (Note 7)	$1,094,339
Trade payables	8,287,420
Other liabilities and accrued expenses (Note 6)	5,322,045
Obligations under capital leases - current portion (note 9)	89,654
Current maturities of Bonds (note 8)	3,268,476
Total current liabilities	18,061,934

DEFERRED TAXES (NOTE 10)	1,103

NOTES PAYABLE (NOTE 7)	1,013,808

BONDS (NOTE 8)	22,083,892

OBLIGATIONS UNDER CAPITAL LEASES (NOTE 9)	31,893

SEVERANCE PAY	148,600

Total liabilities	41,341,230

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 11)

SHAREHOLDERS' EQUITY:

Common stock:
75,000,000 shares authorized
13,467,928 issued and outstanding	13,468
Contributions in excess of par value	26,494,985
Foreign currency translation adjustment	(1,564,814)
Deferred stock compensation	(295,155)
Retained earnings	1,059,613

Total shareholders' equity	25,708,097

Total liabilities and shareholders' equity	$67,049,327

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF OPERATIONS
	Years Ended
	December 31,
	2007	2006

Revenues	$44,723,934	$37,914,037
Cost of revenues	19,626,322	21,968,998

Gross profit	25,097,612	15,945,039

Operating expenses:
Research and development	47,609	45,709
Marketing and selling	10,886,883	4,937,007
General and administrative	12,335,759	9,927,301
Non- recurring loss (note 11)	2,856,803	-

Total operating expenses	26,127,054	14,910,017

Operating profit (loss)	(1,029,442)	1,035,022
Financing expenses, net	(515,562)	(540,688)
Equity in income of affiliated company	132,867	60,574
Loss from a change of holding of affiliated company	-	(58,472)
Other income	-	84,723

Income (loss) before minority interest and taxes	(1,412,137)	581,159

Minority interest	(297,860)	81,802

Income (loss) before taxes	(1,709,997)	662,961

Income tax benefit (expense)	426,105	(2,265)

Net income (loss)	$(1,283,892)	$660,696

Basic net profit (loss) per share	$(0.109)	$0.065

Diluted net profit (loss) per share	$(0.109)	$0.065

Weighted average number of shares used for computing:
Basic profit (loss) per share	11,777,645	10,135,874

Diluted profit (loss) per share	11,777,645	10,135,874

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED 31, 2006 AND 2007

	Number of Ordinary Shares	Share Capital	Contributions in excess of par value	Foreign currency translation adjustments	Deferred Stock Compensation	Retained Earnings	Total Shareholders' Equity
Balance at January 1, 2006	8,172,671	$8,684	$8,354,964	$(228,043)	$-	$1,682,809	$9,818,414
Deferred stock compensation, net	-	-	739,131	-	(739,131)	-	-
Amortization of deferred compensation	-	-	-	-	227,738	-	227,738
Redemption of stock	(100,000)	(100)	(269,762)	-	-	-	(269,862)
Stock issued during the period, net of issuance expenses :
For services	40,629	47	27,381	-	-	-	27,428
For cash	663,825	709	1,020,717	-	-	-	1,021,426
For acquisitions	1,544,761	1,610	5,920,870	-	-	-	5,922,480
For loan repayment	831,931	204	2,790,652	-	-	-	2,790,856
Warrants granted to consultants for services and others	-	-	425,740	-	-	-	425,740
Currency translation	-	-	-	(1,152,658)	-	-	(1,152,658)
Net income	-	-	-	-	-	660,696	660,696

Balance at December 31, 2006	11,153,817	$11,154	$19,009,693	$(1,380,701)	$(511,393)	$2,343,505	$19,472,258

Balance at January 1, 2007	11,153,817	$11,154	$19,009,693	$(1,380,701)	$(511,393)	$2,343,505	$19,472,258
Deferred stock compensation, net	-	-	-	-	-	-	-
Amortization of deferred compensation	-	-	-	-	216,238		216,238
Stock issued during the period, net oof	-	-	-	-	-	-	-
of issuance expenses :
For cash	2,294,828	2,295	6,489,955	-	-	-	6,492,250
For acquisitions	20,026	20	(20)	-	-	-	-
Exercise of options options	6,300	6	22,044	-	-	-	22,050
Shares cancelled	(7,043)	(7)	7	-	-	-	-
Fair value of warrants granted to bonds holders	-	-	973,306	-	-	-	973,306
Currency translation	-	-	-	(184,113)	-	-	(184,113)
Net loss	-	-	-	-	-	(1,283,892)	(1,283,892)

Balance at December 31, 2007	13,467,928	$13,468	$26,494,985	$(1,564,814)	$(295,155)	$1,059,613	$25,708,097

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31 ,
	2007	2006
Cash flow from operating activities:
Net income (loss)	$(1,283,892)	$660,696
Adjustments required to reconcile net income
to net cash provided by (used in)
operating activities:
Depreciation and amortization	1,211,798	1,092,085
Compensation in connection with the issuance of warrants and options issued for professional services	216,238	255,166
Minority interest	297,860	(81,802)
Currency differences on convertible notes and loans	-	368
Loss from a change of holding of affiliated company	-	58,472
Changes in earnings of equity investments	(132,868)	(60,574)
Decrease (increase) in account receivables	2,796,353	(1,335,519)
Decrease (increase) in long term assets	373,258	-
Decrease (increase) in other receivables	(1,703,548)	771,517
Decrease in shareholder loans receivable	-	242,847
Increase (decrease) in trade payables	663,601	(1,305,973)
Increase (decrease) in other liabilities and accrued expenses	2,523,797	(390,947)
Increase (decrease) in severance pay	57,160	63,305
Decrease in deferred taxes	(180,026)	(51,657)

Net cash provided by (used in) operating activities	4,839,731	(82,016)

Cash flow from investing activities:
Investment in short- term deposit	(24,998,173)	-
Purchase of other assets	-	(1,258)
Purchase of equipment	(1,322,908)	(871,998)
Change in prepaid acquisition costs	(479,502)	-
Change in long- term receivables	-	(106,254)
Acquisition of EBI	-	(99,372)
Acquisition of Canufly	-	(506,684)
Acquisition of I-55 Internet Services	-	(104,560)
Acquisition of I-55 Telecommunications	-	(30,196)
Net cash acquired from the acquisition of Equitalk	-	146,878
Net cash acquired from the acquisition of Story Telecom	-	65,579
Net cash acquired from the acquisition of Auracall	(612,607)	-
Net cash (used in) investing activities	(27,413,190)	(1,507,865)

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS (Continued)

	Years Ended
	December 31 ,
	2007	2006

Cash flow from financing activities:
Repayment of long term loans from banks and others	(1,051,079)	(2,544,945)
Increase in capital lease obligation	(105,968)	52,511
Increase (decrease) in short-term bank credit, net	(1,821,597)	240,647
Proceeds from long term loans from banks	199,437	307,412
Repayment of convertible notes	-	(623,812)
Issuance of bonds, net of issuance expenses	22,821,827	-
Proceeds from exercise of options	22,050	-
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	7,465,555	751,564
Net cash provided by (used in) financing activities	27,530,225	(1,816,623)

Effect of exchange rate changes on cash and cash equivalents	(339,550)	(262,660)
Net increase (decrease) in cash and cash equivalents	4,617,216	(3,669,164)

Cash and cash equivalents at the beginning of year	1,218,392	4,887,556
Cash and cash equivalents at the end of year	$5,835,608	$1,218,392

The accompanying notes are an integral part of these consolidated financial statements

Supplemental disclosure of non cash investing and financing activities:

Cash paid for:

Interest paid	$129,308	$290,404

Tax paid	$986	$111,859

Acquisition of EBI	$-	$176,326

Acquisition of Canufly	$-	$354,412

Acquisition of I-55 Internet Services	$-	$3,195,299

Acquisition of I-55 Telecommunication	$-	$818,513

Acquisition of Equitalk	$-	$279,475

Purchase of fixed assets	$830,000	$-

Purchase of fixed assets via capital lease	$26,510	$-

Capitalization of finance expenses related with acquisition costs of NTS Communications	$213,179	$-

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United States, the United Kingdom and Israel.

Xfone's holdings in subsidiaries as of December 31, 2007 were as follows:

•	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

•	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

•	Auracall Limited ("Auracall") - wholly owned U.K. subsidiary of Swiftnet.

•	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively, " Xfone USA ") - wholly owned U.S. subsidiary.

•	Story Telecom, Inc. and its wholly owned U.K. subsidiary, Story Telecom Limited (collectively, " Story Telecom ") - majority owned U.S. subsidiary, in which Xfone holds a 69.6% ownership share.

•	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

See also Note 18 (Subsequent Events).

B.
On January 1, 2006, Xfone USA, Inc., entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI's services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. Xfone USA paid a total consideration for this acquisition in the amount of $85,699 in monthly payments of $10,000 until paid in full, and made the first of such payments on June 1, 2007 and final payment on January 25, 2008. Payment for this acquisition was recorded as other assets.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of January 1, 2006:

EBI Comm, Inc.
Current assets, excluding cash acquired	$-
Total assets acquired	-

Total liabilities	176,326
Net liabilities assumed	$176,326

Purchase price:
Cash paid	$85,698
Acquisition costs	13,674
$99,372

Goodwill	$275,698

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 1 - Organization and Nature of Business (Cont.)
C.
On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. Xfone agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement Xfone issued in March 2007 additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net.

Canufly.net, Inc.
Current assets, excluding cash acquired	$-
Fixed assets	36,753
Total assets acquired	36,753

Current liabilities	-
Long-term liabilities	-
Total liabilities	-
Net assets assumed	$36,753

Purchase price:
Cash acquired or commitment in cash, net	$495,524
Acquisition costs	11,160
Fair market value of stock and warrant issued	193,951
Total	700,635

Goodwill	$663,882

D.
On May 10, 2006, Xfone, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, Xfone increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to Xfone and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of Xfone's operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006.  (See Note 18).

Pursuant to the above-mentioned Stock Purchase Agreement, at certain dates and provided Story Telecom meets certain business and financial covenants, Nir Davison and Trecastle Holdings Limited shall have the option to sell to the Company all of their shares in Story Telecom for U.S. $450,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). In addition, at certain dates and provided Story Telecom meets certain business and financial covenants, the Company shall have the option to buy from Nir Davison and Trecastle Holdings Limited all of their shares in Story Telecom for U.S. $900,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). The Stock Purchase Agreement further provides that upon request from Story Telecom, and provided certain conditions are met, the Company shall provide all consents necessary to make Story Telecom a publicly traded company through a distribution of its shares as a dividend to the shareholders of the Company, or a similar transaction. If the Company will fail to provide all necessary consents it shall have to buy from Nir Davison and Trecastle Holdings Limited all their shares of Story Telecom for $1,000,000, paid 70% in the Company's shares, valued at market price on an average of 30 trading days, and 30% in cash.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 1 - Organization and Nature of Business (Cont.)

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of May 10, 2006:

Story Telecom, Inc.

Current assets, excluding cash acquired	$710,194
Fixed assets	2,200
Other assets	-
Total assets acquired	712,394

Current liabilities	3,541,719
Long-term liabilities	-
Total liabilities	3,541,719
Net liabilities assumed	$2,829,325

Purchase price:
Cash acquired, net	$(65,579
Acquisition costs	-
Total	$(65,579

Goodwill	$2,690,786
Trade name	$72,960

The value assigned to the trade name is amortized on a straight-line basis over 7 years.

E.
As of May 10, 2006 the Company had a £1,010,030 receivable from Global VOIP Services Limited ("Global VOIP"), an Irish company which provided telecom services. Story Telecom, Inc. and/or its subsidiaries owed £1,010,030 to Global VOIP. In separate agreements, subsequent to the May 10, 2006 Stock Purchase Agreement, Story Telecom, Inc and/or its subsidiaries were assigned the £1,010,030 receivable and payable on Global VOIP's books. The assignment of Global VOIP's receivable and payable resulted in a non-cash transaction that removed Globe VOIP's receivable from the books of the Company and results in inter-company receivables and payables that eliminate in consolidation. There is no income statement effect to these transactions.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 1 - Organization and Nature of Business (Cont.)

F.
On May 25, 2006, Xfone and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provided for Xfone to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became Xfone's wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, Xfone issued a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of July 3, 2006:

Equitalk.co.uk Limited

Current assets, excluding cash acquired	$276,442
Fixed assets	4,251
Other assets	-
Total assets acquired	280,693

Current liabilities	446,478
Long-term liabilities	141,200
Total liabilities	587,678
Net liabilities assumed	$(306,985

Purchase price:
Cash acquired, net	$(155,030
Acquisition costs	13,875
Fair market value of stock and warrant issued	1,420,567
Total	$1,279,412

Goodwill	$1,395,513
Customer relations	$$190,884

The value assigned to the customer relations is amortized on a straight-line basis over 7 years.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 1 - Organization and Nature of Business (Cont.)

G.
On August 15, 2007, the Company, Swiftnet, and the majority shareholder of Auracall Limited ("Majority Shareholder") entered into a definitive Share Purchase Agreement, pursuant to which Swiftnet purchased from the Majority Shareholder the 67.5% equity interest in Auracall, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. The purchase price for the shares was £810,918 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,918 (approximately $619,658), was payable in monthly installments which commenced in September 2007 and  continued through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares.  The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years, but may be repaid earlier without charge or penalty.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of August 15, 2007:

Auracall Limited
Current assets, excluding cash acquired	$875,510
Fixed assets	30,051
Total assets acquired	905,561

Current liabilities	1,018,229

Net liabilities assumed	(112,668)

Acquired net assets (67.5%)	(76,051)

Purchase price:
Cash acquired, net	233,541
Deferred liabilities	604,158
Acquisition costs	140,900
978,599

Goodwill	$1,054,650

The financial statements consolidate the operations of Xfone, Swiftnet, Equitalk, Xfone USA, Story Telecom, Auracall and Xfone 018 - (collectively the " Company ").

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 2 -   Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

B.	Foreign Currency Translation

Effective January 1, 2007, the Company changed its functional and reporting currency from the Great Britain Pounds ("GBP") to the U.S. dollar for the reason that a majority of the Company's transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52, Foreign Currency Translation (“SFAS No. 52”), the change in functional currency will be accounted for prospectively; therefore, there is no effect on the historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006, became the accounting basis for those assets as of January 1, 2007.

The determination of the functional currency for the Company's foreign subsidiaries is made based on the appropriate economic factors. In addition a substantial portion of the Company's costs are incurred in U.S. dollars. The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which it operate. Thus, the Company's functional and reporting currency and the functional and reporting currency of certain of its subsidiaries is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with SFAS No. 52. All gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate. The Company's functional currency is US$, the Company's financial records are maintained in US$, and the Company's financial statements are prepared in US$. The functional currency of Swiftnet, Equitalk, Story Telecom and Auracall is GBP, the financial records of these subsidiaries are maintained in GBP and the financial statements of these subsidiaries are prepared in GBP. The functional currency of Xfone 018 is New Israeli Shekels ("NIS"), the financial records of Xfone 018 are maintained in NIS, and the financial statements of Xfone 018 are prepared in NIS.

Foreign currency transactions during the period are translated into each company's denominated currency at the exchange rates ruling at the transaction dates. Gains and losses resulting from foreign currency transactions are included in the consolidated statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into each company's denominated currency at period-end exchange rates. All exchange differences are dealt with in the consolidated statements of operations. The financial statements of the Company's operations based outside of the United States have been translated into US$ in accordance with SFAS No. 52. When translating functional currency financial statements into US$, period-end exchange rates are applied to the consolidated balance sheets, while average period rates are applied to consolidated statements of operations. Translation gains and losses are recorded in translation reserve as a component of shareholders' equity.

C.	Restricted cash

Restricted cash include proceeds from the issuance of securities to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032) par value bonds (Series A). The proceeds were invested in weekly interest-bearing deposits and were transferred to the Company's control upon the fulfillment of the following conditions: (i) that the Company raises an aggregate of at least $20.0 million in equity financings; and (ii) that the conditions for the consummation of the acquisition of NTS Communications, Inc have been met. These conditions were satisfied during February 2008  (See also Note 18).

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 2 -   Significant Accounting Policies (Cont.)

D.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

As of December 31, 2007 the accounts receivable are presented net of an allowance for doubtful accounts of $1,090,572. Bad debt expenses for the years ended 2007 and 2006 are $641,477 and $290,998 respectively.

E.	Fixed Assets

Fixed Assets are stated at cost. Depreciation is calculated based on a straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Useful Life
Communication equipment	10 years
Equipment held under lease	4 years
Office furniture and equipment	4-14 years
Development costs	3 years
Computer equipment	3-4 years
Motor vehicles	4 years
Building and plant	4-14 years

Depreciation expenses amounted to $1,044,722 and $833,541 for the years ended December 31, 2007 and 2006, respectively.

F.	Other Intangible Assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

Customer base and trade name related to merger and acquisitions are amortized over a period between 6-7 years from the date of the purchase.

Amortization expenses amounted to $167,076 and $258,544 for the years ended December 31, 2007 and 2006, respectively.

G.	Long-Lived Assets

The Company periodically evaluates the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 2 -   Significant Accounting Policies (Cont.)

H.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Revenue for services is recognized when the related services are provided. Payments received in advance are deferred until the service is provided.

I.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

J.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

K.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.
L.	Stock-Based Compensation

Effective the beginning of the first quarter of fiscal year 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”) using the modified prospective transition method. The Company previously applied APB 25, “Accounting for Stock Issued to Employees” and related interpretations and provided the required pro forma disclosures required under SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company elected to adopt the modified prospective application method as provided by SFAS 123(R), and, accordingly, the Company recorded compensation costs as the requisite service rendered for the unvested portion of previously issued awards that remain outstanding at the initial date of adoption and any awards issued, modified, repurchased or cancelled after the effective date of SFAS 123(R). The Company use the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of its common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations.

M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" (“SFAS No. 142”), goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. No impairment was recorded at December 31, 2007 and 2006.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 2 -   Significant Accounting Policies (Cont.)

N.	Reclassification

Certain prior period balances in the consolidated statement of cash flows were reclassified to appropriately present net cash used in operating activities and effect of exchange rate changes on cash and cash equivalents. The reclassification had no effect on previously reported net income and shareholders' equity.

O.	Recent Accounting Pronouncements

1) SFAS 157
    In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (“SFAS No. 157”) which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations, financial position, or cash flows.

2) SFAS 159
In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159). SFAS No. 159 permits companies to choose to measure certain financial instruments and other items at fair value. The standard requires that unrealized gains and losses are reported in earnings for items measured using the fair value option. SFAS No. 159 is effective for the Company beginning in the first quarter of fiscal year 2008. The adoption of SFAS No. 159 will not have a significant impact on the Company’s consolidated financial statements.

3) SFAS 141
In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS No. 141(R)). Under SFAS No. 141(R), an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense. The adoption of SFAS No. 141(R) will change the Company’s accounting treatment for business combinations on a prospective basis for those acquisitions being consummated beginning in the first quarter of fiscal year 2009.

4) SAB 110
In December 2007, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin 110 ("SAB 110") to amend the SEC’s views discussed in Staff Accounting Bulletin 107 (SAB 107) regarding the use of the simplified method in developing an estimate of expected life of share options in accordance with SFAS No. 123(R). SAB 110 is effective for the Company beginning in the first quarter of fiscal year 2008. The adoption of SAB 110 will not have an impact on the Company’s consolidated financial statements.

Note 3 - Prepaid Expenses, Other Receivables and Deposits

Deferred taxes	$430,876
Prepaid acquisition costs	692,681
Accrued income	280,364
Prepaid expenses	1,453,910
Tax authorities	331,105
Other receivables	796,371

$3,985,307

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

 Note 4 - Fixed Assets

Cost
Communication equipment	$5,214,315
Equipment held under capital lease	103,392
Office furniture and equipment	2,121,971
Development costs	781,614
Computer equipment	686,955
Motor vehicles	179,041
Building and plant	685,730
9,773,018

Accumulated Depreciation
Communication equipment	1,372,233
Equipment held under capital lease	24,267
Office furniture and equipment	1,690,335
Development costs	344,800
Computer equipment	414,712
Motor vehicles	30,324
Building and Plant	148,589
4,025,260

$5,747,758

Note 5 - Other Assets

Cost:
Goodwill	$16,872,088
Customer relations	982,448
Trade name	73,478
License	330,365
18,258,379

Accumulated amortization:
Customer relations	232,475
Trade name	17,145
License	59,887
309,507

Other assets, net	$17,948,872

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 6 - Other Liabilities and Accrued Expenses

Corporate taxes	$62,648
Government authorities	372,156
Payroll and other taxes	94,232
Accrued expense (1)	4,495,861
Others	297,148

$5,322,045

(1) includes accrued expenses related to the issuance of bonds and the private placement during October - December 2007 of $811,676 and accrued legal and interest expenses payable to MCI WorldCom Limited of $1,494,640 (see also note 11).

  Note 7 - Notes Payable

	Annual Interest
	rate

Convertible note (1)	Prime + 1.5%	$623,643
Note payable to others, due on demand, monthly interest payments only	5% - 7%	327,587
Bank loans	0%	50,120
Loans payable over 5 years	Prime + 1.0%	615,041
Loan (2)	Israeli Consumer Price Index + 4.0%	491,756
		2,108,147

less current portion		1,094,339

Long term portion		$1,013,808

1.
On September 27, 2005, a Securities Purchase Agreement (the "Securities Purchase Agreement") was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a Convertible Term Note secured by the Company's United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company's common stock at an initial conversion price equal to $3.48 per share. In conjunction with this financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. The Securities Purchase Agreement provides that for so long as twenty five percent (25%) of the principal amount of the Term Note is outstanding, the Company, without the prior written consent of Laurus Master Fund, shall not, and shall not permit any of the Subsidiaries (as defined in the Securities Purchase Agreement) to directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries.

2.
According to the agreement between the Company, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the “Minority Partner”), the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is payable after four years with annual interest of 4% and linkage to the Israeli consumer price index. As of December 31, 2007, the balance of the Minority Partner Loan is 1,891,293 NIS ($491,756).

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 7 - Notes Payable (Cont.)

The notes payable matures as follows:

Year
2008	$1,094,339
2009	325,607
2010	134,307
2011	553,894

$2,108,147

Note 8- Bonds

A.	Issuance of Bonds

On December 13, 2007, the Company issued a total of NIS 100,382,100 ($25,562,032) Series A Bonds (the “Bonds”) to Israeli institutional investors. The Bonds will pay annual interest at a rate of 9% that will be paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  The principal of the Bonds will be repaid in 8 equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index (“CPI”). In the event that the Company shall list the Series A Bonds on TASE, commencing from the date of the listing of the Series A Bonds on TASE, and insofar as the Series A Bonds shall indeed be listed on TASE, the interest rate that the unpaid balance of the Series A Bonds shall bear shall decrease by the rate of 1% (calculated according to 365 days in a year) for the period that shall commence on the date of the listing of the Series A Bonds on TASE and concluding on the date of payment of the Series A Bonds. Additionally, the Company issued the holders of the Bonds, for no additional consideration, 956,020 (non-tradable) Warrants, each exercisable at an exercise price of $3.50 with a term of 4 years.

The Company attributed the composition of the proceeds from the offering as follows:

Bonds Series A (1)	$24,588,726
Stock Purchase Warrants (2)	973,306
Total	$25,562,032

(1)	As of December 31, 2007, the outstanding balance increased by $763,642 due to interest accrued, linkage to the CPI and effect of the exchange rate of the new Israeli Shekel.
(2)	Presented as part of shareholders' equity.

Note 9 - Capital Lease Obligations

The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments under capital leases as of December 31, 2007 are:

2008	$89,654
2009	31,893

Total	$121,547

Total minimum lease payments	$136,274
Less: amount representing interest	(14,727)

Present value of net minimum lease payment	$121,547

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 10 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forward. The Company does not file consolidated tax returns.

 The following table reflects the Company's deferred tax assets and (liabilities):

Deferred Tax Liabilities:
Accelerated tax write off of fixed assets	$1,103

Deferred Tax Assets:
Carry forward losses	363,768
Accrued vacation and severance pay	67,108

Net deferred taxes liabilities	$429,773

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

Income tax computed at statutory rate	$(628,809)

Effect of tax authority adjustments	35,642
Current income (losses) for which no deferred tax expense (benefit) has been recorded	39,860
Difference between income reported for tax purposes and income for financial reporting purposes - net	30,073
Deferred taxes on losses (utilization of losses)	(506,877)
Taxes on losses for which a valuation allowance was not provided	603,686
Taxes in respect of prior years	320
Provision for income taxes	$(426,105)

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 11 - Commitments and Contingent Liabilities

Swiftnet Limited, the Company’s wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (currently operating as Verizon UK Limited) (“MCI”) in an English court for the sum of £1,640,440 ($3,398,992) plus interest accruing at a daily rate of £401 ($831) which at the date of claim had amounted to £92,317 ($191,281). MCI’s claim was for telecommunication services provided to Swiftnet. Swiftnet had been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet.  Swiftnet alleged that the disputed charges were improperly billed by MCI to its account and therefore MCI should credit Swiftnet for a certain amount of the claim.  A substantial element of Swiftnet’s counterclaim for credits was based upon special rates agreed verbally by Swiftnet and MCI, which were not applied by MCI in its invoices.  Swiftnet pleaded a counterclaim and that £275,574 ($550,803) owed in relation to traffic terminated through the Xfone network in Israel should be deducted.

On 19 March 2008, the court handed down judgment in this dispute and awarded £1,278,942 ($2,564,036) plus legal costs and interest in favour of MCI. The Company's financial statements have carried the full amount Swiftnet calculated that it owed to MCI based on the data held in Swiftnet’s billing systems. The net effect of this judgment including estimation of the Company's legal fees, MCI’s legal costs and interest payable is approximately £1,427,737 ($2,856,803) which is presented as a non-recurring loss in the Statement of Operations. Swiftnet is in the process of taking legal advice as to whether it will seek an appeal to the English Court of Appeal.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 12 - Capital Structure, Stock Options

Shares and Warrants

A.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

B.	On March 28, 2006, Xfone issued to Gersten Savage, LLP 755 restricted shares of its common stock as consideration for legal services with a value of £1,480 ($2,900).
C.
On March 28, 2006, Xfone issued to Oberon Securities, LLC 30,144 shares of its common stock pursuant to that certain Letter Agreement dated November 15, 2005, between Xfone and Oberon Securities with a value of £54,302 ($106,378).

D.
On March 31, 2006, and in conjunction with a Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, Xfone issued to MCG Capital 667,998 shares of its common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

E.
On April 6, 2006, Xfone sold 80,000 restricted shares of its common stock, 20,000 warrants exercisable at $3.00 per share, and 20,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £110,072 ($215,630).

F.
On April 6, 2006, Xfone sold 90,000 restricted shares of its common stock, 22,500 warrants exercisable at $3.00 per share, and 22,500 warrants exercisable at $3.25 per share to Hadar Insurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £123,831 ($242,584).

G.
On April 6, 2006, Xfone sold 110,000 restricted shares of its common stock, 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share to the Israeli Phoenix Assurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £151,348 ($296,492).

H.
On April 6, 2006, Xfone sold 44,000 restricted shares of its common stock, 11,000 warrants exercisable at $3.00 per share, and 11,000 warrants exercisable at $3.25 per share to Gaon Gemel Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £60,539 ($118,597).

I.
During May 2006, and in conjunction with a January 10, 2006 Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., Xfone issued to the shareholders of Canufly.net 33,768 restricted shares of its common stock and 24,053 warrants, exercisable at $2.98 per share for a period of five years. The total value of the shares and warrants is £60,752 ($112,330).

J.
On May 10, 2006, Xfone issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective.

K.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the shareholders of I-55 Internet Services, Inc. 789,863 restricted shares of its common stock valued at $2,380,178 and 603,939 warrants valued at $1,284,722, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.31 per share, and have a term of five years.

L.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the sole shareholder of I-55 Telecommunications, LLC. 223,702 restricted shares of its common stock valued at $671,687 and 79,029 warrants valued at $166,667, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

M.
During May 2006, and in conjunction with Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with certain creditors of I-55 Telecommunications, LLC, Xfone issued to the creditors of I-55 Telecommunications 163,933 restricted shares of its common stock and 81,968 warrants at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

N.	On May 30, 2006, Xfone issued 2,736 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £4,955 ($9,707).

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 12 - Capital Structure, Stock Options (Cont.)

Shares and Warrants (Cont.)

O.
On June 28, 2006, Xfone cancelled 5,000 restricted shares of its common stock which were issued in 2000 to Ofer Weisglass. The shares were issued to Mr. Weisglass in return for services; however Mr. Weisglass failed to provide the services to Xfone.

P.	On July 3 2006, Xfone issued to Preiskel & Co LLP 5,236 restricted shares of its common stock as consideration for legal services. The value of the shares is £7,500 ($1,469).
Q.
On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, Xfone issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. The total value of the shares and warrants is £717,167 ($1,404,930).

R.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer at that time, Xfone issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £11,010 ($21,569).

S.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer, Xfone issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £5,506 ($10,785).

T.
On July 11, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, and have a term of five years. The value of the warrants is £180,140 ($352,895).

U.
On July 11, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 172,415 warrants. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.40, and have a term of five years. The value of the warrants is £91,186 ($178,633).

V.
On September 5, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 344,825 restricted shares of common stock. The value of the shares is £531,163 ($1,040,549).

W.
On September 19, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 90,000 restricted shares of common stock. The value of the shares is £119,512 ($234,124).

X.
On September 19, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, Xfone cancelled 64,360 of the 100,000 warrants which were issued to Elite Financial Communications Group, LLC on May 10, 2006.

Y.	On November 1, 2006, Xfone issued 6,994 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £9,044 ($17,717).
Z.
On November 20, 2006, Xfone issued in exchange for services 36,000 warrants exercisable at $3.50 per share, 36,000 warrants exercisable at $4.00 per share, and 36,000 warrants exercisable at $4.50 per share to Institutional Marketing Services, Inc. The warrants have a term of five years. In the event Xfone elects early termination of its agreement with Institutional Marketing Services, then any warrants that have not yet reached their vesting date will be cancelled. The value of the warrants is £27,341($53,561).

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 12 - Capital Structure, Stock Options (Cont.)

Shares and Warrants (Cont.)

AA.
On November 27, 2006, Xfone issued in exchange for services 117,676 warrants exercisable at $3.50 per share to Crestview Capital Master, LLC. The warrants have a term of five years and shall vest as follows: 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007. The value of the warrants is £89,662 ($175,648).

BB.
On December 26, 2006, and in conjunction with a December 25, 2006 oral stock purchase agreement, Xfone repurchased from Abraham Keinan, its Chairman of the Board, 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to Xfone for cancellation. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by Xfone's Audit Committee.

CC.
On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement the Company issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.40, and have a term of five years. On February 1, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement the Company issued an aggregate of 344,828 restricted shares of our common stock, at a purchase price of $2.90 per share, to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

DD.
On March 20, 2007, following the closing of the acquisition of the assets of Canufly.net in 2006, and due to the satisfaction of certain earn out provisions in the Asset Purchase Agreement, the Company issued to the shareholders of Canufly.net additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years.

EE.
On October 23, 2007, the Company entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. which agreed to purchase an aggregate of 1,000,000 shares of the Company's common stock at a price of $3.00 per share, for a total subscription amount of $3,000,000. The 1,000,000 shares were issued on November 6, 2007.

FF.
On November 4, 2007, the Company entered into Subscription Agreements with: (i) XFN - RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 250,000 shares of the Company's common stock at a price of $3.00 per share, for a total subscription amount of $750,000; and (ii) certain Israeli institutional investors, which agreed to purchase an aggregate of 700,000 shares of the Company's common stock, at a price of $3.00 per share, for a total subscription amount of $2,100,000 . The 950,000 shares were issued on November 13, 2007.

GG.
In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, the Company issued a total of 223,702 shares of common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of common stock, with an exercise price of $3.38 (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications. Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a loss of $30,626 pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants. The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

HH.
On February 26, 2008, the Company completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Company’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000, which was held in escrow for the benefit of the Company pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares (including those underlying the warrants), as well as the closing of the acquisition of NTS (see also note 18).

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 12 - Capital Structure, Stock Options (Cont.)

Shares and Warrants (Cont.)

	Number of warrants	Weighted average exercise price
Warrants outstanding at the beginning of the year	4,622,219	$3.91
Granted	1,486,778	$3.13
Forfeited	(4,838)	$3.38
Warrants outstanding and exercisable at the end of the year	6,104,159	$3.72

Stock Option Plan

A.
In November 2004, Xfone's board of directors approved the adoption of the principal items forming Xfone's 2004 stock option plan (The “2004 Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. The 2004 Plan was approved by a special meeting of shareholders on March 13, 2006. The purpose of the 2004 Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business. The 2004 Plan will provides for the grant of options an aggregate of 5,500,000 shares of Xfone's common stock. The 2004 Plan is administered by the board that determines the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

B.
At November 24, 2004 3,200,000 options were granted under the 2004 Plan according to the following terms: Option exercise price - $3.50, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

C.
On February 6, 2005, Xfone's board of directors approved a grant to employees of 730,000 options under and subject to the 2004 Plan according to the following terms: Option exercise price of $3.50; Vesting Date  - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -  5.5 years from the Grant Date.

D.
On November 13, 2005, Xfone's Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons on March 10, 2005, under the 2004 Plan, pursuant to the terms described in their March 10, 2005 employment agreements. The stock options provided for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Company's common stock on the date of issue of the Options.

E.
On June 8, 2005, Xfone's board of directors approved a grant to Xfone's Chief Financial Officer, of 300,000 options under and subject to the 2004 Plan of Xfone according to the following terms: Option exercise price of $3.50; Vesting Date  -  the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date  - 5.5 years from the grant date.

F.
On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between Xfone, Swiftnet Limited and John Mark Burton, the Managing Director of Xfone's UK based subsidiaries, Xfone's Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

G.
On October 30, 2006, Xfone's Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to Xfone's 2004 Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 12 - Capital Structure, Stock Options (Cont.)

Stock Option Plan (Cont.)

H.
On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options to Israel Singer, and a grant of 20,000 options to Morris Mansour. The options were granted under and subject to the Company’s 2004 Stock Option Plan with the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

I.
On June 5, 2007, the Company’s Board of Directors approved a grant of 200,000 options to Brian Acosta under the Company’s 2004 Plan. The options are granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.146 per share; Vesting Date - (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date - 5 years from the Vesting Date; Termination - in the event of termination of employment prior to the completion of Mr. Acosta’s second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. Acosta’s third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. Mr. Acosta is the Chief Technical Officer of our subsidiary, Xfone USA.

J.
On June 5, 2007, the Company’s Board of Directors approved a grant of 200,000 options to Hunter McAllister under the Company’s 2004 Plan. The options are granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.146 per share; Vesting Date - (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date - 5 years from the Vesting Date; Termination - in the event of termination of employment prior to the completion of Mr. McAllister’s second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. McAllister’s third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. Mr. McAllister is the Vice President Business Development of our subsidiary, Xfone USA.

K.
On October 28, 2007, our Board of Directors adopted and approved the Company’s 2007 Stock Incentive Plan (the "2007 Plan") which is designated for the benefit of employees, directors, and consultants of the Company and its affiliates. The 2007 Plan was approved on December 17, 2007, at an Annual Meeting of shareholders of the Company. The 2007 Plan authorizes the issuance of awards for up to a total of 8,000,000 shares of our common stock underlying such awards.

L.
On August 26, 2007, the Company entered into a contractual obligation to grant the General Manager of Xfone 018 the following number of options to purchase shares of the Company’s common stock under the 2007 plan, (the “Plan”):
(1) Within 30 days of adoption of the Plan, the Company will grant options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will vest on August 26, 2008,; and (ii) options to purchase 18,750 shares will be vest at the end of every 3 month period thereafter.
(2) At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, the General Manager of Xfone 018 will be granted options to purchase 25,000 shares of the Company’s Common Stock under the Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Company publishes its annual financial statements for such year.

The options will expire 120 days after termination of employment with Xfone 018.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007
Note 12 - Capital Structure, Stock Options (Cont.)

Stock Option Plan (Cont.)

	Number of options	Weighted average exercise price
Options outstanding at the beginning of the year	5,350,000	$3.69
Granted (a)	740,000	$3.31
Exercised	(6,300)	$3.50
Forfeited	(368,700)	$3.50
Options outstanding at the end of the year	5,715,000	$3.65

Options vested and exercisable	3,689,063	$3.50

Weighted average fair value of options granted		$1.13

(a) Include options under contractual obligation as specified in note 12L.

The following table summarizes information about options vested and exercisable at December 31, 2007:

	Options vested and exercisable
Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price

3.50	3,689,063	4.8	$3.02

Note 13 - Earnings Per Share
	Year Ended December 31 , 2007
	Weighted Average
	Income	Shares	Per Share
			Amounts

Net Income	$(1,283,892)
Basic EPS:
Income available to common stockholders	$(1,283,892)	11,777,645	$(0.109)
Effect of dilutive securities:
Options and warrants (*)	-	-
Diluted EPS:
Income available to common stockholders	$(1,283,892)	11,777,645	$(0.109)

	Year Ended December 31 , 2006
	Weighted Average
	Income	Shares	Per Share
			Amounts

Net Income	$660,696
Basic EPS:
Income available to common stockholders	$660,696	10,135,874	$0.065
Effect of dilutive securities:
Options and warrants (*)	-	-	-
Diluted EPS:
Income available to common stockholders	$660,696	10,135,874	$0.065
(*) Anti-diluted

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 14 - Related Party Transactions

	Years ended
	December 31,
	2007	2006

Campbeltown Business Ltd.:

Fees	$4,302	$163,381
Accrued Expenses	-	13,615

Vision Consultants Limited:

Fees	-	163,381
Accrued expenses	-	-

Abraham Keinan

Fees	254,350	100,710
Accrued expenses	20,050	11,568

Guy Nissensson

Fees	242,490	-
Accrued expenses	20,050	-

Story Telecom Limited:

Revenues (*)	-	2,883,942
Commissions (*)	-	312,300

Auracall Limited:

Related revenues (*)	3,324,726	1,501,092
Commissions (*)	417,907	1,061,259
Due (to) from Auracall (net)**		(142,633)
Short-term loan from Auracall Limited**		47,016

Dionysos Investments (1999) Limited:
Fees	183,363	70,524
Accrued Expenses	146,542	5,877

Balance:
Guy Nissenson	-	(22,611)
Abraham Keinan	(7,205)	(62,670)

(*) Amount represents the period for which Story Telecom Limited or Auracall Limited was not consolidated into the Company's financial reports.
(**) Due to the consolidation of Auracell Limited these amounts are eliminated in the consolidated report.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 15 - Financial Commitments

A.
The Company leases its facilities in the UK, USA and Israel under operating lease agreement, which will expire in 2009 through 2012. The minimum lease payments under non-cancelable operating leases are as follows:

Year ended December 31,

2008	$365,649
2009	280,805
2010	193,257
2011	178,935
2012	118,612
1,137,258

B.
Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Keinan entered into a consulting agreement, to be effective as of January 1, 2007 (the “Keinan Consulting Agreement”).
The Keinan Consulting Agreement provides that Mr. Keinan shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).
In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, the Company shall pay Mr. Keinan a monthly fee of £10,000 ($21,044) (the “Fee”). Mr. Keinan shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice".

C.
Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).
The Nissenson Consulting Agreement provides that Mr. Nissenson shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).
In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, the Company shall pay Mr. Nissenson a monthly fee of £10,000 ($21,044) (the “Fee”). Mr. Nissenson shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;
•
Campbeltown Business would also receive 5% of the Company's issued and outstanding shares following the Company's acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. Xfone acquired Swiftnet and Campbeltown received 720,336 shares of the Company's common stock for its 20% interest in Swiftnet.

•
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business' 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of the Company's outstanding shares and that Campbeltown Business would have in total at least 15% of the Company's total issued shares after the Company's acquisition occurred.

•
Campbeltown Business would have the right to nominate 33% of the members of the Company's board of directors and Swiftnet's board of directors. When Campbeltown Business ownership in the Company's common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of the Company's board members but always at least one member. In the case that Campbeltown Business ownership in the Company's common stock was less than 2%, this right would expire.

•
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

Until Xfone conducts a public offering or is traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in Xfone or Swiftnet.

D.
Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, is the Managing Director of Dionysos Investments. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson. On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Company and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, the Company and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement from earlier date. As a result, Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of GBP 8,000 ($16,876) per month, beginning on January 1, 2007 and will entitled for a success fee for any future investments in the Company made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to the Company. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments. On January 28, 2008, in accordance with the recommendation of the Audit Committee and in recognition of and following the successful efforts of Dionysos in raising capital for the Company in Israel during the Company’s 2007 fiscal year, the Board of Directors of the Company approved and confirmed by resolution the engagement of Dionysos to serve as the Company’s consultant for the fiscal year ended December 31, 2008 at the same level of compensation which was agreed to and paid for the fiscal year ended December 31, 2007.

E.	The Company has commission agreements with various agents that are entitled to commission of approximately 5%-12% of the total sale amount less any bad debts.

Note 16 - Economic Dependency and Credit Risk

A.
Certain Telecommunication operators act as collection channels for the Company. In 2007 the Company had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 22% and 6% of the Company's total revenues in 2007, respectively, and 18% and 5% of the Company's total revenues in 2006, respectively. With respect to collection of monies for the Company, these Telecommunication operators are not deemed to be customers of the Company.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

B.	Approximately, 25%, 20% and 7% of the Company's purchases are from three suppliers for the year ended December 31, 2007, and 31%, 28%, 5% are from three suppliers for the year ended December 31, 2006.

Note 17 - Segment Information

The percentage of the Company's revenues is derived from the following Geographical segments:
	Years Ended
	December 31,
	2007	2006
Revenues:
United Kingdom	$24,263,610	$16,951,119
United States	12,290,891	15,474,206
Israel	8,169,433	5,488,712

Total revenues	44,723,934	37,914,037

Cost of revenues
United Kingdom	10,696,915	11,834,466
United States	5,904,797	7,684,708
Israel	3,024,610	2,449,824

Total cost of revenues	19,626,322	21,968,998

Direct Gross Profit:
United Kingdom	13,566,695	5,116,653
United States	6,386,094	7,789,497
Israel	5,144,823	3,038,889

	25,097,612	15,945,039

Operating expenses:
United Kingdom	12,556,993	3,582,173
United States	* 6,466,501	* 6,658,270
Israel	2,963,461	3,209,436

	* 21,986,955	* 13,449,879

Operating Profit:
United Kingdom	1,009,702	1,534,480
United States	* (80,407)	* 1,131,227
Israel	2,181,362	(170,547)

	* 3,110,657	* 2,495,160

Non- recurring loss	2,856,803	-

Expenses related to Headquarter in the US	* 1,283,296	* 1,460,138

Operating Income (Loss)	$(1,029,442)	$1,035,022

(*) Amounts were reclassified in order to present segment information without the effect of expenses related to operating a Headquarters in the US.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 18 - Subsequent Events

Acquisition of NTS Communications, Inc. (“NTS”)

On February 26, 2008 (the “Closing Date”), the Company completed its acquisition of NTS pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 and February 26, 2008 .

The acquisition closed on February 26, 2008.  Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became our wholly owned subsidiaries.

The purchase price for the acquisition was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to the Company’s advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by the Company as follows: $35,414,715 was paid in cash; and 2,366,892 shares of the Company’s common stock, were issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement. The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On February 26, 2008, and in connection with the closing of the acquisition, the parties entered into the following material definitive agreements, among others:

A.           Employment Agreements with Barbara Baldwin, Jerry Hoover and Brad Worthington.

NTS entered into Employment Agreements with each of Barbara Baldwin, who, prior to the closing, served as NTS’ President and CEO, Jerry Hoover, who, prior to the closing, served as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who, prior to the closing, served as NTS’ Executive Vice President - Chief Operating Officer (each an “Officer,” and collectively the “Officers”).  The Employment Agreements provide for continued employment of the Officers with NTS in their respective capacities, and are for five-year terms each, effective as of the Closing Date.

The Employment Agreements provide for initial annual salaries for Ms. Baldwin of $273,000, and $243,840 for each of Messrs. Hoover and Worthington, and annual salaries (not less than the Officer’s respective initial annual salary) to be determined by NTS’ Board of Directors for each year of employment thereafter. In addition, the Officers are entitled to one-time signing bonuses in the amount of $500,000 for Ms. Baldwin and $243,840 for each of Messrs. Hoover and Worthington on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the Officers were granted the following stock option awards under the Company’s 2007 Stock Incentive Plan on the Closing Date: Ms. Baldwin was granted options to purchase 250,000 shares of the Company’s Common Stock, and each of Messrs. Hoover and Worthington was granted options to purchase 400,000 shares of the Company’s Common Stock.  Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately preceding August, 22, 2007, the execution date of the Purchase Agreement.  Additionally, the Employment Agreements provide that at the end of each Officer’s second year of his or her employment, he or she will be granted options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

The Employment Agreements also provide piggyback registration rights for the Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of the Company’s Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements.  The Company will pay the registration expenses with respect to such piggyback registrations.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

 Note 18 - Subsequent Events  (Cont.)

B.           Free Cash Flow Participation Agreement.
The Company entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, pursuant to which NTS Holdings will be entitled to a payment from the Company of an amount equal to 5% of the aggregate excess free cash flow generated by the Company’s U.S. Operations, which is defined in the Participation Agreement as the operations of the Company and its U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that the Company acquires directly, or indirectly through its subsidiaries in the future (a “Future Acquisition”).  NTS Holdings will be entitled to the participation amount beginning at such time as the Company has received a full return of its initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms.  Termination of the Participation Agreement may occur upon a sale or buyout of the Company’s U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

C.           Escrow Agreement.
In accordance with the terms of the Purchase Agreement, the Company and certain representatives of the NTS Shareholders (the “NTS Shareholder Representatives”) entered into an Escrow Agreement with Trustmark National Bank, as escrow agent, pursuant to which the Company deposited an amount of cash and shares of Common Stock equal to $6,679,999 (15.9%) of the aggregate purchase price for the acquisition, to be held and administered by the escrow agent in order to secure certain obligations of the sellers under the Purchase Agreement. Each share of Common Stock deposited with the escrow agent has an agreed value of $2.74, which was determined by using the average per share closing price of the Common Stock for the ten (10) consecutive trading days preceding the trading day immediately prior to the Closing Date.

D.           Issuance of Common Stock to certain NTS Shareholders
In connection with the closing of the acquisition on February 26, 2008, the Company issued 2,366,892 shares of the Company’s Common Stock to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement.  The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

E.           Issuance of Common Stock to certain Accredited Investors pursuant to the December 13, 2007 Private Placement

On February 26, 2008, the Company completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Company’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000, which was held in escrow for the benefit of the Company pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares (including those underlying the warrants), as well as the closing of the acquisition of NTS.

The private placement was made by the Company acting without a placement agent.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

Note 18 - Subsequent Events  (Cont.)

Letter agreement with Oberon Securities, LLC

On March 5, 2008, the Company entered into a letter agreement (the “March 5, 2008 Agreement”) with  Oberon Securities, LLC, a New York City-based registered broker-dealer (“Oberon Securities”), pursuant to which the Company will pay Oberon Securities $1,200,000 in cash for its services to the Company as financial advisor in connection with the Company's acquisition of NTS, payable as follows: (i) $400,000 no later than March 7, 2008 (ii) $400,000 no later than May 1, 2008 and (iii) $400,000 no later than July 1, 2008. The March 5, 2008 Agreement sets forth the total and final fees due to Oberon Securities for its services in connection with the NTS acquisition, pursuant to the Company’s prior agreements with Oberon Securities and its affiliates.

Agreement of Principles with Tiv Taam Holdings 1 Ltd.

On March 17, 2008, Xfone 018 entered into an Agreement of Principles with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”), pursuant to which Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns.  Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.  The purchase price for the acquisition is NIS 44,000,000 (approximately $12,503,552), subject to adjustment as set forth in the agreement, payable in three installments, as follows:

o	On the closing date, NIS 15,500,000 (approximately $4,404,660) (the “First Installment”);

o	By November 20, 2008, NIS 15,500,000 (approximately $4,404,660), subject to adjustment resulting from linkage to the Consumer Price Index (the “Second Installment”); and

o	By November 1, 2009, NIS 13,000,000 (approximately $3,694,231), subject to adjustment resulting from linkage to the Consumer Price Index (the “Third Installment”).

Xfone 018 will have all rights as a shareholder of Robomatix upon closing of the acquisition and payment of the First Installment.

Xfone Inc., as the parent company of Xfone 018, has agreed to sign a letter of guarantee with respect to the Second Installment and the Third Installment.  The agreement provides for a 60-day period during which Xfone 018 shall perform a legal and accounting due diligence examination of Robomatix, Tadiran Telecom and Tadiran Telecom LP.  Xfone 018 has undertaken to maintain confidentiality of all information delivered to Xfone 018, and has entered into a Confidentiality Undertaking.

The closing of the transaction will occur on the later of (i) 75 days after the execution of the Agreement (i.e, May 31, 2008), or (ii) 15 days after receipt of necessary approvals of the General Director of the Antitrust Authority and other Israeli governmental authorities.  In the event that the necessary approvals are not received within 120 days of the date of execution of the Agreement, or a reserved approval was received or an approval under conditions which make it burdensome on Xfone 018 or significantly prejudice the profitability of the transaction for Xfone 018, the Agreement will be null and void as if it was never executed.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2007

 Note 18 - Subsequent Events  (Cont.)

Acquisition of additional 30.4% ownership interest in Story Telecom, Inc.

On July 12, 2007, Story Telecom UK notified Mr. Davison, its Managing Director, that it was terminating his employment, effective as of September 10, 2007. On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Mr. Davison with the United Kingdom Employment Tribunals against Story Telecom UK, alleging wrongful termination of his employment as Managing Director. The claim did not seek any specific damages. On August 21, 2007, the Company responded to the United Kingdom Employment Tribunal by rejecting Mr. Davison's claim.

On March 25, 2008, Story Telecom Limited (“Story Telecom UK”), the majority-owned U.K. based subsidiary of the Company, settled the previously disclosed legal proceeding in the U.K. initiated by Nir Davison, Story Telecom UK’s former Managing Director.

In connection with the settlement, the Company purchased the shares of common stock of Story Telecom, Inc., the parent company of Story Telecom UK ("Story Telecom US"), owned by Mr. Davison and owned by Trecastle Holdings Limited, a company owned and controlled by Mr. Davison (“Trecastle”), which increased the Company's ownership interest in Story Telecom US from 69.6% to 100%.  As a result, Story Telecom US became a wholly owned subsidiary of the Company.

As part of the settlement, Story Telecom UK agreed to pay Mr. Davison ₤30,000 ($59,787) as compensation for loss of employment, which payment was made without admission of liability.  In addition, Mr. Davison agreed to file a Withdrawal of Claim with the United Kingdom Employment Tribunal no later than March 26, 2008. The Withdrawal of Claim was filed on March 31, 2008.

In connection with the Compromise Agreement, Nir Davison, Trecastle and the Company entered into a Securities Purchase Agreement (the “SPA”) on the same date, pursuant to which Mr. Davison and Trecastle agreed to sell to the Company, and the Company agreed to purchase from each of Mr. Davison and Trecastle, the shares of common stock of Story Telecom US that each party owned, respectively, for an aggregate purchase price of ₤270,000 ($538,083).

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

March 31, 2008

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2008	2007
	Unaudited
CURRENT ASSETS:

Cash	$8,673,077	$5,835,608
Restricted cash	-	25,562,032
Accounts receivable, net	9,470,827	5,886,499
Prepaid expenses and other receivables	6,196,353	3,985,307

Total current assets	24,340,257	41,269,446

INVENTORY	374,153	-

MINORITY INTEREST	-	7,190

LONG TERM ASSETS (*)	2,033,110	2,076,061

FIXED ASSETS, NET	46,294,415	5,747,758

OTHER ASSETS, NET	29,827,932	17,948,872

Total assets	$102,869,867	$67,049,327

* Including $1,708,937 and $1,753,503 of bonds issuance cost, net in March 31, 2008 and December 31, 2007, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2008	2007
	Unaudited

CURRENT LIABILITIES:
Short-term bank credit and current maturities of notes payable	$1,931,848	$1,094,339
Trade payables	11,845,891	8,287,420
Other liabilities and accrued expenses	8,456,637	5,322,045
Current maturities of obligations under capital leases	132,167	89,654
Current maturities of Bonds	4,140,106	3,268,476

Total current liabilities	26,506,649	18,061,934

DEFERRED TAXES	6,443,357	1,103

NOTES PAYABLE	3,831,884	1,013,808

BONDS	24,163,911	22,083,892

OBLIGATIONS UNDER CAPITAL LEASES	54,209	31,893

SEVERANCE PAY	91,132	148,600

MINORITY INTEREST	89,664

Total liabilities	61,180,806	41,341,230

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Common stock of $0.001 par value:
75,000,000 shares authorized at December 31, 2007 and March 31, 2008;
13,467,928 and 18,434,820 issued and outstanding at December 31, 2007 and March 31, 2008, respectively	18,435	13,468
Additional paid-in capital	41,013,554	26,494,985
Foreign currency translation adjustment	(1,699,473)	(1,564,814)
Stock compensation fund	1,215,802	(295,155)
Retained earnings	1,140,743	1,059,613)

Total shareholders' equity	41,689,061	25,708,097

Total liabilities and shareholders' equity	$102,869,867	$67,049,327

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31,
	2008	2007

Revenues	$15,793,098	$11,523,716
Cost of revenues	7,656,273	5,193,222

Gross profit	8,136,825	6,330,494

Operating expenses:
Research and development	15,010	15,778
Marketing and selling	2,665,629	2,731,976
General and administrative	4,311,720	2,921,291

Total operating expenses	6,992,359	5,669,045

Operating profit	1,144,466	661,449

Financing expenses, net	(903,169)	(139,869)
Equity in income of affiliated company	-	79,136
Other income	-	34,505

Income before minority interest and taxes	241,297	635,221

Minority interest	(82,474)	(92,135)

Income before taxes	158,823	543,086

Tax expense	(77,693)	(98,691)

Net income	$81,130	$444,395

Earnings Per Share:
Basic	$0.005	$0.039

Diluted	$0.005	$0.039

Weighted average shares outstanding:
Basic	15,323,690	11,479,609

Diluted	15,392,258	11,479,609

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flow from operating activities
Net income	$81,130	$444,395
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	507,210	254,998
Compensation in connection with the issuance of warrants and options	98,450	57,197
Interest and currency differences on bonds	750,423
Minority interest	96,854	92,135
Equity in earnings of affiliated company	-	(79,135)
Increase in account receivables	(148,896)	(561,198)
Increase in inventories	(12,763)
Decrease in severance pay	(67,861)	(5,242)
Decrease (increase) in prepaid expenses and other receivables	711,175	(520,750)
Decrease in long term receivables	20,906	-
Increase in trade payables	1,210,262	376,798
Increase (decrease) in other payables	(1,933,566)	327,368
Decrease (increase) in deferred taxes	(44,837)	683

Net cash provided by (used in) operating activities	1,268,487	387,249

Cash flow from investing activities
Purchase of equipment	(791,129)	(210,344)
Proceeds from short term deposit	27,467,049	-
Change in other assets and long-term receivables	-	54,318
Acquisition of minority part in Story Telecom, Inc.	(690,207)	-
Acquisition of NTS Communications, Inc.	(38,812,656)	-

Net cash used in investing activities	(12,826,943)	(156,026)

Cash flow from financing activities
Repayment of long term loans from banks and others	(189,978)	(274,878)
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	14,523,536	853,649
Iincrease in capital lease obligation	(22,285)	(43,945)
Increase (decrease) in short term loan and bank credit	360,540	(166,222)

Net cash provided by (used in) financing activities	14,671,813	368,604

Effect of exchange rate changes on cash and cash equivalents	(275,887)	(97,455)

Net increase (decrease) in cash	2,837,470	502,372

Cash at the beginning of the period	5,835,607	1,218,392

Cash at the end of the period	$8,673,077	$1,720,764

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; video prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United States, the United Kingdom and Israel.

Xfone's holdings in subsidiaries as of March 31, 2008 were as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Auracall Limited ("Auracall") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. - wholly owned U.S. subsidiary.

-	Story Telecom, Inc. and its wholly owned U.K. subsidiary, Story Telecom Limited (collectively, " Story Telecom ") - wholly owned U.S. subsidiary.

-
NTS Communications, Inc. and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers Inc., NTS telephone Company, LLC and NTS management Company, LLC - wholly U.S. subsidiary.

-	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

B.
On July 12, 2007, Story Telecom Limited (“Story Telecom UK”),  notified Mr. Davison, its Managing Director, that it was terminating his employment, effective as of September 10, 2007. On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Mr. Davison with the United Kingdom Employment Tribunals against Story Telecom UK, alleging wrongful termination of his employment as Managing Director. The claim did not seek any specific damages. On August 21, 2007, the Company responded to the United Kingdom Employment Tribunal by rejecting Mr. Davison's claim.

On March 25, 2008, Story Telecom UK settled the above mentioned claim.

In connection with the settlement, the Company purchased the shares of common stock of Story Telecom, Inc., the parent company of Story Telecom UK ("Story Telecom US"), owned by Mr. Davison and owned by Trecastle Holdings Limited, a company owned and controlled by Mr. Davison (“Trecastle”), which increased the Company's ownership interest in Story Telecom US from 69.6% to 100%. The aggregate purchase price was £270,000 ($538,083). As a result, Story Telecom US became a wholly owned subsidiary of the Company.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 1 - Organization and Nature of Business (Cont.)

As part of the settlement, Story Telecom UK agreed to pay Mr. Davison £30,000 ($59,787) as compensation for loss of employment, which payment was made without admission of liability.  In addition, Mr. Davison agreed to file a Withdrawal of Claim with the United Kingdom Employment Tribunal which was filed on March 31, 2008.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 25, 2008:

Story Telecom, Inc.	U.K.£	U.S.$
Current Assets, excluding cash acquired	£915,664	$1,820,479
Fixed assets	5,015	9,970
Total Assets acquired	920,679	1,830,449

Current liabilities	(844,709)	(1,679,409)
	(1,207,559)	(2,400,809)

Net liabilities assumed	(1,131,589)	(2,249,769)

Acquired net assets (30.4%)**	-	-

Purchase price:
Cash acquired, net	206,523	410,598
Acquisition costs	140,638	279,609

Goodwill	£347,161	$690,207

** The minority has not been attributed losses

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 1 - Organization and Nature of Business (Cont.)

C.
On February 26, 2008 (the “Closing Date”), the Company completed its acquisition of NTS Communications, Inc. ("NTS") pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 and February 26, 2008 .

Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became the Company's wholly owned subsidiaries.

The purchase price for the acquisition was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to the Company’s advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by the Company as follows: $35,414,715 was paid in cash; and 2,366,892 shares of the Company’s common stock, were issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement. The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On April 25, 2008, the Company entered into a Third Amendment to the Purchase Agreement (the “Third Amendment”). Pursuant to the Third Amendment, the parties agreed to an extension of time for the calculation and payment of the post closing working capital  adjustment under  the Purchase Agreement and  agreed that the Company would obtain and deliver to the Sellers' Representatives by May 30, 2008 an audit report with respect to the balance sheet of NTS as of the closing of the acquisition "Closing"), together with  the Company's calculation of Working Capital (as such term is defined in the Purchase Agreement) as of the Closing and any amounts to be paid by the Company or the Sellers. The Sellers would have the right to make any objections to the Company's working capital determination by June 20, 2008, and in the event that the Company and Sellers can not agree as to the post closing working capital adjustment by June 30, 2008, then the parties shall submit the determination of the post closing working capital adjustment to arbitration in accordance with the Purchase Agreement.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 1 - Organization and Nature of Business (Cont.)

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of February 26, 2008*:

NTS Communications, Inc.	U.S.$
Current Assets, excluding cash acquired	$6,482,743
Fixed assets	35,181,889
Total Assets acquired	41,664,632

Current liabilities	8,084,713
Long Term liabilities	4,308,601
Total liabilities acquired	12,393,315

Net assets assumed	29,271,317

Acquired net assets (100%)	29,271,317

Purchase price:
Cash acquired, net	28,376,217
Fair market value of stock and options issued	7,897,792
Acquisition costs	3,951,154
Total	40,225,163

Customer Relationship	2,498,000

License	250,000

Goodwill	$8,205,846

* The company is still in the process of allocating the Intangible Assets from this acquisition.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

B.	Foreign Currency Translation

Effective January 1, 2007, the Company changed its functional and reporting currency from the Great Britain Pounds ("GBP") to the U.S. dollar for the reason that a majority of the Company's transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52, Foreign Currency Translation, the change in functional currency will be accounted for prospectively; therefore, there is no effect on the historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006, became the accounting basis for those assets as of January 1, 2007.

The determination of the functional currency for the Company's foreign subsidiaries is made based on the appropriate economic factors. In addition a substantial portion of the Company's costs are incurred in U.S. dollars. The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which it operate. Thus, the Company's functional and reporting currency and the functional and reporting currency of certain of its subsidiaries is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate. The Company's functional currency is US$, the Company's financial records are maintained in US$, and the Company's financial statements are prepared in US$. The functional currency of Swiftnet, Equitalk and Story Telecom is GBP, the financial records of these subsidiaries are maintained in GBP and the financial statements of these subsidiaries are prepared in GBP. The functional currency of Xfone 018 is New Israeli Shekels ("NIS"), the financial records of Xfone 018 are maintained in NIS, and the financial statements of Xfone 018 are prepared in NIS.

Foreign currency transactions during the period are translated into each company's denominated currency at the exchange rates ruling at the transaction dates. Gains and losses resulting from foreign currency transactions are included in the consolidated statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into each company's denominated currency at period-end exchange rates. All exchange differences are dealt with in the consolidated statements of operations. The financial statements of the Company's operations based outside of the United States have been translated into US$ in accordance with SFAS No. 52. When translating functional currency financial statements into US$, period-end exchange rates are applied to the consolidated balance sheets, while average period rates are applied to consolidated statements of operations. Translation gains and losses are recorded in translation reserve as a component of shareholders' equity.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

C.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $1,172,453 and $1,881,228 at March 31, 2008 and 2007, respectively.

D.	Other Intangible Assets

Other intangible assets with determinable lives consist of license to provide communication services in Israel and are amortized over the 20 year term of the license.

Customer base and trade name related to mergers and acquisitions are amortized over a period between 6-7 years from the date of the purchase.

E.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

F.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. Pro forma information regarding the Company's net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

Effective the beginning of the first quarter of fiscal year 2006, the Company adopted the provisions of SFAS 123R using the modified prospective transition method. Under this method, prior periods are not restated. The Company use the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of its common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations. The provisions of SFAS 123R apply to new stock options and stock options outstanding, but not yet vested, on the date the Company adopted SFAS 123R. Stock-based compensation expense was included in applicable departmental expense categories in the Consolidated Statements of Operations.

G.	Reclassification

Certain prior period balances in the consolidated statement of cash flows were reclassified to appropriately present net cash used in operating activities and effect of exchange rate changes on cash and cash equivalents. The reclassification had no effect on previously reported net income and shareholders' equity.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 3 - Capital Structure

On February 26, 2008, the Company completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Company’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000.

In connection with the closing of the acquisition on February 26, 2008, the Company issued 2,366,892 shares of the Company’s Common Stock to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement.  The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On March 25, 2008, the Company issued the holders of the Bonds, for no additional consideration, 956,020 (non-tradable) warrants, each exercisable at an exercise price of $3.50 with a term of 4 years.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 4 - Capital Structure, Stock Options
	Three months ended March 31, 2008
	Number of options	Weighted average exercise price
Options outstanding at the beginning of the period (a)	5,715,000	$3.65
Granted (b)	1,851,000	$3.75
Exercised	-	$-
Forfeited	(825,000)	$4.52
Options outstanding at the end of the period	6,741,000	$3.57

Options vested and exercisable	4,943,750	$3.38

Weighted average fair value of options granted

(a) Include options under contractual obligation as specified in note 6A.
(b) Include options under contractual obligation as specified in note 6B.

The following table summarizes information about options outstanding and exercisable at March 31, 2008:

Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price

2.794 - 5	4,739,063 (a)	3.7	$3.34

(a) Include options under contractual obligation as specified in note 6A-B.

A.
On August 26, 2007, the Company entered into a contractual obligation to grant the General Manager of Xfone 018 the following number of options to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), under the Company’s 2007 Stock Incentive Plan (the “Plan”)):

i.
Within 30 days of adoption of the Plan, the Company will grant options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will vest on August 26, 2008,; and (ii) options to purchase 18,750 shares will be vest at the end of every 3 month period thereafter.

ii.
At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, the General Manager of Xfone 018 will be granted options to purchase 25,000 shares of the Company’s Common Stock under the Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Company publishes its annual financial statements for such year.

The options will expire 120 days after termination of employment with Xfone 018.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 4 - Capital Structure, Stock Options (Cont.)

B.
On February 26, 2008, NTS Communications, Inc. entered into Employment Agreements with each of Barbara Baldwin, who, prior to the closing, served as NTS’ President and CEO, Jerry Hoover, who, prior to the closing, served as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who, prior to the closing, served as NTS’ Executive Vice President - Chief Operating Officer (each an “Officer,” and collectively the “Officers”).  The Employment Agreements provide for continued employment of the Officers with NTS in their respective capacities, and are for five-year terms each, effective as of the Closing Date.

Pursuant to the terms of the Employment Agreements, the Officers were granted the following stock option awards under the Company’s 2007 Stock Incentive Plan on the Closing Date: Ms. Baldwin was granted options to purchase 250,000 shares of the Company’s Common Stock, and each of Messrs. Hoover and Worthington was granted options to purchase 400,000 shares of the Company’s Common Stock.  Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately proceeding August, 22, 2007, the execution date of the Purchase Agreement.  Additionally, the Employment Agreements provide that at the end of each Officer’s second year of his or her employment, he or she will be granted options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 5 - Segment Information

Geographical segments

	Three months ended
	March 31,
	2008	2007
Revenues:
United Kingdom	$4,807,424	$6,095,938
United States	8,707,504	3,419,093
Israel	2,278,170	2,008,685

Total revenues	15,793,098	11,523,716

Cost of revenues:
United Kingdom	1,699,124	2,879,870
United States	4,987,869	1,593,826
Israel	969,280	719,526

Total cost of revenues	7,656,273	5,193,222

Direct gross profit:
United Kingdom	3,108,300	3,216,068
United States	3,719,635	1,825,267
Israel	1,308,890	1,289,159

	8,136,825	6,330,494

Operating expenses:
United Kingdom	2,104,044	2,822,519
United States	3,455,169	1,561,910
Israel	924,131	658,986

	6,483,344	5,043,415

Operating Profit (Loss)
United Kingdom	1,004,256	393,549
United States	264,466	263,357
Israel	384,759	630,173

	1,653,481	1,287,079

Operating expenses related to the Headquarters in the US	509,015	625,630

Operating Profit	$1,144,466	$661,449

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MARCH 31, 2008 (Unaudited)

Note 6 – Subsequent events

A.	An agreement in Principle to acquire a majority stake in Tadiran Telecom - Communication Services In Israel LP.

On March 17, 2008, Xfone 018 entered into an Agreement of Principles ( the "Agreement") with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”), pursuant to which Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns.  Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.  The purchase price for the acquisition is NIS 44,000,000 (approximately $12,503,552), subject to adjustment as set forth in the Agreement, payable in three installments, as follows:

•	On the closing date, NIS 15,500,000 (approximately $4,404,660) (the “First Installment”);

•	By November 20, 2008, NIS 15,500,000 (approximately $4,404,660), subject to adjustment resulting from linkage to the Consumer Price Index (the “Second Installment”); and

•	By November 1, 2009, NIS 13,000,000 (approximately $3,694,231), subject to adjustment resulting from linkage to the Consumer Price Index (the “Third Installment”).

Xfone 018 will have all rights as a shareholder of Robomatix upon closing of the acquisition and payment of the First Installment.

We, as the parent company of Xfone 018, have agreed to sign a letter of guarantee with respect to the Second Installment and the Third Installment.  The agreement provides for a 60-day period during which Xfone 018 shall perform a legal and accounting due diligence examination of Robomatix, Tadiran Telecom and Tadiran Telecom LP.  Xfone 018 has undertaken to maintain confidentiality of all information delivered to Xfone 018, and has entered into a Confidentiality Undertaking.

The closing of the transaction will occur on the later of (i) 75 days after the execution of the Agreement (i.e, May 31, 2008), or (ii) 15 days after receipt of necessary approvals of the General Director of the Antitrust Authority and other Israeli governmental authorities.  In the event that the necessary approvals are not received within 120 days of the date of execution of the Agreement, or a reserved approval was received or an approval under conditions which make it burdensome on Xfone 018 or significantly prejudice the profitability of the transaction for Xfone 018, the Agreement will be null and void as if it was never executed.

NTS COMMUNICATIONS, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JULY 31, 2007 AND 2006

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
NTS Communications, Inc. and Subsidiaries
Lubbock, Texas

We have audited the accompanying consolidated balance sheets of NTS Communications, Inc. and subsidiaries as of July 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTS Communications, Inc., and subsidiaries as of July 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplementary information presented in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements as a whole.

Phillips & Associates, CPA’s
CERTIFIED PUBLIC ACCOUNTANTS
SEPTEMBER 17, 2007

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 AND 2006
ASSETS

	2007	2006
Current assets
Cash and cash equivalents	$6,635,181	$5,387,759
Accounts receivable - trade	3,041,221	3,039,745
Allowance for bad debts	(202,735)	(216,181)
Other receivables	224,550	221,864
Unbilled revenue	1,399,650	1,776,210
Prepaid expenses	664,082	723,248
Accrued interest	251	142,940
Inventory	508,042	605,811
Deferred tax benefit	1,154,897	237,265

Total current assets	13,425,139	11,918,661

Investments	4,998	639,958

Property, equipment and improvements	100,700,076	97,394,616
Less accumulated depreciation & amortization	(72,327,212)	(68,536,765)
	28,372,864	28,857,851
Property, equipment and improvements in
development	838,345	1,206,023

Total property, equipment and improvements	29,211,209	30,063,874

Other assets
Note receivable – Shareholder Value, Ltd.	-	1,983,192
Goodwill	5,686,997	5,686,997
Less amortization of goodwill	(1,278,809)	(1,278,809)
Deferred tax benefit	-	438,403
Other assets	23,717	29,406

Total other assets	4,431,905	6,859,189

Total assets	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 AND 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY

	2007	2006
Current liabilities
Accounts payable – trade and carrier charges	$2,445,915	$3,000,197
Note payable	-	1,155,365
Current maturities of long-term debt	445,397	693,258
Accrued other liabilities	2,131,113	2,187,241
Deferred revenues	898,469	844,591
Customer deposits	50,142	50,047

Total current liabilities	5,971,036	7,930,699

Long-term liabilities
Long-term debt, less current portion	421,432	764,999
Deferred income taxes	1,501,474	-

Total long-term liabilities	1,922,906	764,999

Total liabilities	7,893,942	8,695,698

Stockholders’ equity
Common stock, no par value, authorized
11,000,000 shares, 1,962,029 shares issued
in 2007 and 2006	4,959,938	4,959,938
Additional paid-in capital	1,814,620	1,814,620
Retained earnings – unrestricted	55,149,546	56,756,221

	61,924,104	63,530,779

Treasury stock at cost, 702,878 shares in 2007
and 2006	(22,744,795)	(22,744,795)

Total stockholders’ equity	39,179,309	40,785,984

Total liabilities and stockholders’ equity	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JULY 31, 2007 AND 2006
	2007	2006

Revenues earned	$67,421,984	$67,340,912

Cost of communication services	42,348,164	43,579,013

Gross profit	25,073,820	23,761,899

Selling, general and administrative expenses	23,676,789	24,410,455

Income (loss) from operations	1,397,031	(648,556)

Other income (expenses)
Interest income	382,364	401,805
Building lease	779,777	695,140
Other income	63,749	88,182
Gain on sale of assets	23,696	11,031
Gain on sale of investments	410,702	-
Interest expense	(141,750)	(183,779)

Total other income (expenses)	1,518,538	1,012,379

Income from continuing operations
before income taxes	2,915,569	363,823

Income tax provision	1,022,245	140,681

Net income	$1,893,324	$223,142

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JULY 31, 2007 AND 2006

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total Stock-holders' Equity

Balance, July 31, 2005	$4,959,938	$1,814,620	$56,533,079	$(22,744,795)	$40,562,842
Net income	-	-	223,142	-	223,142

Balance, July 31, 2006	4,959,938	1,814,620	56,756,221	(22,744,795)	40,785,984
Dividend	-	-	(3,499,999)	-	(3,499,999)
Net income	-	-	1,893,324	-	1,893,324

Balance, July 31, 2007	$4,959,938	$1,814,620	$55,149,546	$(22,744,795)	$39,179,309

The accompanying notes are an integral part of these statements

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Cash flows from operating activities:
Net income	$1,893,324	$223,142
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of fixed assets	6,084,457	6,855,241
Capitalized depreciation	90,210	82,412
Increase (decrease) in deferred taxes	1,022,245	140,681
(Gain) loss on sale or disposal of assets	(23,696)	(11,031)
(Gain) loss on sale of investments	(410,702)	-
(Increase) decrease:
Accounts receivable – trade	(14,922)	(1,492,338)
Other receivables	(2,686)	(160,984)
Unbilled revenue	376,560	2,149,444
Accrued interest	142,689	(42,049)
Prepaid expenses	59,166	(296,548)
Inventory	97,769	(244,568)
Other assets	5,689	6,406
Increase (decrease):
Accounts payable – trade	(554,282)	(361,670)
Customer deposits	95	419
Deferred revenue	53,878	(352,408)
Accrued other liabilities	(56,128)	(244,494)
Accrued settlement	-	(218,487)

Net cash provided (used) by operating activities	8,763,666	6,033,168

Cash flows from investing activities:
Purchase of property, equipment and improvements	(5,238,717)	(10,062,401)
Proceeds from sale of assets	48,730	23,697
Change in partnership investment	1,777	(2,527)
Proceeds from sale of investments	1,043,885	-
Collection of note receivable	1,983,192	-

Net cash provided (used) by investing activities	(2,161,133)	(10,041,231)

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

	2007	2006

Cash flows from financing activities:
Principal payments on long-term debt	(699,747)	(1,556,745)
Dividends paid	(3,499,999)	-
Change in line of credit note payable	(1,155,365)	1,155,365

Net cash provided (used) by financing activities	(5,355,111)	(401,380)

Net increase (decrease) in cash	1,247,422	(4,409,443)
Cash/Cash equivalents, beginning of year	5,387,759	9,797,202

Cash/Cash equivalents, end of year	$6,635,181	$5,387,759

Supplementary disclosures of cash flow information:

Cash paid during the year for:
Interest	$141,750	$183,779

Income taxes	$-	$-

Non cash investing and financing activities:

Equipment acquired by issuance of long-term debt	$108,319	$416,820

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Company

NTS Communications, Inc. (NTS) and its wholly owned subsidiaries provide telecommunication services which are primarily engaged in selling or reselling long distance telephone service and providing local telephone, internet and video services to the general public, both commercial and residential.  These services are mainly provided within the continental United States with a concentration in the Southwestern United States.

NTS Communications, Inc. is a consolidated subsidiary of its majority-owned stockholder Telephone Electronics Corporation.

Principles of consolidation

The financial statements include the consolidated accounts of NTS Communications, Inc. and its four wholly-owned subsidiaries, Garey M. Wallace Company, Inc. dba GMW Company (inactive), NTS Properties, L.C., NTS Management Company, L.L.C., and NTS Construction Company.  All significant intercompany transactions have been eliminated in the consolidated financial statements.

Revenue recognition

Revenues for long distance services are derived primarily from tolls charged to customers and to other long distance carriers.  Deferred revenues result from billing for local service in advance.  Revenues are recognized as telecommunication services are provided.

Allowance for bad debts

An allowance for bad debts for trade accounts receivable is computed on the reserve method and is considered adequate to absorb potential losses.  Trade receivables are charged off when management believes, after considering economic conditions, business conditions and collection efforts, that the collection of the account is doubtful.

Unbilled revenue

Unbilled revenue represents units of service provided by the Company prior to the end of the fiscal year, but not included in accounts receivable due to the timing of routine billing cycles.  Each month’s unbilled revenue is converted to accounts receivable by the end of the following month.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventories consist primarily of telephone equipment and are stated at cost using the first-in, first-out method.

Cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all temporary cash investments with maturities of three months or less.

Notes Receivable and Allowance for Note Losses

Notes receivable are stated at unpaid principal balances, less an allowance, if deemed necessary, for note losses.  Interest on notes is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes are placed on nonaccrual when management believes, after considering economic conditions, business condition, and collection efforts, that the notes are impaired or collection of interest is doubtful.  Uncollectible interest previously accrued is charged off, or an allowance is established by a charge to interest income.  Interest income on nonaccrual notes is recognized only to the extent cash payments are received.

Property, equipment and improvements

Communication systems and other property and equipment are recorded at cost.  Maintenance, repairs and minor renewals are expensed as incurred. Betterments and improvements which substantially increase the useful lives of existing assets are capitalized.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss is credited or charged to income.

Depreciation and amortization are calculated using the straight-line method over the estimated service lives of assets.

Long-lived Assets

The Company evaluates long-lived assets for impairment using a discounted cash flows method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment charged to expense during fiscal years ended July 31, 2007 and 2006.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, Continued

Goodwill

Goodwill represents the excess cost of companies acquired over the fair value of their identifiable net assets at the date of acquisition.  Goodwill is not amortized pursuant to Financial Accounting Standards No. 142.  The fair value of goodwill is estimated annually by using the expected present value of future cash flows.  There was no impairment charged to expense in 2007 and 2006.

Income taxes

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of depreciable assets and their financial reporting amounts at each year-end.  Income taxes of future periods are calculated using current tax structure, rates, and credits which have been applied prospectively.  Deferred income tax liability results primarily from the excess of tax over book depreciation and the amortization of section 197 intangibles for book over tax.  Deferred tax asset results primarily from certain accrued expenses recorded per books not tax deductible until paid.

Advertising costs

The Company expenses the costs of advertising as incurred.  Total advertising costs expensed in 2007 and 2006 were $313,409 and $868,313, respectively.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

2.	OTHER RECEIVABLES

	2007	2006

Current portion of employee advances	$-	$1,360
Health insurance refund	-	99,601
Vender credit receivable	9,079	97,554
Miscellaneous receivables	1,670	3,474
Receivable from Shareholder Value Ltd.	26,239	19,875
Sales tax refund receivable	187,562	-

	$224,550	$221,864

3.	INVESTMENTS

	2007	2006

Shareholder Value Ltd.	$4,998	$6,775
Land	-	633,183

	$4,998	$639,958

NTS Properties, L.C., a wholly owned subsidiary, is the managing partner with a 1% interest in Shareholder Value, Ltd., a Texas partnership formed to manage nonresidential real estate.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

4.	PROPERTY, EQUIPMENT AND IMPROVEMENTS

			Estimated
			Useful
	2007	2006	Lives

Land	$440,608	$440,608
Communications system in service	53,059,478	52,043,496	3-15 years
Building	2,100,779	2,044,684	20 years
Leasehold improvements	1,928,760	1,923,817	5-15 years
Office equipment	1,684,976	1,892,489	5-10 years
Computer hardware/software	9,459,519	11,283,564	5- 7 years
Construction equipment	393,915	383,064	5 years
Vehicles	883,759	911,869	5 years
Data, telephone and video equipment -
fiber network	2,854,657	2,935,684	3-15 years
Capitalized installation charges	3,422,369	3,376,539	5 years
Fiber optic system	24,471,256	20,158,802	18-20 years

Total property, equipment and improvements	$100,700,076	$97,394,616

Total depreciation and amortization expense on property, equipment and improvements for the years ended July 31, 2007 and 2006 was $6,084,457 and $6,855,241, respectively.  Total depreciation expense capitalized for the years ended July 31, 2007 and 2006 was $90,210 and $82,412, respectively.

5.	NOTE PAYABLE

The Company has a $3,500,000 revolving line of credit from City Bank.  The note is secured by an assignment of all accounts receivable, with interest equal to the Wall Street Journal prime, maturing January 2008.  As of July 31, 2007, there were no funds advanced against this line of credit.  At July 31, 2006, the total amount advanced on this line of credit was $1,155,365.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6.	LONG-TERM DEBT
	2007	2006
GE Capital Corporation

Note for the purchase of the CLEC equipment with a face
value of $727,276, with monthly payments of $14,590,
including interest at 7.42% through August, 2006, secured
by the purchased equipment.	$-	$14,942

Note for the purchase of equipment with a face
amount of $108,319, with monthly payments of $3,468,
including interest at 9.31% through July, 2010, secured by
the purchased equipment.	105,728	-

Note for the purchase of a DRM faststart telephone switch
with a face amount of $1,353,202, payable in monthly
installments of $25,518 including interest at 4.970% through
September, 2007, secured by the purchased equipment.	50,727	346,475

Note for the purchase of equipment with a face value of $62,835, with monthly payments of $1,232, including interest at 9.30%
through April, 2011, secured by the purchased equipment.	50,390	59,822

GE Commercial Finance

Note for the purchase of equipment with a face value of $256,219, with monthly payments of $7,568, including interest at 9.30%
through March, 2009, secured by the purchased equipment.	161,615	233,655

City Bank

Note for the purchase of a tractor, backhoe, trailer, and boring machine with a face amount of $126,575, payable in monthly
installments of $2,637, including interest at 4.25% through
May, 2007, secured by the purchased equipment.	-	26,412

Note for the purchase of vehicles with a face value of $73,471, payable in monthly installments of $1,677, including interest at
4.49% through May, 2009, secured by the purchased equipment.	35,333	53,403

Note for the purchase of equipment with a face amount of
$1,064,230, payable in monthly installments of $17,750,
plus interest at prime through April, 2009, secured by the
purchased equipment.	376,050	584,980

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6. LONG-TERM DEBT, Continued
	2007	2006
Note for the purchase of a pickup with a face amount of $16,628 payable in monthly installments of $509, including interest at
6.29% through April, 2009, secured by the purchased pickup.	10,082	15,360

Note for the purchase of a pickup with a face amount of $13,000 payable in monthly installments of $306, including interest at
6.39% through February, 2010, secured by the purchased pickup.
This note was retired prior to maturity.	-	11,797

Note for the purchase of a dump truck with a face amount of
$18,000 payable in monthly installments of $438, including
interest at 7.75% through February, 2010, secured by the
purchased dump truck.	12,258	16,376

Note for the purchase of a pickup with a face amount of $17,244 payable in monthly installments of $402, including interest at
5.49% through October, 2009, secured by the purchased pickup.	10,167	14,295

Note for the purchase of two pickups with a face amount of
$32,894 payable in monthly installments of $763, including
interest at 5.49% through August, 2009, secured by the
purchased pickups.	17,960	25,230

CitiCapital

Note for the purchase of a trencher and trailer with a face amount of $93,800, payable in monthly installments of $1,849, including interest at 6.75% through April, 2009, secured by the purchased
equipment and guaranty by NTS Communications, Inc.	36,519	55,510

	$866,829	$1,458,257

The aggregate maturities of the long-term debt for the five years ending July 31, are as follows:

2008	$445,397
2009	349,291
2010	56,638
2011	15,503
2012	-

$866,829

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

7.      LEASES

Lessee

The Company is obligated under various operating leases for office facilities and equipment rooms that expire at various times through 2013.  Certain leases contain contingent rental provisions keyed to the consumer price index.

Future minimum lease payments under noncancellable operating leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$1,386,871
2009	1,285,334
2010	933,293
2011	786,886
2012	771,714
Thereafter	771,714

Total minimum lease payments	$5,935,812

Rent expense for operating leases in fiscal years ending 2007 and 2006, was $1,649,039 and $1,643,743, respectively.

Lessor

NTS Management Company, L.L.C. (a consolidated subsidiary) is the lessor of the Metro Tower building located in Lubbock, Texas. The building was acquired in February, 1997 and has a capitalized amount of $1,661,262 and $1,605,167 with corresponding accumulated depreciation of $825,955 and $711,907 at July 31, 2007 and 2006, respectively.

Minimum future rentals to be received on noncancellable leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$281,101
2009	135,200
2010	51,983
2011	17,854
2012	4,000

Total minimum future rentals	$490,138

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES

The following is an analysis reconciling taxable income per books with taxable income per the corporate return.

	2007	2006

Income (loss) from continuing operations
before taxes	$2,915,569	$363,823
50% meals and entertainment	21,923	21,661
Penalties	-	7,142

Taxable income (loss) – financial	2,937,492	392,626

Increase (decrease) in provision for bad debts	(8,072)	(615,392)
Increase (decrease) in provision for accrued vacation	(84,631)	3,261
Book depreciation greater (lesser) than tax	414,314	958,276
Excess tax gain (loss) on asset disposals	-	4,196
Book amortization of section 197 intangibles
greater(lesser) than tax amortization	(512,468)	(512,468)
Excess book income over partnership K-1	(230)
Utilization of contribution carryover	-	(4,101)
Utilization of net operating loss carryover	(2,746,405)	(226,398)

Taxable income (loss)	$0	$0

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES, Continued

	2007	2006

Federal income tax liability at 34%	$0	$0
Increase (decrease) in deferred income taxes	1,022,245	140,681

Income tax provision	$1,022,245	$140,681

All subsidiaries are filed on the consolidated Form 1120 of NTS Communications, Inc.

The following is an analysis of the components of deferred taxes:

	2007		2006
	Current	Long-term	Current	Long-term
Difference in financial and
tax depreciation	$-	$7,277,209	$-	$7,622,182
Provision for bad debts	(202,735)	-	(210,807)	-
Provision for accrued
vacation	(402,400)	-	(487,030)	-
Difference in financial and
tax goodwill amortization	-	(2,861,109)	-	(3,373,576)
Net operating loss carryforward	(2,791,620)	-	-	(5,538,024)

	(3,396,755)	4,416,100	(697,837)	(1,289,418)
	x34%	x34%	x34%	x34%

Deferred tax (benefit)
payable	$(1,154,897)	$1,501,474	$(237,265)	$(438,403)

The net operating loss carryforward will begin to expire in 2024.

9.      EMPLOYEE BENEFIT PLAN

The Company maintains an employees’ savings and retirement plan under Section 401(k) of the Internal Revenue Code.  All full-time employees who have completed six months of service become eligible to participate upon the nearest semi-annual plan entry date.  The Company’s contribution to the plan, as determined by the board of directors, is discretionary and is limited to a portion of the employee’s contribution.  The Company contributed $425,380 and $404,042 during the years ended July 31, 2007 and 2006, respectively.  All contributions were fully funded as of the report date.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

10.    RELATED PARTY TRANSACTIONS

Shareholder Value, Ltd., leases office space to NTS Communications, Inc. The partners of Shareholder Value, Ltd., consist of stockholders of NTS Communications, Inc., and NTS Properties, L.C., the managing partner.  NTS Properties, L.C., is a wholly owned subsidiary of NTS Communications, Inc.  Total lease payments made to Shareholder Value, Ltd. for the years ended July 31, 2007 and 2006 was $771,714 for each year.

NTS Communications, Inc. also extended Shareholder Value Ltd., a line of credit in the amount of $2,000,000.  This note matures on October 31, 2014, with interest payments at 6.55% due annually on October 31.  At July 31, 2006, the principle balance outstanding was $1,983,192 with accrued interest of $97,098.  During 2007, this note was collected in its entirety along with all accrued interest.  Total interest received for the years ended July 31, 2007 and 2006 was $125,984 and $129,899, respectively.

NTS Communications, Inc. has provided long distance switching service to companies owned by NTS stockholders and directors, including Telephone Electronics Corporation, a stockholder, owning 63.47% of NTS common stock.  The service is provided at a price equal to that charged to unrelated dealers.

11.	CONCENTRATION OF RISK

The Company customarily grants credit to its customers and generally does not require collateral.  A substantial portion of credit sales is to other long distance service providers.  Accordingly, conditions in the long distance telephone service industry, including actions by regulatory authorities, may significantly influence the ability to collect a substantial portion of its trade accounts receivable.

The Company maintained cash in excess of the federally insured limit of $100,000.  At July 31, 2007 and 2006, uninsured deposits were $7,214,581 and $6,342,595, respectively.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

12.	SUBSEQUENT EVENTS

On August 2, 2007, the Company declared a cash dividend of $2.40 per share payable on August 15, 2007, to stockholders of record on July 31, 2007.

In August, 2007, the Company announced that it had entered into a definitive agreement to sell at least 95% of the issued and outstanding shares of its common stock to Xfone, Inc.  The agreement’s expiration date is January 15, 2008 with an option to extend the date to February 15, 2008.  The effective closing date is tentatively set for January 15, 2008.

SUPPLEMENTARY INFORMATION

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF REVENUES EARNED
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Long distance, toll, and operator assistance	$17,166,703	$17,811,076
Private lines	17,080,956	17,492,527
Local service	20,370,117	20,028,633
Data services	6,987,319	6,606,434
Universal service fee	1,224,633	1,095,492
PICC cost recovery	263,570	294,879
Regulatory cost recovery	376,387	25,328
Carrier access billing	1,292,968	1,849,088
Paging	691	2,403
Telephone systems sales & services	1,836,388	1,729,985
Conference calls	48,536	43,099
Video	982,758	480,669
Other credits	(209,042)	(118,701)

	$67,421,984	$67,340,912

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF COST OF COMMUNICATION SERVICES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Access and termination	$1,029,596	$1,518,241
Usage	9,473,694	8,838,517
Transport	3,493,832	3,742,851
Private line	8,317,820	8,366,757
Local service access	2,335,553	2,591,832
CLEC local service	9,494,346	10,309,165
Conference calls	20,486	19,722
Universal service fund	1,365,518	1,145,060
PICC fund	89,731	44,234
Amortization of capitalized Installation charges	95,988	188,616
Circuit establishment and maintenance	14,131	22,451
Video services	490,147	236,731
Depreciation and amortization of
telecommunications equipment	4,786,055	5,354,699
Data services	332,208	253,233
Payphone service charge	45,385	67,467
800 access & administration fees	37,528	53,109
Telephone equipment and warranty	886,943	808,522
Operator assistance	38,723	16,883
Paging services	480	923

	$42,348,164	$43,579,013

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Advertising	$313,409	$868,313
Automobile and truck expense	183,470	199,627
Bad debt expense	249,433	257,156
Bank charges	141,723	104,110
Business meals	43,619	42,825
Collection agency fees	16,128	15,803
Commissions	890,198	885,051
Computer expense	540,307	393,124
Contract labor	63,327	80,061
Depreciation	1,202,414	1,311,926
Directors fees	39,000	54,000
Dues and subscriptions	50,311	58,693
Employee benefits	425,380	404,042
Engineering fees	7,120	6,213
Entertainment and promotional	111,327	143,480
Freight	30,029	32,798
Insurance	2,204,707	1,765,040
State infrastructure assessment	293,531	189,272
Internet expenses	11,700	11,700
Legal and accounting	250,741	202,280
Licenses and fees	37,008	35,372
Management fees	26,019	23,921
Miscellaneous	30,488	17,102
Office supplies and expense	192,216	265,199
Postage	271,670	323,393
Rent	1,649,039	1,643,743
Repairs and maintenance	337,756	322,797
Salaries	11,436,642	12,011,601
Taxes – other	472,988	468,461
Taxes – payroll	922,607	973,558
Telephone	188,317	251,100
Travel	185,097	218,712
Training	12,725	26,730
Trust and loan fees	-	185
Utilities	846,343	803,067

	$23,676,789	$24,410,455

NTS COMMUNICATIONS, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

DECEMBER 31, 2007 AND 2006

NTS COMMUNICATIONS, INC.
AND SUBSIDIARIES

Table of Contents

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
ASSETS
(UNAUDITED)

	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$7,976,454	$5,400,569
Accounts receivable - trade	2,745,499	3,340,273
Allowance for bad debts	(206,438)	(222,223)
Other receivables	25,762	158,258
Unbilled revenue	1,271,708	1,629,157
Prepaid expenses	779,460	723,444
Accrued interest	-	21,382
Inventory	562,995	360,239
Other Current Assets	-	288,586
Deferred tax benefit – Current	756,973	230,099

Total current assets	13,912,413	11,929,784

Investments	5,791	638,815

Property, equipment and improvements
Less accumulated depreciation & amortization	27,544,758	28,600,460

Property, equipment and improvements in
development	1,720,766	1,037,666

Total property, equipment and improvements	29,265,524	29,638,126

Other assets
Note receivable – Shareholder Value, Ltd.	-	2,005,802
Goodwill	5,686,996	5,686,996
Less amortization of goodwill	(1,278,809)	(1,278,809)
Deferred tax benefit – Long-term	-	341,455
Other assets	23,717	378,610

Total other assets	4,431,905	7,134,054

Total assets	$47,615,633	$49,340,779
The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
LIABILITIES AND STOCKHOLDERS' EQUITY
(UNAUDITED)

	December 31,
	2007	2006
Current liabilities
Accounts payable – trade and carrier charges	$2,670,852	$2,959,921
Current maturities of long-term debt	502,309	1,502,264
Accrued other liabilities	2,591,194	2,342,626
Deferred revenues	888,857	920,104
Other current liabilities	50,142	68,810

Total current liabilities	6,703,354	7,793,725

Long-term liabilities
Long-term debt, less current portion	2,745,867	673,994
Deferred income taxes	1,416,612	4,583

Total long-term liabilities	4,162,479	678,577

Total liabilities	10,865,833	8,472,302

Stockholders’ equity
Common stock, no par value, authorized
11,000,000 shares, 1,962,029 shares issued
in December 31, 2007 and 2006	4,959,938	4,959,938
Additional paid-in capital	1,814,620	1,814,620
Retained earnings – unrestricted	52,720,037	56,838,714

	59,494,595	63,613,272

Treasury stock at cost, 702,878 shares in
December 31, 2007 and 2006	(22,744,795)	(22,744,795)

Total stockholders’ equity	36,749,800	40,868,477

Total liabilities and stockholders’ equity	$47,615,633	$49,340,779

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Five months ended December 31,
	2007	2006
Revenues earned	$26,352,595	$27,921,772

Cost of communication services	16,490,365	17,850,420

Gross profit	9,862,230	10,071,352

Selling, general and administrative expenses	8,988,100	10,314,870

Income (loss) from operations	874,130	(243,518)

Other income (expenses)
Interest income	89,496	151,666
Building lease	325,132	194,100
Other income	34,068	147,676
Gain on sale of assets	4,351	-
Interest expense	(87,461)	(78,564)

Total other income (expenses)	365,586	414,878

Income from continuing operations
before income taxes	1,239,716	171,360

Income tax provision	647,263	88,864

Net income	$592,453	$82,496

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Five months ended December 31,
	2007	2006

Cash flows from operating activities:
Net income	$592,453	$82,496
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of fixed assets	2,426,861	2,547,403
Capitalized depreciation	38,346	-
Increase (decrease) in deferred taxes	313,062	353,656
(Gain) loss on sale or disposal of assets	(4,351)	(16,102)
(Increase) decrease:
Accounts receivable – trade	299,425	(294,486)
Other receivables	198,788	63,607
Unbilled revenue	127,942	147,053
Accrued interest	251	121,558
Prepaid expenses	(115,378)	(196)
Inventory	(54,953)	245,572
Other Current Assets		(308,202)
Increase (decrease):
Accounts payable – trade	224,937	(40,276)
Deferred revenue	(9,612)	75,513
Customer deposits		8,194
Accrued other liabilities	460,081	174,148

Net cash provided (used) by operating activities	4,497,852	3,159,938

Cash flows from investing activities:
Purchase of property, equipment and improvements	(2,519,522)	(2,988,037)
Proceeds from sale of assets	4,351	30,517
Change in partnership investment	(793)	(1,423)

Net cash provided (used) by investing activities	(2,515,964)	(2,958,943)
The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	Five months ended December 31,
	2007	2006

Cash flows from financing activities:
Proceeds on long term debt	$2,595,935	$567,591
Principal payments on long-term debt	(214,588)	(150,410)
Changes in line of credit note payable		(605,365)
Dividend Paid	(3,021,962)

Net cash provided (used) by financing activities	(640,615)	(188,184)

Net increase (decrease) in cash	1,341,273	12,811
Cash/Cash equivalents, beginning of year	6,635,181	5,387,758

Cash/Cash equivalents, end of year	$7,976,454	$5,400,569

Supplementary disclosures of cash flow information:

Cash paid during the period for:
Interest	$80,236	$77,834

Income taxes	$-	$-

Non cash investing and financing activities:

Equipment acquired by issuance of long-term debt	$-	$125,000

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reporting cutoff date

NTS Communications, Inc. (NTS) changed it reporting cutoff date from July 31 to December 31.

Nature of Company

NTS and its wholly owned subsidiaries provide telecommunication services which are primarily engaged in selling or reselling long distance telephone service and providing local telephone, internet and video services to the general public, both commercial and residential.  These services are mainly provided within the continental United States with a concentration in the Southwestern United States.

NTS Communications, Inc. is a consolidated subsidiary of its majority-owned stockholder Telephone Electronics Corporation.

Principles of consolidation

The financial statements include the consolidated accounts of NTS Communications, Inc. and its four wholly-owned subsidiaries, Garey M. Wallace Company, Inc. dba GMW Company (inactive), NTS Properties, L.C., NTS Management Company, L.L.C., NTS Construction Company.  All significant intercompany transactions have been eliminated in the consolidated financial statements.

Revenue recognition

Revenues for long distance services are derived primarily from tolls charged to customers and to other long distance carriers.  Deferred revenues result from billing for local service in advance.  Revenues are recognized as telecommunication services are provided.

Allowance for bad debts

An allowance for bad debts for trade accounts receivable is computed on the reserve method and is considered adequate to absorb potential losses.  Trade receivables are charged off when management believes, after considering economic conditions, business conditions and collection efforts, that the collection of the account is doubtful.

Unbilled revenue

Unbilled revenue represents units of service provided by the Company prior to the end of the fiscal year, but not included in accounts receivable due to the timing of routine billing cycles.  Each month’s unbilled revenue is converted to accounts receivable by the end of the following month.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventories consist primarily of telephone equipment and are stated at cost using the first-in, first-out method.

Cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all temporary cash investments with maturities of three months or less.

Notes Receivable and Allowance for Note Losses

Notes receivable are stated at unpaid principal balances, less an allowance, if deemed necessary, for note losses.  Interest on notes is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes are placed on nonaccrual when management believes, after considering economic conditions, business condition, and collection efforts, that the notes are impaired or collection of interest is doubtful.  Uncollectible interest previously accrued is charged off, or an allowance is established by a charge to interest income.  Interest income on nonaccrual notes is recognized only to the extent cash payments are received.

Property, equipment and improvements

Communication systems and other property and equipment are recorded at cost.  Maintenance, repairs and minor renewals are expensed as incurred. Betterments and improvements which substantially increase the useful lives of existing assets are capitalized.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss is credited or charged to income.

Depreciation and amortization are calculated using the straight-line method over the estimated service lives of assets.

Long-lived Assets

The Company evaluates long-lived assets for impairment using a discounted cash flows method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment charged to expense during the periods ended December 31, 2007 and 2006.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, Continued

Goodwill

Goodwill represents the excess cost of companies acquired over the fair value of their identifiable net assets at the date of acquisition.  Goodwill is not amortized pursuant to Financial Accounting Standards No. 142.  The fair value of goodwill is estimated annually by using the expected present value of future cash flows.  There was no impairment charged to expense in 2007 and 2006.

Income taxes

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of depreciable assets and their financial reporting amounts at each year-end.  Income taxes of future periods are calculated using current tax structure, rates, and credits which have been applied prospectively.  Deferred income tax liability results primarily from the excess of tax over book depreciation and the amortization of section 197 intangibles for book over tax.  Deferred tax asset results primarily from certain accrued expenses recorded per books not tax deductible until paid.

Advertising costs

The Company expenses the costs of advertising as incurred.  Total advertising costs expensed in the five months ended December 31, 2007 and 2006 were $109,704 and $136,803, respectively.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.	SUBSEQUENT EVENTS

Acquisition of NTS Communications, Inc. (“NTS”)

On February 26, 2008 (the “Closing Date”), Xfone, Inc. acquired NTS pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 and February 26, 2008.

The acquisition closed on February 26, 2008. Upon closing of the acquisition, NTS and its four wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc, NTS Telephone Company, LLC, and NTS Management Company, LLC, became wholly owned subsidiaries of Xfone, Inc.

The purchase price for the acquisition was approximately $42,000,000, plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project. After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by Xfone, Inc. as follows: $35,414,716 was paid in cash; and 2,366,892 shares of Xfone, Inc.'s common stock issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Xfone, Inc.'s Common Stock, pursuant to the terms of the Purchase Agreement.

Xfone, Inc.
Pro Forma Combined Condensed Balance Sheet and Statements of Operations (Unaudited)

The unaudited pro forma condensed combined financial information reflecting the combination of Xfone, Inc, and NTS Communications Inc. is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company.

The amounts allocated to acquired assets and liabilities in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized on a later stage. Accordingly, the purchase price allocation pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as decreased depreciation expense on acquired tangible assets and interest payment on debt. The unaudited pro forma statements do not include the impacts of any revenue, cost or other operating synergies that may result from the merger.

The pro forma condensed combined Balance Sheet reflects the result of combining the consolidated balance sheet of Xfone, Inc and its subsidiaries and the balance sheet of NTS Communications, Inc. as of December 31, 2007.

The Xfone Statements of Income for the year ended December 31, 2007 have been combined with the NTS Statements of Income for the year ended December 31, 2007.

Xfone, Inc. and Subsidiaries
PRO FORMA BALANCE SHEETS
DECEMBER 31, 2007
(Unaudited)

	Xfone, Inc.	NTS Communications	Pro forma adjustments		Pro form Consolidated

CURRENT ASSETS:
Cash	$5,835,608	$7,976,454	(3,249,373)	(a)	$10,562,689
Restricted cash	25,562,032	-	(25,562,032)	(b)	-
Account Receivables, net	5,886,499	3,836,531			9,723,030
Prepaid expenses and other receivables	3,985,307	1,536,433	273,510	(c)	5,795,250
Inventory	-	562,995			562,995
Total current assets	41,269,446	13,912,413			26,643,964

INVESTMENTS	-	5,791			5,791

MINORITY INTEREST	7,190	-			7,190

LONG TERM LIABILITIES	2,076,061	-			2,076,061

FIXED ASSETS, NET	5,747,758	29,265,524	3,020,281	(d)	38,033,563

OTHER ASSETS, NET	17,948,872	4,431,905	12,107,122	(e)	34,487,899

Total Assets	$67,049,327	$47,615,633			$101,254,468

CURRENT LIABILITIES
Notes payables – current portion	$1,094,339	$502,309			$1,596,648
Trade Payables	8,287,420	2,670,852			10,958,272
Other liabilities and accrued expenses	5,322,045	3,530,193	1,200,000	(f)	10,052,238
Current maturities of obligations under leases	89,654	-			89,654
Bonds – current portion	3,268,476	-	1,953,910	(g)	5,222,386

Total current liabilities	18,061,934	6,703,354			27,919,198

DEFFERED TAXES	1,103	1,416,612	(1,417,715)	(c)	-

NOTES PAYABLE	1,013,808	2,745,867			3,759,675

OBLIGATIONS UNDER CAPITAL LEASES	31,893	-			31,893

BONDS	22,083,892	-			22,083,892

SEVERANCE PAY	148,600	-			148,600

Total liabilities	41,341,230	10,865,833			53,943,258

TOTAL SHAREHOLDERS' EQUITY	25,708,097	36,749,800	(15,146,687)	(h)	47,311,210

Total liabilities and shareholders' equity	$67,049,327	$47,615,633			$101,254,468

NOTES TO PROFORMA BALANCE SHEET

(a).Net change in cash and cash equivalents includes:

1.  Proceeds from issuance of bonds of $25.6m that as of December 31, 2007 was held as restricted cash in an escrow account.

2.  Issuance of shares and warrants to XFN-RLSI Investments, LLC and certain investors affiliated with or who are customers of Gagnon Securities LLC. The issuance was consummated during February 2008 for total proceeds of $8,060,000.

3.  Amounts paid in cash to certain shareholders of NTS Communications Inc. ("NTS") and acquisition costs paid in cash.

4.  Adjustment of distribution of dividends to the former shareholders of NTS during 2007 in the amount of approximately $3m.

(b).Classification of proceeds from issuance of bonds to cash and cash equivalents as part of closing the acquisition of NTS.

(c). Deferred tax liability in connection with interest and depreciation expenses.

(d). Adjustment of depreciation expenses in NTS to the estimated useful life of the assets.

(e). Record of intangible assets according to the Purchase Price Allocation that was prepared by Xfone. Third party valuation will be completed within short time.

(f). Record of accrued expenses in relation to acquisition costs.

(g). Record of interest payable to bonds holders in 2007 as if the bonds were issued on January 1, 2007.

(h).Adjustment of shareholders' equity includes:

1.  Elimination of equity in NTS;

2.  Issuance of common stock in connection with the acquisition financing (as indicated in section (a)2 above);

3.  Issuance of common stock and warrants to NTS senior management; and

4.  Adjustment due to distribution of dividends to the former shareholders of NTS Communications Inc. during 2007.

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
YEAR ENDED DECEMBER 31, 2007

	Xfone Inc		NTS Communications	Pro forma adjustments	Pro forma Consolidated

Revenues	$44,723,934		$66,522,841			$111,246,775
Cost of Revenues	19,626,322		40,860,503			60,486,825

Gross profit	25,097,612		25,662,338			50,759,950

Operating expenses:
Research and development	47,609		-			47,609
Marketing and selling	10,886,883		4,473,363			15,360,246
General and administrative	12,335,759		18,232,129	(3,020,281)	(a)	27,547,607
Non recurring loss	2,856,803		-			2,856,803

Total operating expenses	26,127,054		22,705,492			45,812,265

Operating profit (loss)	(1,029,442)		2,956,846			4,947,685

Financing income (expenses), net	(515,562)		134,449	(1,953,909)	(b)	(2,335,022)
Equity in income of affiliated company	132,867		-			132,867
Other income	-		480,869			480,869

Income (loss) before minority interest and taxes	(1,412,137)		3,572,164			3,226,399

Minority interest	(297,860)		-			(297,860)

Income before taxes	(1,709,997)		3,572,164			2,928,539

Taxes on income	426,105		(1,486,897)	1,691,225	(c)	630,433

Net Income (loss)	$(1,283,892)		$2,085,267			$3,558,972

Adjustment of non recurring loss	1,999,762	(d)				1,999,762	(d)

Net income from recurring operations	$715,870					$5,558,734

Earning per share:
Basic and Diluted	$(0.109)					$0.193

Adjustment of non recurring loss	0.170	(d)				0.109	(d)

Basic and Diluted	$0.061					$0.302

NOTES TO PROFORMA STATEMENTS OF OPERATIONS

(a) Adjustment of depreciation expenses as result of Purchase Price Allocation that was prepared by  Xfone. Third party valuation will be completed within short time.

(b) Interest expense on bonds in 2007 as if the bonds were issued on January 1, 2007.

(c) Adjustment of income taxes in connection with depreciation and interest expenses.

(d) Excluding the effect of non recurring loss, net of income tax.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others, (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Registration Statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this Registration Statement.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses.

OVERVIEW

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding and managing company providing international voice, video and data communications services with operations in the United States, the United Kingdom and Israel offering a wide range of services, including: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers worldwide.

In February 2007, we moved our principal executive offices from the UK to Flowood, Mississippi, and shared executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc. The headquarters of Xfone USA and our principal executive offices recently moved from the Flowood, Mississippi location to Lubbock, Texas, to the existing headquarters of NTS Communications, Inc., which we acquired in February 2008.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international and local carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our Common Stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our Common Stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 by $104,948.46, which represents adjustments made to the 90-Day column, Trade Accounts, and certain accounts that had previously been listed as having 90-Day balances but were subsequently confirmed as not having 90-Day balances, and by the final amount billed to EBI Comm, Inc. (“EBI”) in 2005 prior to the assets of EBI being purchased by Xfone USA, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the claims by the shareholders of I-55 Internet Services.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1 and accepted the figure agreed upon with respect to Claim #2.  On or about May 12, 2008, after further negotiations, Xfone USA and I-55 agreed to value Claim #1 at $143,017.11 and Claim #2 at $140,750.00 for a total agreed loss of $283,767.11.  This resulted in the Company’s receipt of 62,850 shares of Xfone Common Stock and 44,470 Xfone Stock Warrants from the Escrow Account in satisfaction of these claims (the “Returned Xfone Stock and Warrant Consideration”) and the balance of the Xfone Common Stock and Xfone Stock Warrants remaining in the Escrow Account was distributed to the selling I-55 Internet shareholders and the escrow account was closed out on June 16, 2008. The components of the Returned Xfone Stock and Warrant Consideration were cancelled by the Company on June 3, 2008.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our Common Stock, valued at fair value of $2,010,006, in return for   retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our Common Stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our Common Stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants.  The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of Common Stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among us, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment took the form of a convertible term note secured by our United States assets. The Term Note has a 3 year term, bears interest at a rate equal to prime plus 1.5% per annum, and is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. The conversion of the Term Note will result in dilution in the percentage of common stock owned by the company’s existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among us, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants exercisable at $3.00 per share and 221,250 warrants exercisable at $3.25 per share. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On November 23, 2005, a Securities Purchase Agreement was entered for a $810,000 financial transaction by and among us, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, we issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants exercisable at $3.00 per share for a period of five years and 81,000 warrants exercisable at $3.25 per share for a period of five years. The financial transaction was closed on April 6, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007 and final payment on January 25, 2008. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of Common Stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earn out provisions in the Asset Purchase Agreement the Company issued in March 2007 an additional 20,026 restricted shares of Common Stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company owned and controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Following the acquisition, Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On March 25, 2008, in connection with a settlement of a legal proceeding before the UK Employment Tribunal initiated by Mr. Nir Davison, we purchased from Mr. Davison and Trecastle Holdings Limited, the shares of common stock of Story Telecom, Inc. that each party owned, respectively, for an aggregate purchase price of £270,000 ($538,083), pursuant to the terms of a Compromise Agreement and a Securities Purchase Agreement entered into between the parties on that date. Upon acquisition of the shares of common stock of Story Telecom, Inc. from Mr. Davison and Trecastle Holdings, Story Telecom, Inc. became our wholly owned subsidiary.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted Common Stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our Common Stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On June 19, 2006, we entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd.; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd.; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd.; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd.; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd.; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd.; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd.; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On December 24, 2006, the Company entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on February 8, 2007. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (“Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,616,158), payable as follows: £500,000 (approximately $996,500) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $619,658), was payable in monthly installments beginning in September 2007 and continued through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,694,050) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

On October 23, 2007, the Company entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $3,000,000. This offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.  The 1,000,000 shares were issued on November 6, 2007. Following the effectiveness of the Registration Statement on Form SB-2 (File No. 333-143618) described above, pursuant to which the offerings on October 23, 2007 and November 4, 2007 described above were made, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effecitve Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement.

On November 4, 2007, the Company entered into Subscription Agreements with: (i) XFN - RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $750,000 (the “U.S. Offering”); and (ii) certain Israeli institutional investors, which agreed to purchase an aggregate of 700,000 shares of the Company’s Common Stock, at a price of $3.00 per share, for a total subscription amount of $2,100,000 (the “Israeli Offering”). The U.S. Offering and Israeli Offering were made by the Company pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007.  Following the effectiveness of the Registration Statement on Form SB-2 (File No. 333-143618) described above, pursuant to which the offerings on October 23, 2007 and November 4, 2007 described above were made, the Company did not file a prospectus supplement within the required time period containing the final fixed offering price of $3.00 per share due to an unintentional error.  Instead, the Company filed Current Reports on Form 8-K on October 23, 2007 and November 5, 2007 following its entry into the related subscription agreements with the purchasers of the shares, and filed a Post-Effective Amendment on November 7, 2007, each of which disclosed such final fixed price.  The Post-Effective Amendment filed on November 7, 2007 was never declared effective.  The Company is relying upon the cure provision provided by Rule 424(b)(8) under the Securities Act in filing of the Post-Effective Amendment, as it filed such Post-Effective Amendment as soon as practicable upon discovery of the unintentional failure to file the prospectus supplement.  The U.S. Offering was made by the Company acting without a placement agent. The Israeli Offering was made by the Company with the services of First International & Co. - Underwriting & Investments Ltd., one of the Israeli investors, acting as placement agent, for which it is entitled to a placement fee equal to 5% (plus VAT, if applicable) of the gross proceeds of the Israeli Offering.  In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the gross precedes of the Israeli Offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007. During 2008 a total amount of NIS 501,910 ($130,502) was paid to Dionysos.

On December 13, 2007, the Company entered into Subscription Agreements with: (i) XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 800,000 Units, each of which consists of two shares of the Company’s common stock and one warrant to purchase one share of common stock at a price of $6.20 per Unit (“Unit”), for a total subscription amount of $4,960,000; and (ii) certain investors affiliated with or who are customers of Gagnon Securities LLC who agreed to purchase an aggregate of 500,000 Units, for a total subscription amount of $3,100,000. The warrants are exercisable for a period of five years from issuance at an exercise price of $3.10 per share.  The financing was completed on February 26, 2008. XFN-RLSI Investments, LLC is not an affiliate of the Company. This offering was made pursuant to the 4(2) exemption under the Securities Act of 1933, as amended, and was made by the Company acting without a placement agent.

On December 13, 2007 (the “Date of Issuance”), the Company accepted offers, for the issuance of securities to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,562,032) par value bonds (Series A) (the “Bonds”). The Bonds are issued for an amount equal to their par value.  A summary of the main terms of the Bonds follows:

The Bonds accrue annual interest at a rate of 9% that will be paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive). The principal of the Bonds will be repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index (“CPI”).

Within the framework of the conditions of the Bonds' offering, the Company has committed, among other things, as follows:

1.
To make an effort and to take all actions that are reasonably required, subject to the law and the rules of the Tel Aviv Stock Exchange Ltd. (the “TASE”), to list the Bonds for trading on the TASE, such that restrictions on resale will not apply in accordance with Section 15c of the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) on the holders of the Bonds, no later than 12 months from the Date of Issuance.

2.
Immediately after the issuance the Company will apply to the TASE to list the Bonds as a “non-tradable security” with the TASE Clearing House, at the discretion of the Company, subject to the law and the rules of the TASE.

3.
Starting from the date of the Bonds’ listing for trade on the TASE, to the extent such listing occurs, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1% (to an annual interest rate of 8%).

4.
Until the Bonds are listed for trade on the TASE, in the event that the rating of the Bonds is reduced from the rating given them at their issuance - A3 by Midroog - to Baa1 (or an equivalent rating by another rating company), the annual rate of interest on the Bonds will increase by 0.25%.

5.
If the Bonds are not listed for trading within 12 months from the Date of Issuance, any holder of the Bonds will be allowed (but not required), to redeem his Bonds, in whole or in part, in an early redemption.

6.
In the event that by March 31, 2008 the conditions for the release of the proceeds of the offering by the Trustee, as set forth in the Indenture of the Bonds, are not met, the issuance will be canceled and the Trustee will return the proceeds of the offering to the holders of the Bonds, along with interest at an annual rate of 9%, linked to the CPI, for the period from the Date of Issuance until the date of the return of the proceeds as stated.  The interest from the proceeds of the offering that have accumulated in the trust account will be transferred to the Company. The applicable conditions are: (i) that the Company raises an aggregate of at least $20.0 million in equity financings (this condition has been satisfied subject to the receipt of certain regulatory approvals); and (ii) that the conditions (which are not related to the financing of the acquisition) for the consummation of the NTS Acquisition have been met.

7.
The occurrence of certain events in connection with the Company may lead to the requirement to immediately redeem the Bonds. Among those events are: (1) customary events such as non-payment, the appointment of a liquidator or temporary or permanent conservator, whose appointment is not canceled within a certain period of time, the placement of a lien on substantive assets of the Company, the realization of pledges on substantive assets of the Company, the termination of the Company and when a bank requires immediate repayment of a substantive amount of credit; (2) specific events that relate to the period before the Bonds are listed for trade on the TASE such as the reduction of the rating of the Bonds to Baa2 of Midroog (or an equivalent rating of another rating company) or to a lower rating, if the Company issues additional bonds in a manner that causes the current rating of the Bonds to be reduced, if the Bonds cease to be rated for a period greater than 30 days, if the proportion of the debt to EBITDA increases above 4:1, if the Company ceases to control (directly and/or indirectly) NTS Communications (for this purpose “control” has the meaning as defined in the Israeli Securities Law) and in the event that Mr. Guy Nissenson ceases to serve as President and CEO of the Company; (3) additional specific events such as the payment of a dividend that will cause the proportion of the shareholders equity to the Company’s balance sheet to be lower than 25%.

Additionally, the Company has undertaken that upon the transfer of the proceeds of the offering to the Company by the Trustee (which will not occur until the satisfaction of the conditions set forth in 1.6 above) it will issue the holders of the Bonds, for no additional consideration, 956,020 (non-tradable) Warrants, each exercisable at an exercise price of $3.50 with a term of 4 years.

The Company has committed that it will act to register, in accordance with the U.S. Securities Act of 1933, as amended, (the “Securities Act”) the shares underlying said Warrants within 12 months from the date of the issuance of the Warrants. If the Company does not fulfill its commitment as above, the Warrants will be canceled and the Company will pay the holders of the Warrants, as an exclusive remedy, the amount of NIS 2 (approximately $0.5) for each cancelled Warrant.

Each of the institutional investors represented that it is an institutional investor classified as a type of investor listed in the first supplement to the Israeli Securities Law, for the purposes of Section 15a(b)(1) of the Israeli Securities Law; that its offer was for itself and/or for customers that are investors listed in Section 5a(b)(1) of the Israeli Securities Law, respectively.

Each of the institutional investors has also declared that it knows and understands, that the private placement is being done in Israel only (and not in the U.S.) and is intended only for Israeli residents, that are in Israel (and not in the U.S.) and not for U.S. persons (“U.S. Person”) as they are defined in Regulation S regulated under the Securities Act.  Each of the institutional investors has declared and confirmed, that it is incorporated and active in Israel, and that it is not a U.S. Person, and that it is not located outside of Israel at the time of the filing of the offer.  Each of the institutional investors has declared that it knows that it will not be allowed to take action to sell the Bonds and Warrants in the U.S. and/or to a U.S. Person. Each of the institutional investors has declared and confirmed that the Bonds, Warrants and shares that may result from the exercise of the Warrants, are not acquired for the purpose of “distribution” (as this term is defined in the US securities laws) in the U.S.

According to an agreement entered into as of December 12, 2007, between the Company and Excellence Nessuah (1993) Ltd. (“Excellence Underwriters”) and First International & Co. - Underwriting and Investments Ltd. (“First International Underwriters”) (the "December 12, 2007 Agreement"), Excellence Underwriters and First International Underwriters undertook to serve as the pricing underwriters for the prospectus to be filed with the Israeli Securities Authority and the TASE for the listing for trade of the Bonds on the TASE (“Commitment to Serve as a Pricing Underwriter”). The Commitment to Serve as a Pricing Underwriter is subject to the fulfillment of the requirements of the Israeli Securities Law in connection with the prospectus, that every irregularity found during the due diligence, if any, will be corrected, and that the Company and said underwriters will enter into a customary underwriting agreement. In connection with Excellence Underwriters and First International Underwriters Commitment to Serve as a Pricing Underwriter and the services rendered by them to the Company in connection with the Bonds offering, the Company agreed to pay Excellence Underwriters and First International Underwriters a fee equal to 3% of the proceeds of the offering, 1% to be paid upon the receipt of the proceeds of the offering by the Trustee, and the additional 2% to be paid upon the release to the Company of the proceeds of the offering by the Trustee. In the event that the conditions set forth in 1.6 above are not met, the Company will not be paid back the 1% payment. During 2008 a total amount of NIS 3,000,000 ($829,823) was paid to Excellence Underwriters.

In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the proceeds of the offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007. During 2008 a total amount of NIS 501,910 ($130,502) was paid to Dionysos.

To the Company’s best knowledge and based on information that was provided to it by Excellence Underwriters and First International Underwriters, the requirements of the Israeli law have been fulfilled regarding the prohibition on conflicts of interest between an underwriter and its associates and between an underwriter and an issuer, including in connection with a sale through a non-uniform offer.

 Under the terms of the offering, each investor has to pay the Company an amount equal to the par value of the Bonds purchased by it.

On August 22, 2007, we entered into a Stock Purchase Agreement (the “NTS Purchase Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS, to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS shareholders that entered into the Agreement (the “NTS Sellers”) to 100%.   On February 14, 2008, we entered into a First Amendment to the NTS Purchase Agreement to amend the agreement to further extend the expiration date for the closing of our acquisition of NTS.  On February 26, 2008, we entered into a Second Amendment to the NTS Purchase Agreement which amended, among other things, the definition and elements of working capital, as such term is defined in the NTS Purchase Agreement, and increased the escrow amount. On April 25, 2008, we entered into a Third Amendment, pursuant to which we agreed to an extension of time for the calculation and payment of the post closing working capital adjustment under the NTS Purchase Agreement.

The acquisition closed on February 26, 2008.  Upon closing of the acquisition, NTS and its six wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc., Midcom of Arizona, Inc., Communications Brokers, Inc., NTS Telephone Company, LLC, and NTS Management Company, LLC, became our wholly owned subsidiaries.

The purchase price for the acquisition set forth in the NTS Purchase Agreement was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the NTS Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to our advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid as follows:

o	$35,414,715 was paid in cash; and

o
2,366,892 shares of our Common Stock were issued to certain NTS Sellers who elected to reinvest all or a portion of their allocable sale price in our Common Stock, pursuant to the terms of the NTS Purchase Agreement. Our Board of Directors determined, in accordance with the NTS Purchase Agreement, the number of shares of our Common Stock to be delivered to each participating NTS Seller by dividing the portion of such NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of our Common Stock by 93% of the average closing price of our Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Sellers was $6,485,284.

On February 26, 2008, and in connection with the closing of the acquisition, the parties entered into the following material definitive agreements:

A.            Free Cash Flow Participation Agreement.

The Company entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, ”), an entity owned by Barbara Baldwin, NTS’ President and CEO, Jerry Hoover, NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, NTS’ Executive Vice President – Chief Operating Officer, pursuant to which NTS Holdings will be entitled to a payment from the Company of an amount equal to 5% of the aggregate excess free cash flow generated by the Company’s U.S. Operations, which is defined in the Participation Agreement as the operations of the Company and its U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that the Company acquires directly, or indirectly through its subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as the Company has received a full return of its initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of the Company’s U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

B.            Escrow Agreement.

In accordance with the terms of the Purchase Agreement, the Company and certain representatives of the NTS Shareholders (the “NTS Shareholder Representatives”) entered into an Escrow Agreement with Trustmark National Bank, as escrow agent, pursuant to which the Company deposited an amount of cash and shares of Common Stock equal to $6,679,999 (15.9%) of the aggregate purchase price for the acquisition, to be held and administered by the escrow agent in order to secure certain obligations of the sellers under the Purchase Agreement. Each share of Common Stock deposited with the escrow agent has an agreed value of $2.74, which was determined by using the average per share closing price of the Common Stock for the ten (10) consecutive trading days preceding the trading day immediately prior to the Closing Date.

C.            Release.

Concurrently with the execution of the agreements described above, each of Barbara Baldwin, Jerry Hoover and Brad Worthington executed a Release, releasing NTS, the Company and their respective officers, directors, shareholders, employees and their successors and assigns, from any and all claims, causes or rights of action, demands and damages related to the business, affairs, actions or omissions of NTS and those of its officers, directors, employees or independent contractors through the Closing Date, as well as from any amounts due from NTS to the Officer for serving NTS in any capacity through the Closing Date.

D.           In addition, the Company entered into a Noncompetition, Nondisclosure and Nonsolicitation Agreement with Telephone Electronics Corporation, the largest NTS shareholder prior to the closing; and NTS entered into employment agreements with Barbara Baldwin, Jerry Hoover and Brad Worthington.

In connection with the closing of the acquisition on February 26, 2008, the Company issued 2,366,892 shares of the Company’s Common Stock to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement.  The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On March 5, 2008, the Company entered into a letter agreement (the “March 5, 2008 Agreement”) with  Oberon Securities, LLC, a New York City-based registered broker-dealer (“Oberon Securities”), pursuant to which the Company will pay Oberon Securities $1,200,000 in cash for its services to the Company as financial advisor in connection with the Company's acquisition of NTS, payable as follows: (i) $400,000 no later than March 7, 2008 (ii) $400,000 no later than May 1, 2008 and (iii) $400,000 no later than July 1, 2008. The March 5, 2008 Agreement sets forth the total and final fees due to Oberon Securities for its services in connection with the NTS acquisition, pursuant to the Company’s prior agreements with Oberon Securities and its affiliates.

On March 17, 2008, Xfone 018 entered into an Agreement of Principles with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”), pursuant to which Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns (the “Agreement of Principles”).  Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.  Pursuant to the Agreement of Principles, the purchase price for the acquisition is NIS 44,000,000 (approximately $12,418,854), subject to adjustment as set forth in the agreement, payable in three installments, as follows:

•	On the closing date, NIS 15,500,000 (approximately $4,374,824) (the “First Installment”);

•	By November 20, 2008, NIS 15,500,000 (approximately $4,374,824), subject to adjustment resulting from linkage to the Consumer Price Index (the “Second Installment”); and

•	By November 1, 2009, NIS 13,000,000 (approximately $3,669,207), subject to adjustment resulting from linkage to the Consumer Price Index (the “Third Installment”).

Xfone 018 will have all rights as a shareholder of Robomatix upon closing of the acquisition and payment of the First Installment.

Pursuant to the Agreement of Principles, we, as the parent company of Xfone 018, have agreed to sign a letter of guarantee with respect to the Second Installment and the Third Installment.

As of the date of this Prospectus, negotiations between Xfone 018, Tiv Taam and the management and employees of Tadiran Telecom LP have not been exhausted. There is no assurance that the transaction will be successfully concluded.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007

U.K. Operations - 2007

Our U.K. subsidiary, Swiftnet Limited operates switching and computer systems offering a range of innovative, in-house developed telecommunications services. Swiftnet's strategy is to grow without the need for heavy investments and with lower operational expenses through the use of automation. A comprehensive range of telecommunication services and products are sold directly to end-users, through a web site integrating all of Swiftnet's services. The services are mainly telephone related services to customers dialing local and international destinations. Swiftnet provides value added services such as fax broadcast, email to fax and various other messaging services. Swiftnet also provides services for a range of resellers and partners to sell to their customers. These resellers and partners include Auracall Limited, Story Telecom Limited and Equitalk.co.uk Limited. Swiftnet's telecommunications services are used by subscribers in the U.K. and worldwide.

Our U.K. subsidiary, Equitalk.co.uk Limited is an automated e-telco providing post-paid, telecommunications services to customers across the whole of the U.K. These customers are typically making calls within the UK. Equitalk’s strategy is to grow through acquiring customers directly through sales and marketing activities.

Our U.K. subsidiary, Story Telecom Limited provides international calling services through calling cards and special access numbers available for use from mobile phones and landlines. Story Telecom's strategy is to grow through adding products and services targeted at customers making international calls.

In 2007, we had only approximately 0.2% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $24 million during 2007, compared with the approximately $10 billion telecommunication market (not including mobiles revenues) in the United Kingdom.

We had four major types of customers in the U.K.: Residential, Commercial, Governmental agencies and Resellers. In 2007 our largest non-affiliated reseller was WorldNet Global Communications Ltd. which generated under 1% of our total revenues. We provide WorldNet Global Communications with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2008.

However, should our agreements involving WorldNet be cancelled, our revenues will be negatively affected.

In 2007, approximately 54.3% of our revenues were derived from our operations in the United Kingdom.

U.S. Operations - 2007

Our sole U.S. subsidiary during 2007, Xfone USA, Inc. provides voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Xfone USA is a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5-carrier switching platform. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states.

In 2007 we had approximately 11,000 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or approximately 0.2% of market share. This total market size in 2007 represented 5,732,998 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,949,629 telephone lines or approximately 86% of the market. All CLECs combined made up the remaining 783,369 telephone lines or approximately 14% of the tri-state market, according to the 2007 FCC Report - Trends in Local Telephone Competition.

In 2007, approximately 27.5% of our revenues were derived from our operations in the United States.

With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in rural markets is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those communities. We believe that this provides for a unique opportunity for Xfone USA to continue to gain market share, by utilizing its existing network and to expand it facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

The overall trend for 2007 continued to show improving wire line margins in the Business markets and maintaining margins in the Residential (Consumer) markets for facilities based providers.  Mergers and acquisitions continued throughout 2007, as a component for offsetting the line loss felt throughout the CLEC industry due to the regulatory changes. The industry will see continued merger and acquisition activity in 2008 and beyond for companies that have cash and public equity resources. These transactions will continue to change the landscape in the telecommunications industry. Analysts still believe there will be more consolidation opportunity over the next two to three years in both wire line and wireless markets.

As a result of regulatory changes, the competitive landscape continues to change, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time in certain geographic markets, through internal growth (sales) and external growth (mergers and acquisitions) due to the continued departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show continued interest in providing Telco TV, VOIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan for 2007 continues to include expansion of market share in both Business and Residential markets with focus in its specific geographic service areas primarily in Mississippi and Louisiana, and in those markets where the company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will continue to be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through radio, direct mail, email marketing and other low cost advertising and message delivery opportunities.

In May 2007, Xfone USA hired a Vice President of Business Sales and incorporated an aggressive business sales expansion plan focusing this effort in its specific geographic and high margin service areas in Jackson, Mississippi, Baton Rouge and New Orleans, Louisiana. The expansion effort is on plan from the projections submitted in May 2007.

The Company’s business plan in 2007 also included growth through acquisitions, which made sense for several reasons: (i) faster results in achieving large top line revenue performance; (ii) significant synergies impact from consolidating corporate functions; and (iii) relatively easy integration of acquired companies because of facilities and network architecture.

Xfone USA is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Xfone USA, a facilities based fully integrated communications carrier, is positioned in 2008 to continue to take full advantage of the regulatory opportunities afforded to facilities-based providers as a result of the FCC TRRO ruling in 2005, as well as to take advantage of the consolidation momentum started in 2006.

Israeli Operations - 2007

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. The new strategy has proved to be successful, and in 2007 Xfone 018 revenues were significantly increased.

In 2007, the Israeli international telephony market was estimated to be 2.9 billion minutes. We estimate our market share as of December 31, 2007, as approximately 5.5% of the Israeli market.

We have two major types of customers in Israel: Residential and Commercial.

In 2007, approximately 18.2% of our revenues were derived from our operations in Israel.

Xfone 018 is operating with significantly lower overhead than its three competitors in the Israeli market by utilizing and building on our previous business models. We therefore believe that Xfone 018 will increase its market share in the international communication market, will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers worldwide.

COMPARISON FINANCIAL INFORMATION YEARS ENDED DECEMBER 31, 2007 AND 2006 - PERCENTAGE OF REVENUES:

	Year Ended December 31,
	2007	2006
Revenues	100%	100%
Cost of Revenues	-44%	-58%
Gross Profit	56%	42%
Operating Expenses:
Research and Development	0%	0%
Marketing and Selling	-24%	-13%
General and Administrative	-28%	-26%
Non- recurring loss	-6%	0%
Total Operating Expenses	58%	-39%
Income (loss) before Taxes	-4%	2%
Net Income	-3%	2%

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Revenues. Revenues for the year ended December 31, 2007 increased 18% to $44,723,934 from $37,914,037 for the same period in 2006. The increase in our revenues is primarily attributable to the operation of Xfone UK and Xfone 018. During 2007, the revenues of Xfone UK increased 43% to $24,263,610 from $16,951,119 for the same period in 2006. The increase in revenues in the U.K. is mainly a result of increased marketing activity and on-going product improvements. Despite the sharp increase in the revenues in the UK, Xfone UK suffered a slow down during the fourth quarter due to a change in the tariff structure by one of the local mobile operators. During the fourth quarter, Xfone UK suffered a decrease in sales attributable to a change in the tariff structure by a local mobile operator. A high proportion of Xfone UK's customers have mobile phones from this operator and use Xfone's services by dialing an Xfone access number from their mobile phone. During the fourth quarter, the mobile operator changed the pricing on the access numbers, so that they were no longer cost effective for customers to dial. This change affected not only Xfone, but all alternative suppliers of international calls in the UK. Xfone UK undertook a marketing campaign to promote its other services to these customers, to allow them to connect via alternative, low cost access numbers. This has been successful in terms of migrating customers, and the number of minutes switches by the company is growing well. However, these alternative products generate a lower level of sales and margin per minute than the original products.

During 2007, revenues of Xfone 018 increased by 49% to $8,169,433 from $5,488,712 for the same period in 2006. The increase in revenues of Xfone 018 is mainly a result of a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers, expanding its customer base, and introducing a new product to the market. During 2007, the revenues of Xfone USA decreased 21% to $12,290,891 from $15,474,206 for the same period in 2006. The decrease in revenues is primarily due to the attrition of dialup internet customers and longer than expected commissioning process until revenues is earned.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephony companies and other related charges. Cost of revenues for the year ended December 31, 2007, decreased 10.7% to $19,626,322 from $21,968,998 for the same period in 2006. The decrease in our cost of revenues is primarily attributed to the operations in the UK and Israel. The results of operations of Equitalk and Story Telecom in the UK were consolidated for the full period of 2007 for the first time, and as a result, contributed to the high gross margin in the UK. Commencing August 15, 2007, Auracall's results of operations were consolidated for the first time and contributed high margin to our UK operations. High gross marging contributed by Xfone 018 resulted from the change in the business strategy from the end of 2006. Cost of revenues as a percentage of revenues decreased to approximately 44% in 2007, from approximately 58% in 2006.

As a result of ongoing product improvements, an increase in the sales of higher margin services and strategic change in our pricing policy to segregate between registered and unregistered users in Israel, we achieved a decreased in cost of revenues as percentage of revenues in all our geographic markets, and primarily in the U.K. and Israel where cost of revenues as percentage of revenues decrease to 41.4% and 37%, respectively, in the year ended December 31, 2007, compared to 69.8% and 44.6%, respectively, in the same period in 2006.

Research and Development. Research and development expenses were $47,609 for the year ended December 31, 2007, which is consistent with our research and development costs of $45,709 during the year ended December 31, 2006. Research and development expenses consist of labor costs of our research and development manager and other related costs. We estimate that research and development expenses will remain in the same level in 2008.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the year ended December 31, 2007, increased 121% to $10,886,883 from $4,937,007 for the same period in 2006. The increase in the marketing and selling expenses is primarily attributed to our operations in the U.K and Israel. Approximately $5,250,000 of the increase is attributed to agents' commission payable by Swiftnet, $5,075,000 of which was payable to Auracall Limited, in the period before Auracall became a wholly owned subsidiary. Approximately $725,000 of the increase is attributed to the selling and marketing activities of Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was consolidated in our financial statements during July 2006. Approximately $500,000 of the marketing and selling expenses is attributed to the launch of marketing campaign in Israel. Marketing and selling expenses as a percentage of revenues increased to 24% for the year ended December 31, 2007 from 13.2% for the same period in 2006.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2007, increased 25% to $12,335,759 from $9,927,301 for the same period in 2006. This increase is mainly due to increase in payroll expenses in the U.K., U.S. and Israel. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel and consulting fees.

Non- recurring Loss. On  March 19, 2008, the UK court handed down judgment in the dispute between Swiftnet and MCI and awarded £1,278,942 ($2,564,036) plus legal costs and interest in favour of MCI. The Company's financial statements have carried the full amount Swiftnet calculated that it owed to MCI based on the data held in Swiftnet’s billing systems. The net effect of this judgement including estimation of the Company's legal fees, MCI’s legal costs and interest payable is approximately £1,427,737 ($2,856,803) which is presented as a non-recurring loss in the Statement Of Operations.

Financing Expenses. Financing expenses, net, for the year ended December 31, 2007, decreased 5% to $515,562 from $540,668 for the same period in 2006. This decrease is mainly due to the repayment of interest bearing loans and balances in the US and Israel.

Net Income (Loss). Net Loss for the year ended December 31, 2007 was $1,283,892 compared with a net income $660,696 for the same period in 2006.  This is primarily due to the non recurring loss and decrease in the U.K.

Earning (Loss) Per Share. Diluted net loss per share of common stock for the year ended December 31, 2007 was $0.109 compared to diluted net profit of 0.065 for the same period in 2006.

BALANCE SHEET

Comparison of the balance sheet as of December 31, 2007 and December 31, 2006

Current Assets. Current assets amounted to $41,269,446 as of December 31, 2007, as compared with $10,291,475 as of December 31, 2006. The increase in the current assets is mainly attributable to the increase in cash in the amount of $4,617,216 provided mainly by operating expenses, an increase in restricted cash in the amount of $25,562,032 provided by issuance of debentures, and accrued expenses incurred in connection with the debentures issuance and with the judgment handed down against Swiftnet in its dispute with MCI.

Fixed Assets. Fixed assets net, amounted to $5,747,758 as of December 31, 2007, as compared with $4,466,048 as of December 31, 2006.

Current Liabilities. As of December 31, 2007, current liabilities amounted to $18,061,934 as of December 31, 2007, as compared with $11,220,856 as of December 31, 2006.

Long-term liabilities. As of December 31, 2007, long-term liabilities amounted to $23,279,296 as of December 31, 2007, as compared with $2,333,830 as of December 31, 2006.

The increase in both current and long term liabilities is mainly attributed to the issuance of debentures in December 2007.

COMPARISON FINANCIAL INFORMATION THREE MONTHS ENDED MARCH 31, 2008 AND 2007 - PERCENTAGE OF REVENUES:

	Three months ended March 31,
	2008	2007
Revenues	100%	100%
Cost of Revenues	-48.5%	-45.1%
Gross Profit	51.5%	54.9%
Operating Expenses:
Research and Development	-0.1%	-0.1%
Marketing and Selling	-16.9%	-23.7%
General and Administrative	-27.5%	-25.4%
Total Operating Expenses	-44.5%	-49.2%
Income before Taxes	0.8%	4.7%
Net Income	0.3%	3.9%

COMPARISON OF THE THREE MONTHS PERIODS ENDED MARCH 31, 2008 AND MARCH 31, 2007

Revenues.  Revenues for the three months ended March 31, 2008 increased 37% to $15,793,098 from $11,523,716 for the same period in 2007. The increase of $4,269,382 in the consolidated revenues is attributed to the $5,288,411 increase in our revenues in the United States and $269,485 increase in the Israel market which is offset by a $1,288,514 decrease in revenues in the United Kingdom.

Revenues in the United States for the three months ended March 31, 2008 increased 154.7% to $8,707,504 from $3,419,093 for the same period in 2007. Approximately $6,000,000 of the increase was contributed by NTS Communications, Inc. ("NTS"), our recent acquisition that was consummated on February 26, 2008 and which was consolidated for the first time in the first quarter of 2008. Notwithstanding the increase in revenues was offset by a decrease in revenues from other carriers and due to attrition of residential customers.

Revenues in Israel for the three months ended March 31, 2008 increased 13.4% to $2,278,170 from $2,008,685 for the same period in 2007. This increase is mainly attributed to increase of our marketing efforts. The revaluation of the NIS to the U.S dollars have also attributed to the increase in the revenues.

Revenues in the United Kingdom for the three months ended March 31, 2008 decreased 21.1% to $4,807,424 from $6,095,938 for the same period in 2007. The decrease in sales in the UK was wholly attributable to a change in the tariff structure by the mobile operator O2.

A high proportion of UK subsidiaries' customers have O2 mobile phones and use Xfone's services by dialing an Xfone access number from their O2 phone. During the fourth quarter of 2007, O2 changed the pricing on the access numbers, so that they were no longer cost effective for customers to dial.

This change affected not only Xfone, but all alternative suppliers of international calls in the UK.

UK subsidiaries undertook a marketing campaign to promote their other services to these customers, which customers can connect to via alternative, low cost access numbers. This has been successful in terms of migrating customers and the number of minutes switched by the company is growing well.

Notwithstanding the aforesaid the decrease in revenues was partially offset by the revaluation of the GBP in relation with the U.S dollars.

Our primary geographic markets are the United States, the United Kingdom and Israel.  However, we serve customers worldwide.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues for the three months ended March 31, 2008 increased 47.4% to $7,656,273 from $5,193,222 for the same period in 2007. Cost of revenues as a percentage of revenues in the three months ended March 31, 2008 increased to 48.5% from 45.1% in the same period in 2007.

Cost of revenues as a percentage of revenues in the United States in the three months ended March 31, 2008 increased to 57.3% from 46.6% in the same period in 2007. The increase is mainly attributed to NTS which was consolidated for the first time during the first quarter of 2008. Within our group, NTS presents higher cost of revenues than the other subsidiaries in the group. Strategically, NTS decided to migrate its customers from the current copper-based services to its new Fiber-based infrastructure. As a result of this strategy we expect to  reduce the cost of revenues gradually.

As a result of ongoing product improvements and an increase in the sales of higher margin services we achieved a decrease in cost of revenues as percentage of revenues in the United Kingdom where cost of revenues as percentage of revenues decrease to 35.3% compared to 47.2% in the same period in 2007. Following the change in the tariff structure by the mobile operator O2, the cost of revenues of UK subsidiaries is expected to be slightly higher on alternative products.

Cost of revenues as a percentage of revenues in Israel in the three months ended March 31, 2008 increased to 42.5% from 35.8% in the same period in 2007. The increase is mainly attributed to Xfone 018's ability to negotiate lower prices with the communication carriers.

Research and Development. Research and development expenses for the three months ended March 31, 2008 and for the same period in 2007 were 0.1% of total revenues. The research and development activities are located in the U.K only and we estimate that the research and development expenses will remain in the same level until the end of 2008.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the three months ended March 31, 2008 decreased 2.4% (or $66,347) to $2,665,629 from $2,731,976 for the same period in 2007.

Marketing and selling expenses as a percentage of revenues decreased to 16.9% for the three months ended March 31, 2008 from 23.7% for the same period in 2007. Decrease in marketing and selling expenses is mainly attributed to the decrease in sales commissions in the U.K due to the decrease in revenues.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2008 increased 47.6% to $4,311,720 from $2,921,291 for the same period in 2007. This increase was contributed by NTS which was consolidated for the first time during the first quarter of 2008.

Financing Expenses. Financing expenses, net, for the three months ended March 31, 2008 increased to $903,169 from $139,869 for the same period in 2007. $313,545 of the increase in the financial expenses is attributed to the effect of fluctuation in the exchange rate of the NIS on our Bonds stated in NIS and $211,820 is attributed to the interest payable on the Bonds. The remaining increase in the financial expenses, net consists of interest expenses on our interest bearing obligations and the effect of currency exchange rate on intercompany balances with our subsidiaries who reports with NIS and GBP as its functional  currencies.

Net Income. Net income for the three months ended March 31, 2008 was $81,130 compared to $444,395 for the same period in 2007.

Earning Per Share. Diluted net earning per share of common stock for the three months ended March 31, 2008 was $0.005, compared to $0.039 for the same period in 2007.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents as of December 31, 2007, amounted to $5,835,608 compared to $1,218,392 as of December 31, 2006, an increase of $4,617,216. Net cash provided by operating activities in the year ended December 31, 2007, was $4,839,731. Cash used for investing activities in the year ended December 31, 2007, was $27,413,190. Net cash provided by financing activities for the year ended December 31, 2007, was $27,530,225, mainly attributable to issuance of shares and warrants for cash of $7,465,555, the repayment of financial obligations of $1,051,079, the decrease in short-term bank credit of $1,821,597 and the issuance of debentures of $22,821,827, net of issuance expenses.

Cash and cash equivalents as of March 31, 2008, amounted to $8,673,077 compared to $5,835,608 as of December 31, 2007, an increase of $2,837,469. Net cash provided by operating activities in the three months ended March 31, 2008, was $1,268,487. Cash used for investing activities in the three months ended March 31, 2008, was $12,826,943 mainly attributable to acquisition of NTS less proceeds from the issuance of bonds during December 2007 which were held in escrow in short term bank deposits. Net cash provided in financing activities for the three months ended March 31, 2008, was $14,671,813 mainly attributable to issuance of shares and warrants for cash of $14,523,536, repayment of financial obligations of $212,263 and the decrease in short-term bank credit of $360,540.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are the lessee of switching and other telecom equipment under capital leases expiring on various dates from 2008 through 2009.

As of March 31, 2008, the minimum future lease payments are:

Date	U.S. Dollar
2008	132,157
2009	54,209
186,366

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and from private and/or public placements.

Xfone, Inc.

On December 13, 2007, and in conjunction with a private offering of the same date, the Company issued an aggregate of NIS 100,382,100 (approximately $25,562,032, based on the exchange rate as of December 13, 2007) bonds (Series A) (the “Bonds”) to Israeli institutional investors.  The Bonds are rated A3 by Midroog (an affiliate of Moody's) and will pay an initial annual interest at a rate of 9% that will be paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  Commencing on the date of listing of the Bonds on the TASE, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1%, to an annual interest rate of 8%.  The principal of the Bonds will be repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index.

On February 26, 2008, the Company completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Company’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000.

In connection with the closing of the acquisition on February 26, 2008, the Company issued 2,366,892 shares of the Company’s Common Stock to certain former NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, pursuant to the terms of the Purchase Agreement.  The Company’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Company’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.

On March 25, 2008, the Company issued the holders of the Bonds, for no additional consideration, 956,020 (non-tradable) warrants, each exercisable at an exercise price of $3.50 with a term of 4 years.

On July 17, 2007, Story Telecom Limited, our UK subsidiary, agreed to loan us up to £400,000 ($786,976) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly-owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is pre-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($688,604) and £50,000 ($98,372), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($196,744) were made on October 9, 2007. As of March 31, 2008, the aggregate outstanding borrowings were £500,000 ($979,855).

On June 3, 2008, the Company canceled 62,850 shares of its Common Stock, and 44,470 warrants which were returned to it by Trustmark National Bank, acting as escrow agent in conjunction with an escrow set up in connection with the consummation of the Company’s acquisition of I-55 Internet Services, Inc. on March 31, 2006. The Company made the following two claims against the escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement, which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount.  On or about May 12, 2008, Xfone USA and the shareholder representatives of I-55 Internet Services reached an agreement to value Claim #1 at $143,017.11 and Claim #2 at $140,750.00 for a total agreed loss of $283,767.11.  This resulted in the Company’s receipt of 62,850 total shares of Xfone Common Stock and 44,470 of Xfone Stock Warrants from the Escrow Account in satisfaction of these claims.

US subsidiaries

Our U.S. subsidiary, Xfone USA, Inc., has certain loan facilities with certain liens on our fixed assets in the form of installment loan agreements. The total aggregate amount of these loans as of March 31, 2008 is $304,186.

Our U.S subsidiary, NTS communication, Inc., has short-term bank facilities of $4,000,000 and approximately $644,000 notes payable for the purchase of certain fixed assets. These notes payable are secured by fixed assets in the form of installment loan agreements. In addition, a wholly owned subsidiary of NTS received a non-recourse long term note to finance the build-out of the fiber network in Levelland, Texas, collateralized by the project. The total aggregate amount of these loans as of March 31, 2008 is $3,433,876.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet Limited and Xfone 018 Ltd., individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

On September 27, 2005, we entered into a Securities Purchase Agreement for a $2,000,000 financial transaction with Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a convertible term note secured by our United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financing was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. Net proceeds from the financing were mainly used for procurement of capital equipment and general working capital purposes for us and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The conversion of the Term Note will result in dilution in the percentage of common stock owned by our existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares underlying the note could have an adverse effect on the price of our common stock. The balance as of March 31, 2008 due to Laurus Master Fund is $423,642.

UK subsidiaries

On April 18, 2002 Bank Leumi (UK) plc issued company credit cards to two directors of Swiftnet Limited, and by way of securing the balances on these cards, took a First Party Charge over Swiftnet to the sum of £50,000 ($98,397).

As of April 10, 2003, Equitalk.co.uk Limited, our U.K. based subsidiary since July 2006, has received loan facilities from Barclays Bank plc in the form of a Government Small Firms Loan Guarantee Scheme Loan Agreement whereby Barclays would lend Equitalk £150,000 ($285,191). The loan plus interest is repaid monthly and payments are up to date. As part of the agreement a Debenture charge was raised on all the assets of Equitalk. The balance as of March 31, 2008 due is £16,667 ($32,662).

Israeli subsidiary

Our Israel based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its activities. As of March 31, 2008, the credit facilities include a revolving credit line of 500,000 NIS ($141,123), a short-term credit line of 2,250,000 NIS ($635,055), and long-term credit line of 1,290,000 NIS ($364,098). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($889,077) to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) We and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank; (g) subordination of the Minority Partner Loan (as defined below). As of March 31, 2008, we have a balance due of 3,741,743 NIS ($1,053,122) under the credit facility.

According to an agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS ($2,822,467) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge.

According to the above-mentioned agreement with the Minority Partner, the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is payable after four years with annual interest of 4% and linkage to the Israeli consumer price index. As of March 31, 2008, the balance of the Minority Partner Loan is 1,897,718 NIS ($534,117).

As of March 31, 2008, we provided to Xfone 018 a shareholder loan in an aggregate amount of $1,321,924.

As of March 31, 2008, our Israeli subsidiary activities were financed by the shareholders loans and by using 3,741,743 NIS ($1,053,122) of the credit facility from Bank Hapoalim.

On November 5, 2007, Bank Hapoalim B.M. in Israel provided a bank guarantee of 322,500 NIS ($91,025) to the Ministry of Communications of the State of Israel in connection with a November 7, 2007 license to commence an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology, which was granted to Xfone 018. In connection with the bank guarantee, Xfone 018 executed an indemnification agreement in favor of Bank Hapoalim. The bank guarantee will expire on April 30, 2009.

During February 2008, Xfone 018 Ltd. has received a capital lease facilities to purchase certain communication equiptment amounting to $ 75,095 to be paid in 23 equal instalments. The balance as of March 31, 2008 due is $ 71,830.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

30.4% and 14.4% of our revenues in the first quarters of 2008 were derived from our U.K. and Israeli operations, respectively, compared to 55% and 17% in the same period in 2007. In the first quarter of 2008, approximately 30% of the direct traffic costs in Israel were in GBP and the rest were in New Israeli Shekels (“NIS”), compared to 29% in the same period in 2007. We believe that the U.S. and Israeli portions of our revenues will increase in the next three quarters of 2008.

For continuing transactions made in currencies other then US dollar we use a current conversion rate. For noncontingent past transactions made in currencies other then US dollar we use the conversion rate of the time of transaction.

Our costs of revenues are mainly in U.S.

Most of our assets, liabilities (except the Bonds), revenues and expenditures are in U.S. dollars and GBP. The remainder of the assets, liabilities, revenues and expenditures are in NIS. We anticipate that in the second half of 2008 the portion of U.S. dollars will continue to grow although the portion of GBP will stay significant.

Notwithstanding having our Bonds stated in NIS and linked to the Israeli CPI, during the three months period ended March 31, 2008, the revaluation of the NIS in relation with the U.S. dollar and the inflation increased our outstanding debt by approximately $2,175,000 and $100,000, respectively. We may use foreign currency exchange contracts and other derivatives instruments to be the appropriate tool for managing such exposure.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation causes a rise in salaries or other expenses and the market conditions don't allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 18, 2006, the Audit Committee of the Company, in accordance with its rotation of independent auditors policy, replaced Chaifetz & Schreiber, P.C. as our independent auditors and appointed Stark Winter Schenkein & Co., LLP (“SWS”), an independent member of BKR International, as independent auditors of the Company. There were no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(2). Chaifetz & Schreiber were replaced as part of the Company policy of rotating its lead and reviewing audit partners after five consecutive years. On January 31, 2006, we filed with the U.S. Securities and Exchange Commission an amended current report on Form 8-K disclosing the appointment of SWS as our new auditors.

 On December 28, 2006, our shareholders approved the appointment of SWS as our Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007. SWS served as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007. On October 25, 2007, the Audit Committee of the Company approved the appointment of SWS as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008. On December 17, 2007, our shareholders approved the appointment of SWS as our Independent Certified Public Accountants for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

On October 25, 2007, the Company’s Board of Directors adopted amendments to the Company’s Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s current membership into three classes, Class A, Class B and Class C. Currently, Classes A and B are each comprised of three (3) directors, and Class C has two (2) directors, as shown in the table below:

Director	Class
Abraham Keinan	Class A
Guy Nissenson	Class A
Shemer Shimon Schwarz	Class A
Eyal Josef Harish	Class B
Aviu Ben-Horrin	Class B
Itzhak Almog	Class B
Morris Mansour	Class C
Israel Singer	Class C

On December 17, 2007, the Company’s stockholders re-elected the eight directors to the classes shown above to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death. In order to create a staggered board, the directors serving in Class A of the Board will serve for one year, and then will be up for re-election for a three year term at the 2008 annual meeting of stockholders, the directors serving in Class B of the Board will serve for two years, and then will be up for re-election for a three year term at the 2009 annual meeting of stockholders, and the directors serving in Class C of the Board will serve for three years, and then will be up for re-election for another three year term at the 2010 annual meeting of stockholders.

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election of directors will be held at each annual meeting for each class of directors having nominees for election at such annual meeting. Director may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors), and when one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified. Any director may be removed by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Information Regarding the Current Directors and Executive Officers

The following table lists the current members of the Board of Directors and their current positions with the Company. It also includes information about our executive officers who are not also directors. Our Board of Directors elects our executive officers. Biographical information for each director and officer is provided below.

Name	Age	Director / Officer
Abraham Keinan	58	Chairman of the Board of Directors, since our inception.
Guy Nissenson	33	Director, President and Chief Executive Officer since our inception.
Eyal J. Harish	55	Director, since December 19, 2002.
Shemer S. Schwartz	33	Director, since December 19, 2002, and is an independent director and a member of our Audit Committee and our Compensation Committee.
Itzhak Almog	69	Director, since May 18, 2006, and is an independent director and Chairman of our Audit Committee and our Nominating Committee.
Aviu Ben-Horrin	59	Director, since November 23, 2004, and is an independent director.
Israel Singer	59	Director, since December 28, 2006, and is an independent director and a member of our Audit Committee.
Morris Mansour	60	Director, since December 28, 2006, and is an independent director and Chairman of our Compensation Committee and a member of our Nominating Committee.
Niv Krikov	37	Principal Accounting Officer since May 9, 2007 and Treasurer and Chief Financial Officer since August 13, 2007.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. Mr. Keinan has been a Director of Equitalk.co.uk. since July 2006. In February 2008, Mr. Keinan became a Director of NTS Communications. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. Mr. Nissenson joined Swiftnet in October 1999 and became a Director of Swiftnet in May 2000. He had been the Managing Director of Swiftnet from October 2003 until July 2006. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. Mr. Nissenson has been a Director of Equitalk.co.uk. since July 2006. In February 2008, Mr. Nissenson became a Director of NTS Communications and its Chairman of the Board. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone 018 since its inception in April 2004. Dr. Harish had been a Director of Xfone USA from March 2005 until February 2008. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communications company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee and the Compensation Committee. Mr. Schwartz has been a Director of Xfone 018 since its inception in April 2004. Mr. Schwartz had been a Director of Xfone USA from March 2005 until February 2008. From March 2003 to January 2008, Mr. Schwartz was the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in January 2008 and since that time, Mr. Schwartz has led research and developement of the XIV Ltd. storage project at IBM. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006, and is an independent director and Chairman of the Audit Committee and the Nominating Committee. From 2002 to present, Mr. Almog is an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History and Economics from the Tel Aviv University in Tel Aviv. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University in Tel Aviv.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director. Mr. Ben-Hurrin had been a member of our Audit Committee from November 24, 2004 until January 17, 2007. From 2001 to present, Mr. Ben-Horrin directs, controls and manages various real estate projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001, Mr. Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975, Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987, Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee since January 17, 2007. Mr. Singer is an elected member of the Ramat Gan City council. During 2006 Mr. Singer had been the managing director of the academic center “Raanana College” in Israel. During the years 2004-2005 Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998 Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc. in Physics from the Tel Aviv University in Tel Aviv, Israel. In 1978, Mr. Singer received an M.Sc. in High - Energy Physics from the Tel Aviv University in Tel Aviv, Israel.

Mr. Morris Mansour has been a member of our Board of Directors since December 28, 2006, and is an independent director and the Chairman of the Compensation Committee and a member of the Nominating Committee.  Mr. Mansour has been a Director of Superderivatives, Inc., a leading company in developing and marketing options and derivatives pricing systems in forex, interest rates, commodities etc, since 2001. Since 2000 he has been a Director of Soffair Financial Services, a company engaged in investment, property and finance. From 1995 to 1999 Mr. Mansour was a financial advisor for several private companies which invested in hi-tech start-up companies, and property. From 1986 to 1988 and from 1993 to 1994, Mr. Mansour was Director and General Manager of “Le Shark Ltd.,” a major clothing brand in the United Kingdom. From 1980 to 1985, Mr. Mansour was the Credit Manager of Bank Hapoalim B.M. in the United Kingdom and a senior member of its Management Committee. In 1972, Mr. Mansour received a B.A. in Economics and International Relations from the Hebrew University in Jerusalem, Israel.

Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, the Company elected Mr. Krikov, as its Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company, but continues to serve as its Principal Accounting Officer. Prior to joining the Company, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company (OTCBB: NURMF.PK) acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) (2002 to 2005); Certified public accountant at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and is licensed as a CPA in Israel. Mr. Krikov also holds a LL.M degree from the Faculty of Law at the Bar Ilan University.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Significant Employees

Mrs. Barbara Baldwin, 45 years of age, is President and Chief Executive Officer of Xfone USA, a position she was appointed to on February 28, 2008 replacing Wade Spooner, and is President and Chief Executive Officer of NTS Communications.  Ms. Baldwin was appointed to the Board of Directors of Xfone USA on February 28, 2008, and to the Board of Directors of NTS Communications on 1991.  She also serves in the following capacities of the following subsidiaries of NTS: Director and Managing Member of NTS Management Company, LLC; President of Communications Brokers, Inc.; Director and President of NTS Construction Company; President of Midcom of Arizona, Inc.; and Director and President of Garey M. Wallace, Inc.  Ms. Baldwin also serves as Director and President of NTS Properties, LC, a former subsidiary of NTS Communications, and a Director of NTS Holdings Incorporated.  She has been employed by NTS Communications since 1982, and has held a variety of positions with NTS Communications, including being directly responsible for sales and marketing, management information systems, customer service and account administration.  She has served as President of NTS Communications since 1994 and as President and CEO of NTS Communications since 2000. Ms. Baldwin holds a B.B.A. and an M.B.A. from Texas Tech University in Lubbock, Texas.

Mr. Brad Worthington, 42 years of age, is Executive Vice President and Chief Operating Officer of NTS Communications.  Mr. Worthington was appointed to the Board of Directors of NTS Communications on 1994. Mr. Worthington received his B.S. Ed. From Southwest Texas State University in 1987 and his J.D. from Texas Tech University School of Law in 1990.  He is licensed to practice law in the State of Texas.  Mr. Worthington is a member of the State Bar of Texas, and the Lubbock County Bar Association and is admitted to practice in the Federal District Court for the Northern District of Texas.  Mr. Worthington served as General Counsel for NTS Communications from 1990 until 2000.  As General Counsel Mr. Worthington was responsible for advising senior staff on various legal and regulatory issues, preparation and review of contracts, contract and business negotiations.  Mr. Worthington was named Executive Vice President in 1994 and Chief Operating Officer in 2000.  Mr. Worthington also serves in the following capacities of the following subsidiaries of NTS: Director and Managing Member of NTS Management Company, LLC; Secretary of Communications Brokers, Inc.; Secretary of NTS Construction Company; Secretary of Midcom of Arizona, Inc.; and Director and Secretary of Garey M. Wallace Company, Inc.  Mr. Worthington also serves as Director and Vice President of NTS Properties, LC, and Director of NTS Holdings Incorporated.

Mr. Jerry E. Hoover, 59 years of age, is Executive Vice President, Treasurer and Chief Financial Officer and NTS Communications. Mr. Hoover graduated from Texas Tech University in 1971 and shortly afterward began a career in public accounting.  Mr. Hoover has been a Certified Public Accountant for over 30 years and for the last 20 years has worked with accounting issues unique to the telecommunications industry.  In addition, he has also taught accounting, taxation, and auditing at the university level.  Mr. Hoover was a principal in a major Lubbock accounting firm where he began doing work for NTS Communications in 1984.  He joined NTS Communications on an in-house basis in 1994 as Executive Vice President and Treasurer, and was named Chief Financial Officer in 2000.  Mr. Hoover also serves in the following capacities of the following subsidiaries of NTS: Director  and Manager of NTS Management Company, LLC; Treasurer of Communications Brokers, Inc.; Treasurer of NTS Telephone Company, LLC; Treasurer of Midcom of Arizona, Inc.; and Treasurer of Garey M. Wallace Company, Inc.  Mr. Hoover also serves as the Sole Manager of NTS Telephone Company, LLC; Director and Secretary Treasurer of NTS Properties, LC, and as Director of NTS Holdings Incorporated.

Mr. John Mark Burton, 43 years of age, was appointed as the Managing Director of Swiftnet at the completion of the acquisition of Equitalk.co.uk on July 3, 2006. He founded Equitalk.co.uk, the UK’s first fully automated e-telco, in 2000 and has been serving as its Managing Director since then. On August 3, 2006, Mr. Burton was appointed to the Board of Directors of Swiftnet. On August 7, 2006, Mr. Burton was elected as a Chairman to the Board of Directors of Story Telecom, Inc. and Story Telecom Limited (collectively, "Story Telecom"), and on March 31, 2008 he was appointed as Story Telecom's Managing Director. On August 14, 2007, Mr. Burton was appointed as Managing Director and appointed to the Board of Directors of Auracall. Prior to founding Equitalk, Mr. Burton founded Nexus Telecom Limited in 1995. Under his leadership as Managing Director, Nexus designed an award-winning server-based soft switch that gained UK Regulatory and IBM Approval. Prior to Nexus, Mr. Burton worked as Business Development Manager for Griffin International (a telecom messaging company). He has also served as R&D Manager at Nortel Networks with responsibility for engineers in the UK, US and Far East designing a next generation, open architecture PBX. Mr. Burton is a graduate of the University of Liverpool where he earned a BEng degree in Electronic Engineering. He holds an MBA from Cranfield School of Management and a CEng MIEE designation from the Institute of Electrical Engineers.  He is a Member of the British Institute of Directors.

Mr. Roni Haliva, 42 years of age, was appointed as the Managing Director of our Israel based subsidiary, Xfone 018, on August 26, 2007. Mr. Haliva has over 20 years of experience in the telecommunication market. During the last two years, he was Senior Vice President of Bezeq International Ltd., a leading telecommunication services provider in Israel. Prior to this position, he established the marketing and sales division of Malam Group, one of the major IT service providers in Israel, and served as Senior Vice President with overall responsibility for the business development, marketing & sales of the company. Prior to Malam, Mr. Haliva worked as VP Marketing and Sales for Siemens Israel, which is the Regional Company representing the global Siemens conglomerate in Israel. He has also served in various managerial duties in Bezeq, the local exchange carrier in Israel. Mr. Haliva received a Bsc. degree in computers engineering from the Technion (The Israel Institute of Technology). He also holds an MBA from the Ben Gurion University in Israel.

Mrs. Bosmat Houston, 42 years of age, has been our Research and Development Manager since our inception. She joined Swiftnet in September 1991 as its Research and Development Manager. Mrs. Houston received a Bachelor of Science Degree in Computer Science from the Technion - Institution of Technology, Haifa Israel in 1986.

Family Relationships

Dr. Eyal J. Harish, one of our directors, is the brother-in-law of Mr. Abraham Keinan, our Chairman of the Board.

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly owned UK based subsidiary, Swiftnet Limited since 1998.

Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, and other members of the Nissenson family own and control Campbeltown Business Ltd., our major shareholder and a former consultant.

Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, is the Managing Director of Dionysos Investments (1999) Ltd., our consultant. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Board Independence

The Company applies the standards of the American Stock Exchange, the stock exchange upon which the Company’s Common Stock is listed in the U.S., for determining the independence of the members of its Board of Directors and Board committees. The Board has determined that the following directors are independent within these rules: Shemer S. Schwartz, Itzhak Almog, Aviu Ben-Horrin, Israel Singer and Morris Mansour.

Committees of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Schwartz and Singer (all three are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan and 2007 Stock Incentive Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004. On January 28, 2008, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved amendments to the charter to update it to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s charter as amended is available on the Company’s website, at www.xfone.com.

During fiscal 2007, the Company’s Audit Committee held 6 physical and telephonic meetings. The Audit Committee also approved certain actions by unanimous written consent. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in fiscal 2007 during the period in which they served on the committee, with the exception of Mr. Singer, who attended 50% of such meetings.

In addition, we have a Nominating Committee of our Board of Directors, which was established by our Board on December 30, 2007. The primary functions of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for the Company’s annual meetings of shareholders, and to recommend to the Board director nominees for each Board committee. The Nominating Committee is comprised of at least two members satisfying the independence requirements of the U.S. Securities and Exchange Commission and the American Stock Exchange. Messrs. Itzhak Almog (Chairman) and Morris Mansour were appointed by the Board as members of the Nominating Committee, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Nominating Committee is governed by a charter which was adopted by the Board on December 30, 2007. A copy of the charter of the Nominating Committee is available on the Company’s website, at www.xfone.com.

On December 30, 2007, our Board of Directors also established a Compensation Committee. The Compensation Committee was created to assist the Board in the discharge of its responsibilities with respect to the compensation of the Company’s directors and officers. The Compensation Committee is comprised of at least two members satisfying the independence requirements of the U.S. Securities and Exchange Commission and the American Stock Exchange. In addition, each member of the Compensation Committee is required to be a “nonemployee director,” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs Morris Mansour (Chairman) and Shemer S. Schwartz were appointed by the Board as members of the Nominating Committees, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed

The Compensation Committee is governed by a charter which was adopted by the Board on December 30, 2007. A copy of the charter of the Compensation Committee is available on the Company’s website, at www.xfone.com.

Audit Committee financial expert

Mr. Itzhak Almog who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 407(d)(5) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and the Chairman of the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2007, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors of the Company has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all the directors, officers and employees of the Company. The Code which was ratified by the Board of Directors of the Company is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006, and is also available on our website at www.xfone.com.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes all compensation received for services rendered to the Company during the two fiscal years ended December 31, 2007 by our Chief Executive Officer and two other executive officers other than our Chief Executive Officer who were serving as our executive officers at December 31, 2007 (collectively, our “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (10) ($)		Total ($)
Abraham Keinan , Chairman of the Board	2007	96,043	(1)				254,350	(2)		18,796	(3)	369,189
	2006	94,032	(1)	–	–	–	100,710	(4)	–	35,920	(3)	230,662
Guy Nissenson, President, CEO, and Director	2007	96,043	(5)				242,490	(6)		31,294	(7)	338,533
	2006	94,032	(5)	–	–	–	163,381	(8)	–	26,341	(7)	283,754
Niv Krikov, Treasurer, CFO and Principal Accounting Officer (9)	2007	76,030		3,650	–	–	–		–	–		79,680
	2006	N/A		N/A	N/A	N/A	N/A		N/A	N/A		N/A

(1)
Salary paid to Mr. Keinan by our U.K. based wholly owned subsidiary, Swiftnet Limited, in connection with his employment as Chairman of the Board. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception in 1990. The amount shown in the table above for 2006 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars for convenience purposes using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959. The amount shown in the table above for 2007 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2007. The average rate of exchange of the £ during 2007 was £1 = $2.001.

(2)
Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Keinan entered into a consulting agreement, effective as of January 1, 2007 (the “Keinan Consulting Agreement”). The Keinan Consulting Agreement provides that Mr. Keinan shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, the Company agreed to pay Mr. Keinan a monthly fee of £10,000 ($19,679) (the “Fee”). Mr. Keinan invoices the Company at the end of each calendar month, and the Company makes the monthly payments immediately upon receipt of such invoices.  The amount shown reflects payments to Mr. Keinan pursuant to the Keinan Consulting Agreement.

(3)
The amount shown for 2006 reflects airfare expenses incurred by the Company for the travels of Mr. Keinan’s wife and payments for a leased car for Mr. Keinan’s use during 2006. The amount shown for 2007 reflects payments for a leased car for Mr. Keinan’s use in 2007.

(4)
On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and our former consultant, Campbeltown Business Ltd. shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. Mr. Keinan agreed to receive a total amount of only $100,710 (£51,409) as Bonus and Success Fee for 2006, which is reflected in the table above, and waived the remainder.

(5)
Salary paid to Mr. Nissenson by our U.K. based wholly owned subsidiary, Swiftnet, in connection with his employment as Director of Business Development. Mr. Nissenson joined Swiftnet in October 1999 and became a member of its Board of Directors in May 2000. Mr. Nissenson had been the Managing Director of Swiftnet from October 2003 until July 2006. The amount shown in the table above for 2006 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars for convenience purposes using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959. The amount shown in the table above for 2007 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2007. The average rate of exchange of the £ during 2007 was £1 = $2.001.

(6)
Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Nissenson entered into a consulting agreement, effective as of January 1, 2007 (the “Nissenson Consulting Agreement”). The Nissenson Consulting Agreement provides that Mr. Nissenson shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, the Company agreed to pay Mr. Nissenson a monthly fee of £10,000 ($19,679) (the “Fee”). Mr. Nissenson invoices the Company at the end of each calendar month, and the Company makes the monthly payments immediately upon receipt of such invoices.  The amount shown reflects payments to Mr. Nissenson pursuant to the Nissenson Consulting Agreement.

(7)	The amount shown in the table above reflects airfare expenses incurred by the Company for the travels of Mr. Nissenson’s wife during 2006 and 2007.

(8)
On May 11, 2000, Swiftnet and Mr. Keinan entered into a consulting agreement with Campbeltown Business that provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month together with an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels (the “Consulting Agreement”). On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. The February 8, 2007 Agreement further provides that effective as of January 1, 2007, the Consulting Agreement is terminated. Campbeltown Business agreed to receive a total amount of only $163,381 (£83,400) as compensation under the Consulting Agreement and the Bonus and Success Fee for 2006, and waived the remainder. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands, is owned and controlled by Guy Nissenson and other members of the Nissenson family. Guy Nissenson owns 20% of Campbeltown Business. The compensation is shown in the table above as paid to Guy Nissenson due to his 20% ownership of Campbeltown Business.

(9)
Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, the Company elected Mr. Krikov as its Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company, but continues to serve as its Principal Accounting Officer.

(10)
The Company acknowledges that on several occasions, consultants may be required to travel frequently for a long duration around the world. Therefore, in order to enable the consultants’ spouses to accompany them on certain lengthy trips for a normal family life, the Company bears travel expenses for the consultants’ spouses.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our Named Executive Officers as of December 31, 2007. Our Named Executive Officers did not hold any stock awards as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Abraham Keinan	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Guy Nissenson	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Niv Krikov	–		–	–	–	–	–	–	–	–

(1)	These options were granted on November 24, 2004, vested in full on November 24, 2005, and will expire on November 24, 2010.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the section captioned “Certain Relationships and Related Transactions and Director Independence” of this Prospectus.

Niv Krikov

Effective August 13, 2007, in accordance with Board resolutions of the same date, the Company elected Mr. Niv Krikov, its Vice President Finance and Principal Accounting Officer, as the Company’s Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company. For holding the positions of Treasurer, Chief Financial Officer and Principal Accounting Officer, Mr. Krikov is entitled to the following employment terms: A monthly gross salary of 33,000 NIS (approximately $9,458) (the “Salary”); Executive insurance - the Company allocates 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocates 5% of the Salary. The insurance includes a loss of working capacity coverage (up to 2.5%) that is paid by the Company; Continuing education fund - the Company allocates 7.5% of the Salary and Mr. Krikov allocates 2.5% of the Salary; Company car, including fuel expenses; Company mobile phone; 19 days of paid vacation per each employment year. The timing of the vacation will be coordinated with the Company’s Chief Executive Officer. Recuperation payments as provided by the applicable collective agreement in Israel. Mr. Krikov will be granted options to purchase a certain amount of the Company’s shares of Common Stock, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors. Such options are intended to be granted under and subject to the Company’s 2007 Stock Incentive Plan. The Company and Mr. Krikov may terminate the employment of Mr. Krikov with the Company upon 30 days prior notice. Mr. Krikov is based at the Company’s subsidiary’s executive offices in Israel.

Significant Employees

Barbara Baldwin, Jerry Hoover and Brad Worthington

NTS Communications, Inc. ("NTS") entered into Employment Agreements with each of Barbara Baldwin, who, prior to our acquisition of NTS, served as NTS’ President and CEO, Jerry Hoover, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Operating Officer (each an “NTS Officer,” and collectively the “NTS Officers”). The Employment Agreements provide for continued employment of the NTS Officers with NTS in their respective capacities, and are for five-year terms each, effective as of February 26, 2008.

The Employment Agreements provide for initial annual salaries for Ms. Baldwin of $273,000, and $243,840 for each of Messrs. Hoover and Worthington, and annual salaries (not less than the NTS Officer’s respective initial annual salary) to be determined by NTS’ Board of Directors for each year of employment thereafter. In addition, the NTS Officers are entitled to one-time signing bonuses in the amount of $500,000 for Ms. Baldwin and $243,840 for each of Messrs. Hoover and Worthington on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the NTS Officers were granted the following stock option awards under the Company’s 2007 Stock Incentive Plan on February 26, 2008: Ms. Baldwin was granted options to purchase 250,000 shares of the Company’s Common Stock, and each of Messrs. Hoover and Worthington was granted options to purchase 400,000 shares of the Company’s Common Stock. Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of the Company’s Common Stock for the ten trading days immediately preceding August 22, 2007, the execution date of the Purchase Agreement. Additionally, the Employment Agreements provide that at the end of each NTS Officer’s second year of his or her employment, he or she will be granted options to purchase 267,000 shares of the Company’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

The Employment Agreements may be terminated upon the death of the NTS Officers, for cause (immediately upon notice from NTS to the NTS Officer), for good reason (following thirty days’ prior notice from NTS to the NTS Officer), for any reason other than for good reason, or upon the disability of the NTS Officer, each as defined in the Employment Agreements. The NTS Officers are entitled to the following payments upon such termination:

1.
If the NTS Officer terminates the Employment Agreement for good reason, NTS will pay the NTS Officer his or her salary for the remainder of the employment term, except that if the NTS Officer obtains other employment during that time, such salary payments will be reduced by the amount received with respect to such other employment.

2.
If the NTS Officer terminates his employment for any reason other than for good reason, the NTS Officer will be entitled to receive his or her salary only through the date such termination is effective, and any unexercised vested options to purchase the Company’s Common Stock and rights to receive any additional options to purchase the Company’s Common Stock shall be cancelled.

3.
If NTS terminates the Employment Agreement for cause, the NTS Officer will be entitled to receive his or her salary through the date such termination is effective, and any options for the Company’s Common Stock issued in any year subsequent to Employment Year 1 shall be cancelled.

4.
If the Employment Agreement is terminated because of the NTS Officer’s death, the NTS Officer will be entitled to receive his or her salary through the end of the calendar month in which his or her death occurs, and any right to receive any additional options to purchase the Company’s Common Stock shall be cancelled.

5.
If the Employment Agreement expires after the performance of the full term and NTS and the NTS Officer cannot agree on the terms for an extension of the Employment Agreement or a new employment agreement to replace the Employment Agreement, and the NTS Officer terminates employment, then the NTS Officer will be entitled to receive as severance pay his or her salary for a period of three (3) months following the date of such termination.

6.
If the Employment Agreement is terminated by either party as a result of the NTS Officer’s disability, NTS will pay the NTS Officer his or her s alary through the remainder of the calendar month during which such termination is effective and any right to receive any additional options for the Company’s Common Stock shall be cancelled.

In the event of any termination of employment by the NTS Officers for any reason other than death, disability or for good reason, the NTS Officers have agreed to pay to NTS the following amounts as liquidated damages:

Employment Year during which such termination occurs:	Ms. Baldwin	Mr. Hoover	Mr. Worthington
Year 1	$773,000	$487,680	$487,680
Year 2	$618,400	$390,144	$390,144
Year 3	$463,800	$292,608	$292,608
Year 4	$309,200	$195,072	$195,072
Year 5	$154,600	$97,536	$97,536

The NTS Officers are permitted to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of NTS that may be in effect from time to time. However, the NTS Officers’ accrual of, or participation in plans providing for, such benefits will cease on the effective date of the termination of the Employment Agreement, and the NTS Officer will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

The NTS Officers have also agreed to confidentiality and non-disclosure of confidential information during and following the employment period, as well as customary non-competition and non-interference for the greater of (i) five (5) years from the date of the Employment Agreement or (ii) the employment period and for a period of two (2) years following the date that the employment ends.

The Employment Agreements also provide piggyback registration rights for the NTS Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of the Company’s Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements. The Company will pay the registration expenses with respect to such piggyback registrations.

John Mark Burton

A July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton (otherwise known as “Executive” in the service agreement), the Managing Director of our UK based subsidiaries, Swiftnet, Equitalk.co.uk, Auracall, and Story Telecom, provides for an employment term for Mr. Burton for an indefinite period, terminable by either party giving to the other three months notice, if given during the first six months of the agreement, and thereafter, Swiftnet must provide Mr. Burton with no less than six months notice, and Mr. Burton must provide Swiftnet with no less than three months written notice, to terminate the agreement.

The agreement provides that Mr. Burton is entitled to a salary at a rate of 70,000 pounds (approximately $137,756) per year, inclusive of any directors’ fees payable to him, payable by equal monthly installments in arrears on the last day of each month. In addition, Mr. Burton is entitled to bonus compensation as follows:

1.
Within fourteen (14) days from the date of this agreement, the Company will grant the Executive, under its 2004 Stock Option Plan, 300,000 options for restricted shares of its Common Stock, at a strike price of $3.50 per share. Such options shall vest as follows: 75,000 options on the first anniversary of this agreement and 18,750 each quarter thereafter during which he is employed by Swiftnet. Such options may be exercised at any time before the tenth anniversary of the date of the agreement.

2.	On or before 31 August 2006, the Executive will be paid a bonus of £4,000 if he has produced a business plan that the Board approves for execution in writing.

3.
On or before 31 October 2006, the Executive will be paid a bonus equal to twelve per cent (12%) of the revenues referable for the month of September 2006 from former customers of Equitalk, which have transferred to Swiftnet and whose CLIs and other details have been entered into Swiftnet’s system and set up so as to ensure that their calls are routed by means of Swiftnet’s switch by 30 September 2006. If such former customers have not paid in relation to such revenues by 31 December 2006, then the Executive shall repay to Swiftnet within thirty (30) days, the portion of the bonus that relates to the non-collected revenues.

4.
If the share capital of Swiftnet, the Company or any Associated Company of either is admitted to a recognized investment exchange in the United Kingdom (a “Listing”) at any time during the course of the Executive’s employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the amount raised on such a Listing. Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange, SEC and/or UK Recognized Stock Exchange and shall be paid as soon as reasonably practicable following the date of the Listing by way of the grant of options or warrants (exercisable at any time within 5 years of the date of grant subject to any lock-in periods agreed as part of the Listing process) exercisable into restricted shares of Common Stock of the Company. Such options or warrants will be priced at the issue price of the Listing, according to the Black Scholes option - pricing model, with a volatility of ninety per cent (90%).

5.
If Swiftnet, the Company or any Associated Company acquires the shares, assets of undertaking of any company or business in the United Kingdom (an “Acquisition”) at any time during the course of the Executive’s employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the value of the Acquisition. Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange and/or SEC and shall be paid as soon as reasonably practicable following the date of the Acquisition and may be satisfied by Swiftnet by procuring that the Company allots restricted shares of Common Stock to the Executive to the value of such bonus.

6.
On or before 31 August 2006, the Executive and Swiftnet will agree a bonus scheme linked to his individual performance. An on-target bonus of £4,000 per month will be payable for each month, such targets to be set so as to reward the Executive for improving the profitability and revenue of Swiftnet, whilst giving him a realistic chance of reaching them. The bonus will be paid monthly in arrears and there shall be no entitlement to receive any bonus once the Executive’s employment has terminated. The Executive and the Company will agree a formula to pay the Executive a reduced bonus if targets are not met and an increased bonus if targets are exceeded.

7.
The Executive is entitled to the same piggyback registration rights with respect to the securities of the Company allotted to the Executive under the service agreement, as those enumerated in Clause 3.5 and Schedule 13 of the May 25, 2006 Agreement to purchase Equitalk.co.uk.

The service agreement further provides for payment of a sum equal to 7.5% of the Executive’s salary for way of a contribution to his personal pension scheme, and provides for medical insurance, a company car, reimbursement for reasonable business expenses, customary ancillary benefits. Mr. Burton has agreed to preserve all confidential and proprietary information relating to Swiftnet’s business during and after the term of his employment, and he has also agreed to a non-competition provision that is in effect during the term of his employment and for a period of 6 months after termination, and a non-solicitation provisions that is in effect during the term of the service agreement and for a period of 1 year after termination.

Swiftnet may at any time and in its absolute discretion (whether or not any notice of termination has been given by Swiftnet) terminate the service agreement with immediate effect and make a payment in lieu of notice, for termination under certain circumstances. This payment shall comprise the Executive’s basic salary (at the rate payable when this option is exercised) and any bonus, pension contributions or any other benefits and shall be subject to deductions for income tax and national insurance contributions as appropriate (the “Payment in Lieu”). The Executive will not, under any circumstances, have any right to payment in lieu unless the Company has exercised its option to pay in lieu of notice. The Payment in Lieu may, at Swiftnet’s sole discretion, be made at the date that the termination of the Executive’s employment is effected by Swiftnet. During any such period the Executive is required to keep Swiftnet informed on a monthly basis as to his earnings and the Executive agrees that Swiftnet may deduct any monies he earns as a consultant or employee during that period from the Payment in Lieu.

Swiftnet may also suspend the Executive for up to ninety (90) days on full pay to allow it to investigate any complaint made against the Executive in relation to his employment with Swiftnet.

On July 11, 2006, and in conjunction with his service agreement, the Company’s Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options were vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

Roni Haliva

An employment contract dated August 26, 2007 (the “Contract”) between Xfone 018 Ltd., our majority-owned Israel based subsidiary, and Roni Haliva, its General Manager, provides that Mr. Haliva will be paid a base salary of NIS 36,000 (approximately $10,161) per month, and will also be entitled to annual bonus payments which will be determined based upon Xfone 018’s achievement of certain performance targets related to its annual budget (the “Targets”) as proposed by Mr. Haliva and fixed by Xfone 018’s Board of Directors annually.

Mr. Haliva also was paid a budget preparation bonus of NIS 6,000 (approximately $1,720) for the months of September, October and November of 2007. The Contract also provides for allocations to a pension plan and continuing education fund for Mr. Haliva’s benefit, as well as the receipt of convalescent pay, payments in connection with a sale of Xfone 018’s shares or business under certain circumstances, use of a company car, and other customary ancillary benefits. Mr. Haliva has agreed to preserve all confidential and proprietary information relating to Xfone 018’s business during and after the term of his employment, and he has agreed to non-competition and non-solicitation provisions that are in effect during the term of the Contract and for one year thereafter.

Mr. Haliva will also be entitled to receive the following number of options to purchase shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan. The options are described in Appendix A to the Contract, which was approved by the Company’s Board of Directors and entered into by the Company on August 26, 2007:

1)
Within 30 days of adoption of the 2007 Stock Incentive Plan, Mr. Haliva will be granted options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date.

2)
At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, Mr. Haliva will be granted options to purchase 25,000 shares of the Registrant’s Common Stock under the 2007 Stock Incentive Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Registrant publishes its annual financial statements for such year.

All options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018.

The Contract may be terminated by either party at any time, upon 120 days prior written notice during the first year of Mr. Haliva’s employment, and upon 180 days prior written notice during the second year of employment and thereafter.

Bosmat Houston

The employment agreement dated January 1, 2000, as amended from time to time through salary review letters, between Swiftnet Limited and Bosmat Houston, Research and Development Manager, provides for employment for an unspecified term on an “at will” basis. Either Swiftnet of Ms. Houston may terminate the agreement upon three-months written notice; however, if Ms. Houston is in violation of the agreement, Swiftnet may terminate her employment without notice. The agreement provides that Ms. Houston be paid an annual salary of £54,000 (approximately $106,269) payable monthly on the first day of each month. Ms. Houston has agreed to preserve all confidential and proprietary information relating to the company’s business during and for a period of 3 years after the term of her employment. She has also agreed to non-competition provision for a period of one year after termination of the agreement.

On February 6, 2005, Ms. Houston was granted options to purchase 150,000 shares of the Company’s Common Stock under the 2004 Stock Option Plan at an exercise price of $3.50 per share, vesting over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. The options expire 5.5 years from the date of grant.

Director Compensation for 2007

 Compensation for Board Services and Reimbursement of Expenses

The Company does not compensate Directors who also serve as executive officers of the Company for their services on the Board. During fiscal 2007, the Company compensated all its non-employed Directors for participation at meetings of the Board and Committees of the Board as follows: (a) $250 - for physical participation at each meeting of the Board or Committee of the Board; plus (b) $100 - for participation via the telephone at each meeting of the Board or Committee of the Board. In addition, the Company reimbursed its non-employed Directors for expenses incurred in connection with Board services. These expenses are reviewed and pre-approved by the President of the Company.

The following table reflects all compensation awarded to, earned by or paid to the Company’s Directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Options Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abraham Keinan(2)	–	–	–	–	–	–	–
Guy Nissenson(2)	–	–	–	–	–	–	–
Eyal J. Harish(3)	1,250	–	–	–	–	–	450
Shemer S. Schwartz (4)	3,600	–	–	–	–	–	1,100
Itzhak Almog(5)	5,200	–	18,633	–	–	–	23,833
Aviu Ben-Horrin(6)	2,450	–	–	–	–	–	1,150
Israel Singer(7)	1,250	–	15,081	–	–	–	16,331
Morris Mansour(8)	1,250	–	15,081	–	–	–	16,331

(1)	These amounts were paid on February 11, 2008.

(2)
The Company does not compensate Directors who also serve as executive officers for their services on the Board. Accordingly, Mr. Keinan and Mr. Nissenson did not receive any compensation for their service on the Company’s Board during fiscal 2007.

(3)	As of December 31, 2007, Mr. Harish held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(4)	As of December 31, 2007, Mr. Schwartz held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(5)	As of December 31, 2007, Mr. Almog held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of October 30, 2012.

(6)	As of December 31, 2006, Mr. Ben-Horrin held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(7)
As of December 31, 2007, Mr. Singer held 20,000 options, which will vest in full on June 5, 2008, one year from grant date, are exercisable at an exercise price of $3.50, and will expire on June 5, 2013.

(8)
As of December 31, 2007, Mr. Mansour held 20,000 options, which will vest in full on June 5, 2008, one year from grant date, are exercisable at an exercise price of $3.50, and will expire on June 5, 2013.

(9)
The amount shown in the table reflects the dollar amount recognized for fiscal 2007 financial statement reporting purposes of the outstanding stock options granted to the directors in accordance with FAS 123R.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of August 4, 2008, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our company.

The following table assumes, based on our stock records, that there are 18,376,075 shares issued and outstanding as of August 4, 2008. The following table sets forth the ownership of our Common Stock as of the date of this prospectus by: stockholder known by us to own beneficially more than 5% of our Common Stock; executive officer; director; and directors and executive officers as a group.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	4,708,000	Direct	23.69%
Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	5,571,500	Direct/Indirect	28.03%
Common	Eyal J. Harish(4) Director 18 Bloch St. Tel Aviv, Israel	90,000	Direct	0.49%
Common	Shemer S. Schwartz(5) Director 5 Israel Galili St. Kefar Saba, Israel	75,000	Direct	0.41%
Common	Aviu Ben-Horrin(6) Director 40 Jabotinski St. Kefar Sava, Israel	25,000	Direct	0.14%
Common	Itzhak Almog(7) Director 7/A Moledet St. Hod Hasharon, Israel	25,000	Direct	0.14%
Common	Morris Mansour(8) Director 31 Tenterden Gardens London NW4 1TG, United Kingdom	20,000	Direct	0.11%
Common	Israel Singer(9) Director 63 Ben Eliezer St. Ramat Gan, Israel	20,000	Direct	0.11%
Common	Directors and Executive Officers as a group (8 persons)(10)	7,666,500	Direct	35.47%
Common	Scott Richard L(11) 700 11th street South, Suite 101 Naples, FL 34102	3,000,000	Indirect	15.64%
Common	Gagnon Securities LLC(12) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	3,206,450	Direct	16.99%

(1)
Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our Common Stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Nissenson with irrevocable proxies representing a total of 2.47% of our Common Stock. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 4,708,000 shares of Common Stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(2)
Guy Nissenson, our President, Chief Executive Officer, and Director, has indirect beneficial ownership of 1,203,500 shares of our Common Stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.47% of our Common Stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

On July 1, 2008, Mr. Nissenson and Mr. Keinan entered into a certain Irrevocable Option Agreement (the “Option Agreement”). Pursuant to the Option Agreement, Mr. Keinan granted Mr. Nissenson (individually and/or together with the Nissenson Investors, as such term is defined in the Option Agreement) an irrevocable and exclusive option to purchase a minimum of 2,868,000 of the shares of Xfone common stock, $0.001 par value per share, that he beneficially owns (the “Option Shares”), at any time from the date of the Option Agreement through 5:00 p.m. (British Time) on January 1, 2009, at a price per share of $3.4289277 (the "Option"). In the event that Mr. Nissenson decides to exercise the Option, Mr. Keinan has the right to sell to the purchaser(s) of the Option Shares up to an additional 340,000 shares of Xfone common stock that he owns, at the same price as the Option Shares.

(3)
Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

(4)
Dr. Eyal J. Harish is the brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 15,000 shares of our Common Stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(5)	Mr. Shemer S. Schwartz holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.
(6)	Mr. Aviu Ben-Horrin holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.
(7)	Mr. Itzhak Almog holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.
(8)	Mr. Morris Mansour holds 20,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.
(9)	Mr. Israel Singer holds 20,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.
(10)	The 2,868,000 shares that are deemed beneficially owned by both Mr. Keinan and Mr. Nissenson are counted only once in the total shares reported. See Note 2 above.

(11)
According to a Schedule 13D/A filed with the SEC on July 28, 2008, Richard L Scott, the controlling member of XFN RLSI Investments, LLC, located at 700 11th Street South, Suite 101, Naples, FL 34102, may be deemed to beneficially own 2,200,000 shares and a warrant to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 3,000,000 shares.

(12)
According to a Schedule 13G filed with the SEC on March 27, 2008, Gagnon Securities LLC, a registered investment adviser located at 1370 Ave. of the Americas, Suite 2400, New York, NY, in its capacity as investment advisor, may be deemed to beneficially own 3,206,450 shares held of record by customer accounts, foundations, partnerships, trusts, and private investment funds to which it furnishes investment advice.

As of the date of this Prospectus, our Chairman of the Board, Abraham Keinan, beneficially owns 17.46% of our Common Stock (excluding options). Our President, Chief Executive Officer, and Director, Guy Nissenson has significant influence over an additional 6.55% of our Common Stock (excluding options), which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 2.47% of our Common Stock. Eyal Harish, a director, beneficially owns 0.08% of our Common Stock (excluding options). Our wholly owned subsidiary, Swiftnet Limited, beneficially owns 0.71% of our Common Stock. Therefore, our management potentially may vote 27.27% of our Common Stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options.  As such, our management may have control over the outcome of matters submitted to a vote of the holders of our Common Stock, including the election of our directors (who serve on a classified Board of Directors, with staggered terms of office), amendments to our articles of incorporation and bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Swiftnet Limited

General Contract for Services

A General Contract for Services by and between the Company and its wholly owned subsidiary, Swiftnet Limited, provides that as of January 1, 2005, the Company will provide Swiftnet the following services: Marketing, Finance and Operational Consultancy work related to customers and transactions that are based in and outside the United Kingdom. In return for these services, Swiftnet will pay the Company the following consideration: 5% of the total turnover of Swiftnet; 5% on money raised from sources outside the United Kingdom; and expenses. The General Contract for Services may be terminated by either party upon 30 days prior written notice to the other party.

On March 14, 2007, the Company and Swiftnet entered into a First Amendment to the General Contract for Services (the “First Amendment”) to be effective as of January 1, 2006. The First Amendment provides that the Company will render Swiftnet the following services; Day-to-day support to the Directors of Swiftnet in the general management of the business (to include Marketing, Finance and Operational advisory work), special projects (outside of the day-to-day management of the business) required to achieve specific business development goals (to include the new supplier relationships and the introduction of new products and processes) and activities to secure financing for Swiftnet (from outside the U.K.). In exchange for the services Swiftnet will pay the Company according to the following schedule; 2.5% of the total turnover of Swiftnet, in return for special projects: £750 per each Xfone executive per day, 5% of money raised from sources outside the U.K., and expenses.

Story Telecom Limited

Loan

On July 17, 2007, Story Telecom Limited, at that time our majority-owned UK subsidiary and as of March 25, 2008 a wholly-owned subsidiary, agreed to loan us up to £400,000 ($787,175) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is re-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($688,778) and £50,000 ($98,397), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($196,794) were made on October 9, 2007. As of March 31, 2008, the aggregate outstanding borrowings were £500,000 ($979,855) plus interest.

Xfone 018 Ltd.

Investment Agreement with a Minority Partner

According to an August 26, 2004 Investment Agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (respectively, the “Investment Agreement”, the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS ($2,822,467) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by us in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the Investment Agreement, we agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, we agreed that if at the end of the first two years of Xfone 018’s business activity, its revenues shall be less than $2,000,000 or if it shall cease business activity (at any time), we shall secure the return of the bank guarantee to the Minority Partner.

Pursuant to the Investment Agreement, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. As of March 31, 2008, the balance of the Minority Partner Loan was NIS 1,897,718 ($534,117).

As of March 31, 2008, Xfone, Inc. provided to Xfone 018 a shareholder loan in an aggregate amount of NIS 4,696,796 ($1,321,924).

The Investment Agreement provides that we shall be entitled to receive from Xfone 018 management fees equivalent to 5% of the operating profit of Xfone 018, in return for the management services provided by us to Xfone 018. As of December 31, 2007, management fees in the amount of $15,718 were due and paid.

Giora Spigel Agreement

Pursuant to a verbal agreement between Mr. Giora Spigel and us, the Board of Directors of Xfone 018 approved on November 24, 2004, subject to the approval of the Ministry of Communications of the State of Israel, that shares held by us, representing 5% ownership of Xfone 018, will be transferred to Margo Pharma Ltd. (formerly Margo Sport Ltd.). a company owned by Mr. Spigel and his wife. Upon approval of the Ministry of Communications of the State of Israel, such verbal agreement was evidenced by a share transfer deed as required by the Israel Company Law - 1999.

Xfone 018 is currently owned 69% by us, 26% by Newcall Ltd. (a company owned by the Minority Partner), and 5% by Margo Pharma Ltd.

Crestview Capital Master, LLC

Consultancy Agreement with Crestview Capital Partners

On November 20, 2006, the Company and Crestview Capital Partners, LLP (the “Consultant”) entered into a one-year Consultancy Agreement (the “Consultancy Agreement”). During the term of the Consultancy Agreement, the Company will engage the Consultant as its strategic consultant on United States capital markets for micro-cap public companies. In return for its services pursuant to the Consultancy Agreement, the Consultant was granted 117,676 warrants to purchase restricted shares of the Company’s Common Stock, registered in the name of Crestview Capital Master, LLC (the “Warrants”). The Warrants are exercisable pursuant to the following terms: Vesting - 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007; Exercise Price - $3.50; Term - five years.

Abraham Keinan

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our Common Stock to our founder and Chairman of the Board, Abraham Keinan, for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our Common Stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Redemption of Keinan Shares

On December 29, 2005, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its Common Stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors.

On December 25, 2006, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan, pursuant to which the Company repurchased from Mr. Keinan 100,000 restricted shares of its Common Stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to us for cancellation on December 26, 2006. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Employment with Swiftnet

Our Chairman of the Board, Mr. Abraham Keinan, has been employed by our wholly owned UK based subsidiary, Swiftnet Limited since its inception in 1990. In 2005, Mr. Keinan’s annual salary was £54,594 ($107,438). In 2006, Mr. Keinan’s annual salary was £48,000 ($94,461). Mr. Keinan received in addition to his monthly salary pension benefits and a company car. With respect to employment years 1990-2006, Mr. Keinan had no written employment agreement with Swiftnet.

Keinan Employment Agreement with Swiftnet

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Keinan entered into an employment agreement, to be effective as of January 1, 2007 (the “Keinan Employment Agreement”).

The Keinan Employment Agreement provides that Mr. Keinan shall be employed as the Chairman of the Board of Directors of Swiftnet. Keinan Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Keinan shall have the right to terminate the automatic renewal of Keinan Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Keinan Employment Agreement, Swiftnet shall pay to Mr. Keinan during the term of his engagement a salary at the rate of £48,000 ($94,461) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Keinan with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($29,519).

Swiftnet shall pay Mr. Keinan contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary; (v) Travel insurance.

Swiftnet shall reimburse to Mr. Keinan all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Keinan Employment Agreement Mr. Keinan shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Keinan Employment Agreement (other than those relating to the holding of office of director / chairman) shall continue in full force.

The Keinan Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Keinan entered into a consulting agreement, to be effective as of January 1, 2007 (the “Keinan Consulting Agreement”).

The Keinan Consulting Agreement provides that Mr. Keinan shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, the Company initially paid Mr. Keinan a monthly fee of £10,000 ($19,679), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($31,486) effective as of June 1, 2008 (the “Fee”). Mr. Keinan shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Keinan (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Keinan, may, at any time and from time to time, initiate a Bonus grant to Mr. Keinan, and in such an event the approving process shall be set in motion.

Mr. Keinan waived his bonus for 2007 to which he is entitled pursuant to this provision.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, the “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Keinan. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Keinan for his Expenses. For the purposes of the Keinan Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Keinan, and/or to be paid by Mr. Keinan at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Keinan Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan a normal family life the Company shall bear Expenses which are related to Mr. Keinan’s spouse.

Mr. Keinan shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Keinan’s position with the Company (i.e. Chairman of the Board) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Keinan Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Keinan shall have the right to terminate the automatic renewal of the Keinan Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Keinan shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Keinan, Guy Nissenson and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Keinan Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Keinan“). In the event of Early Termination by Mr. Keinan, the Notice Period shall be of not less than eight months.

The Keinan Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Keinan shall enter into a severance agreement providing for an appropriate severance package for Mr. Keinan (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Keinan Consulting Agreement by the Company or Mr. Keinan, termination of the Keinan Consulting Agreement by Mr. Keinan, and scheduled retirement by Mr. Keinan. The Company has not yet entered into any such agreement.

The Keinan Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests; and other standard terms and conditions.

The Keinan Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

On June 28, 2004, our Board of Directors approved a bonus of £5,000 ($9,840) to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by Xfone 018.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet provided Abraham Keinan, our Chairman of the Board, with a loan. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. On December 29, 2005, Mr. Keinan repaid £123,966 ($261,512) which was due for the fiscal year ended December 31, 2005. On December 26, 2006 Mr. Abraham Keinan, repaid the final payment of £123,965 ($261,510) under the terms of his loan.

Indemnification

Xfone 018 Ltd., Our Israeli subsidiary, has obtained certain credit facilities from Bank Hapoalim B.M. The credit facilities are secured with a personal guarantee by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of Common Stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral.

Guy Nissenson

Campbeltown Business Ltd.

Consulting Agreement

On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:
TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000 (approximately $245,992 - $295,191)	£1,250 (approximately $2,460)
Between £150,000 - £175,000 (approximately $295,191 - $344,389)	£2,500 (approximately $4,920)
Over £175,000 (approximately $344,389)	£2,750 (approximately $5,412)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 we renewed this agreement for additional 18-month periods. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.

•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;

•
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. We acquired Swiftnet and Campbeltown received 720,336 shares of our Common Stock for its 20% interest in Swiftnet.

•
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business’ 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown Business ownership in our Common Stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our Common Stock was less than 2%, this right would expire.

•
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

•
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

Nissenson Employment Agreements with Swiftnet

May 11, 2000 Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our President, Chief Executive Officer, and Director (the “May 11, 2000 Employment Agreement”). Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of £1000 per month (approximately $1,968). The May 11, 2000 Employment Agreement provided that when Swiftnet reaches average sales of £175,000 per month for a consecutive three-month period, Mr. Nissenson’s salary will increase to £2,000 (approximately $3,936) per month. The May 11, 2000 Employment Agreement further provided that Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Mr. Keinan receives. As such, the agreement protected Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if: (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least £120,000. Because the average sales per month exceeded £120,000 within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel these options.

March 28, 2007 Employment Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Nissenson entered into an employment agreement, to be effective as of January 1, 2007 (the “Nissenson Employment Agreement”).

The Nissenson Employment Agreement provides that Mr. Nissenson shall be employed as Director of Business Development of Swiftnet. Nissenson Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Nissenson shall have the right to terminate the automatic renewal of Nissenson Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Nissenson Employment Agreement, Swiftnet shall pay to Mr. Nissenson during the term of his engagement a salary at the rate of £48,000 ($94,461) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Nissenson with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($29,519).

Swiftnet shall pay Mr. Nissenson contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary; (v) Travel insurance.

Swiftnet shall reimburse to Mr. Nissenson all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Nissenson Employment Agreement Mr. Nissenson shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Nissenson Employment Agreement (other than those relating to the holding of office of director) shall continue in full force.

The Nissenson Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Employment Agreement supersedes the May 11, 2000 Employment Agreement.

The Nissenson Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, the Company shall pay Mr. Nissenson a monthly fee of £10,000 ($19,679), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($31,486) effective as of June 1, 2008 (the “Fee”). Mr. Nissenson shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Mr. Nissenson waived his bonus for 2007 to which he is entitled pursuant to this provision.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Nissenson. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life the Company shall bear Expenses which are related to Mr. Nissenson’s spouse.

Mr. Nissenson shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Nissenson’s position with the Company (i.e. President and CEO) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Nissenson shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Nissenson, Abraham Keinan and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson “). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Nissenson shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Nissenson Consulting Agreement by the Company or Mr. Nissenson, termination of the Nissenson Consulting Agreement by Mr. Nissenson, and scheduled retirement by Mr. Nissenson. The Company has not yet entered into any such agreement.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Bonus and Success Fee

On December 29, 2005, the Company’s Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the “Bonus”). The Company’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Company believes that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

Mr. Nissenson waived $22,610 of the Bonus.

Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement

A Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and the Company with respect to certain services (the “Dionysos Investments Consulting Agreement”). Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, is the Managing Director of Dionysos Investments. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £3,000 ($5,904) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, the Company will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment for the Company shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Company and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, the Company and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i)	The parties agree that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £8,000 ($15,743) per month, beginning on January 1, 2007;

(ii)
In addition, the Company will pay Dionysos Investments a one time success fee in the amount of £10,000 ($19,679), for initiating, establishing and developing the relationship between the Company and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions;

(iii)
In addition, the Company will pay Dionysos Investments a success fee for any future investments in the Company made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to the Company. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; and

(iv)
In addition, the Company will reimburse Dionysos Investments, based on prior approval by the Audit Committee of the Company, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments for the Company shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors of the Company in December 2007. In the event the Board of Directors of the Company, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).”

The First Amendment further declares that the Audit Committee and Board of Directors of the Company approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

On January 28, 2008, in accordance with the recommendation of the Audit Committee and in recognition of and following the successful efforts of Dionysos in raising capital for the Company in Israel during the Company’s 2007 fiscal year, the Board of Directors of the Company approved and confirmed by resolution the engagement of Dionysos to serve as the Company’s consultant for the fiscal year ended December 31, 2008 at the same level of compensation which was agreed to and paid for the fiscal year ended December 31, 2007.

Voting Agreement

Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Option Agreement

On July 1, 2008, Abraham Keinan, our Chairman of the Board and Guy Nissenson, our President, CEO and a director, entered into a certain Irrevocable Option Agreement (the “Option Agreement”). Pursuant to the Option Agreement, Mr. Keinan granted Mr. Nissenson (individually and/or together with the Nissenson Investors, as such term is defined in the Option Agreement) an irrevocable and exclusive option to purchase a minimum of 2,868,000 of the shares of Xfone common stock, $0.001 par value per share, that he beneficially owns (the “Option Shares”), at any time from the date of the Option Agreement through 5:00 p.m. (British Time) on January 1, 2009, at a price per share of $3.4289277 (the "Option").

In the event that Mr. Nissenson decides to exercise the Option, Mr. Keinan has the right to sell to the purchaser(s) of the Option Shares up to an additional 340,000 shares of Xfone common stock that he owns, at the same price as the Option Shares (the "Additional Shares”).

Upon the purchase of the Option Shares and any Additional Shares, (i) Mr. Keinan shall immediately resign from all of his positions with Xfone and/or its subsidiaries, (ii) shall relinquish any rights under his agreements with the Registrant and its subsidiaries, including fees, salary, bonuses, options (including but not limited to outstanding and fully vested options), severance pay, etc., and (iii) the Voting Agreement by and between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd. dated September 28, 2004 shall terminate.

Iddo Keinan

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly owned UK based subsidiary, Swiftnet limited since 1998.

In 2006 Mr. Iddo Keinan served as the Commercial Director of Swiftnet, and his annual salary was £54,459 ($107,172). On December 25, 2006, our Board of Directors approved the continuing employment of Mr. Iddo Keinan by Swiftnet Limited, at an annual salary of £36,000. Accordingly, in 2007 his annual salary was £36,000 ($70,846).

Free Cash Flow Participation Agreement with NTS Holdings, Inc.

The Company entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, pursuant to which NTS Holdings will be entitled to a payment from the Company of an amount equal to 5% of the aggregate excess free cash flow generated by the Company’s U.S. Operations, which is defined in the Participation Agreement as the operations of the Company and its U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that the Company acquires directly, or indirectly through its subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as the Company has received a full return of its initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of the Company’s U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTS Communications leases its corporate offices, Network Control Center, Customer Care and Internet help desk locations. See “Item 2 – Description of Property” above. NTS Properties, LC is a Texas limited liability company that serves as the general partner of Shareholder Value, Ltd., and, in that capacity, owns 1% of Shareholder Value, Ltd. The remaining 99% of Shareholder Value, Ltd. is owned by a small group of investors, which includes several former shareholders of NTS Communications who sold their respective interests in NTS Communications to Xfone in connection with Xfone’s acquisition of NTS Communications in February 2008.  Such shareholders include Telephone Electronics Corporation (“TEC”), NTS Communications’ former majority shareholder, which owns approximately 49.5% of Shareholder Value Ltd., Barbara Baldwin, President and CEO of NTS Communications and Xfone USA, who owns approximately 7.425% of Shareholder Value, Ltd., Jerry Hoover, Executive Vice President, Treasurer and Chief Financial Officer of NTS Communications, who owns approximately 4.95% of Shareholder Value, Ltd., and Brad Worthington, Executive Vice President and Chief Operating Officer of NTS Communications, who owns approximately 4.95% of Shareholder Value, Ltd.

NTS Properties, LC, was a wholly owned subsidiary of NTS Communications prior to the consummation of Xfone’s acquisition of NTS Communications in February 2008.  As a closing condition of the acquisition transaction, NTS Communication’s ownership interest in NTS Properties, LC was distributed pro-rata to former shareholders of NTS Communications, including TEC, which currently owns approximately 63.47% of NTS Properties, LC, and Ms. Baldwin, Mr. Hoover and Mr. Worthington who currently own approximately 5.52%, 0.08% and 0.37% of NTS Properties, LC, respectively.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-1, of which this Prospectus forms a part, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at www.sec.gov. Copies of such material can be obtained from the public reference section of the Securities and Exchange Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the Registration Statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Dealer Prospectus Delivery Obligation

Until ________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

6,177,239
 Shares
of
 Common Stock

PROSPECTUS

_________, 2008

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:	$ Dollar amount
Securities and Exchange Commission Registration Fee		$9,449
EDGARization, Printing and Engraving	$	* 4,500
Accounting Fees and Expenses	$	* 5,000
Legal Fees and Expenses		$40,000
Miscellaneous		$-
TOTAL		$52,949

* Estimate.

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

The Company's Bylaws

Article 7 of our Bylaws provides that subject to the provisions of the Nevada Corporation Law, we shall indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company.

Indemnification Agreements

Following a March 29, 2006 resolution of the Board of Directors of the Company, the Company has entered into indemnification agreements with its Directors and Officers.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

Following is a description of the sales of unregistered securities of the Company within the past three years.

On June 8, 2005, the Company's Board of Directors approved a grant of 300,000 options under and subject to our 2004 Stock Option Plan to Alon Mualem, the Company's Treasurer and Chief Financial Officer at that time. The options were granted according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the grant date. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Act”). We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On July 25, 2005, we issued to Simon Langbart 3,150 restricted shares of our Common Stock as consideration for consultancy services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On September 28, 2005, we sold to Laurus Master Fund Ltd. in return for $2,000,000 a Secured Convertible Term Note for 574,713 shares of Common Stock, and 157,500 warrants which are exercisable at $3.80 per share. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On October 31, 2005, we sold 285,000 restricted shares of Common Stock, 71,250 warrants exercisable at $3.00 per share, and 71,250 warrants exercisable at $3.25 per share to Crestview Capital Master, LLC. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 131,162 restricted shares of Common Stock, 32,791 warrants exercisable at $3.00 per share, and 32,790 warrants exercisable at $3.25 per share to Burlingame Equity Investors, LP. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 16,906 restricted shares of Common Stock, 4,227 warrants exercisable at $3.00 per share, and 4,226 warrants exercisable at $3.25 per share to Burlingame Equity Investors II, LP. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 51,932 restricted shares of Common Stock, 12,983 warrants exercisable at $3.00 per share, and 12,983 warrants exercisable at $3.25 per share to Burlingame Equity Investors (offshore) Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 400,000 restricted shares of Common Stock, 100,000 warrants exercisable at $3.00 per share, and 100,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 245,000 warrants to Oberon Securities, LLC. The warrants are exercisable at $3.15 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 10,370 warrants to Yitzhak Rosenbaum. The warrants are exercisable at $3.50 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 32,500 warrants exercisable at $5.10 per share and 32,500 warrants exercisable at $6.80 per share to Elite Financial Communications Group, LLC. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On December 29, 2005, we have been notified by Campbeltown Business Limited that it decided to exercise its 500,000 options. Pursuant to the exercise of the options and in return for $200,000 we issued to Campbeltown Business 500,000 restricted shares of Common Stock.

On December 29, 2005, our Board of Directors entered into an oral Stock Purchase Agreement with Mr. Abraham Keinan, our Chairman of the Board pursuant to which we repurchased 100,000 restricted shares of our Common Stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of our Board of Directors.

On March 28, 2006, we issued to Gersten Savage, LLP 755 restricted shares of our Common Stock as consideration for legal services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On March 28, 2006, we issued to Oberon Securities, LLC 30,144 shares of our Common Stock pursuant to that certain Letter Agreement dated November 15, 2005, between the Company and Oberon Securities. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On March 31, 2006, and in conjunction with a Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, we issued to MCG Capital 667,998 shares of our Common Stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; and (iii) the investor was provided with a Proxy Statement which enabled him to evaluate the merits of his investment.

On April 6, 2006, we sold 80,000 restricted shares of our Common Stock, 20,000 warrants exercisable at $3.00 per share, and 20,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 90,000 restricted shares of our Common Stock, 22,500 warrants exercisable at $3.00 per share, and 22,500 warrants exercisable at $3.25 per share to Hadar Insurance Company Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 110,000 restricted shares of our Common Stock, 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share to the Israeli Phoenix Assurance Company Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 44,000 restricted shares of our Common Stock, 11,000 warrants exercisable at $3.00 per share, and 11,000 warrants exercisable at $3.25 per share to Gaon Gemel Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

During May 2006, and in conjunction with a January 10, 2006 Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., we issued to the following shareholders of Canufly.net 33,768 restricted shares of our Common Stock and 24,053 warrants, exercisable at $2.98 per share for a period of five years: J. Michael Nassour - 7,734 shares and 5,509 warrants; Ann S. Nassour - 1,933 shares and 1,377 warrants; John A. Nassour - 1,933 shares and 1,377 warrants; Mike A. Gatti - 1,547 shares and 1,102 warrants; Clara Booth Pinkston - 1,289 shares and 918 warrants; Robert Portwood - 1,933 shares and 1,377 warrants; Beverly Roggenkamp - 644 shares and 459 warrants; Ashley Zweifel - 644 shares and 459 warrants; Larry Roggenkamp - 644 shares and 459 warrants; Becky & Grey Cobb - 1,289 shares and 918 warrants; Sharon E. & Norman R. Francingues, Jr. - 1,289 shares and 918 warrants; Salena & Mickey Greenlee - 1,289 shares and 918 warrants; Dawn & Clifton Burroughs, Jr. - 1,289 shares and 918 warrants; Mynette & Harry Gibson - 1,289 shares and 918 warrants; Jimmy Boyd - 644 shares and 459 warrants; Tracey Boyd - 644 shares and 459 warrants; Wayne M. Pitre - 1,289 shares and 918 warrants; Nancy H. & Robert C. Clingan, JTWROS - 1,289 shares and 918 warrants; Dana Allen - 1,289 shares and 918 warrants; Betty Joe & Hugh A. Allen, Sr. JTWROS - 1,289 shares and 918 warrants; Anthony Bruce McCall - 1,289 shares and 918 warrants; Travis Wayne Vance - 1,289 shares and 918 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On May 10, 2006, we issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective. In the event we elect early termination of our agreement with Elite Financial Communications Group, then any warrants that have not yet reached their vesting date will be deemed null and void. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

During May 2006, and in conjunction with the merger that consummated on March 31, 2006, we issued to the following shareholders of I-55 Internet Services, Inc. 789,863 restricted shares of our Common Stock valued at $2,380,178 and 603,939 warrants valued at $1,284,722, based on the Black Scholes option-pricing model: Brian Acosta - 53,008 shares and 40,531 warrants; Trustmark National Bank as Escrow Agent for Brian Acosta - 53,008 shares and 40,530 warrants; Hunter McAllister - 26,504 shares and 20,265 warrants; Trustmark National Bank as Escrow Agent for Hunter McAllister - 26,504 shares and 20,265 warrants; Terry Cooper - 79,512 shares and 60,796 warrants; Trustmark National Bank as Escrow Agent for Terry Cooper - 79,511 shares and 60,795 warrants; Brian Harper - 79,512 shares and 60,796 warrants; Trustmark National Bank as Escrow Agent for Brian Harper - 79,511 shares and 60,795 warrants; Danny Acosta - 6,626 shares and 5,067 warrants; Trustmark National Bank as Escrow Agent for Danny Acosta - 6,626 shares and 5,066 warrants; Jason Hunt - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Jason Hunt - 1,325 shares and 1,013 warrants; Kevin Hunt - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Kevin Hunt - 1,325 shares and 1,013 warrants; C.R. Miller, JR. - 14,842 shares and 11, 349 warrants; Trustmark National Bank as Escrow Agent for C.R. Miller, JR. - 14,842 shares and 11, 348 warrants; Wayne Cooper - 26,504 shares and 20,265 warrants; Trustmark National Bank as Escrow Agent for Wayne Cooper - 26,504 shares and 20,265 warrants; Chad Soileau - 2,651 shares and 2,027 warrants; Trustmark National Bank as Escrow Agent for Chad Soileau - 2,650 shares and 2,026 warrants; Dennis Moss - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Dennis Moss - 1,325 shares and 1,013 warrants; Randy Moss - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Randy Moss - 1,325 shares and 1,013 warrants; MCG Capital Corporation - 100,474 shares and 76,823 warrants; Trustmark National Bank as Escrow Agent for MCG Capital Corporation - 100,474 shares and 76,822 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock at an exercise price of $3.31 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) there were less than 35 non-accredited purchasers; (iii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iv) the investors were provided with a Proxy Statement containing the information required by Rule 502 of Regulation D which enabled them to evaluate the merits of their investment.

During May 2006, and in conjunction with the merger that consummated on March 31, 2006, we issued to the sole shareholder of I-55 Telecommunications, LLC. 223,702 restricted shares of our Common Stock valued at $671,687 and 79,029 warrants valued at $166,667, based on the Black Scholes option-pricing model. The shares and warrants were issued as follows: Randall Wade James Tricou - 111,851 shares and 39,515 warrants; Trustmark National Bank as Escrow Agent for Randall Wade James Tricou - 111,851 shares and 39,514 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock at an exercise price of $3.38 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) there were less than 35 non-accredited purchasers; (iii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iv) the investors were provided with a Proxy Statement containing the information required by Rule 502 of Regulation D which enabled them to evaluate the merits of their investment.

During May 2006, and in conjunction with Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with certain creditors of I-55 Telecommunications, LLC, we issued to the following creditors of I-55 Telecommunications 163,933 restricted shares of our Common Stock and 81,968 warrants at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications: Randall Wade James Tricou - 84,359 shares and 42,180 warrants; Rene Tricou - Tricou Construction - 25,986 shares and 12,993 warrants; Rene Tricou - Bon Aire Estates - 20,019 shares and 10,010 warrants; Rene Tricou - Bon Aire Utility - 7,997 shares and 3,999 warrants; Danny Acosta - 25,572 shares and 12,786 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock at an exercise price of $3.38 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On May 30, 2006, we issued 2,736 restricted shares of our Common Stock to Elite Financial Communications Group, LLC in exchange for services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On June 28, 2006, we cancelled 5,000 restricted shares of our Common Stock which were issued in 2000 to Ofer Weisglass. The shares were issued to Mr. Weisglass in return for services; however Mr. Weisglass failed to provide the services to the Company.

On July 3 2006, we issued to Preiskel & Co LLP 5,236 restricted shares of our Common Stock as consideration for legal services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, we issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of our Common Stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. The shares and warrants were issued as follows: Abel-Smith David - 7,685 shares and 5,386 warrants; Aird James - 1,443 shares and 1,011 warrants; Aird Lady M - 2,407 shares and 1,687 warrants; Aird Rebecca - 965 shares and 676 warrants; Aird Sir John - 16,010 shares and 11,221 warrants; Barrett Norma - 4,792 shares and 3,358 warrants; Bell Group Pension Scheme - 8,387 shares and 5,878 warrants; Burton Jennifer Susan - 4,792 shares and 3,358 warrants; Burton John Mark - 31,673 shares and 22,198 warrants; Cantay Investments Limited - 3,842 shares and 2,693 warrants; Cary John Lucius Arthur - 15 shares and 11 warrants; Cronk Angela - 8,017 shares and 5,618 warrants; Cronk JJT - 2,508 shares and 1,757 warrants; Cronk Michael AJ - 27,785 shares and 19,472 warrants; Dennis Arthur Jeremy Dyke - 2,893 shares and 2,028 warrants; Dennis Henry Dyke - 2,893 shares and 2,028 warrants; Fast Guides Limited - 10,980 shares and 7,695 warrants; Guerin Charles & Jennifer - 208 shares and 146 warrants; Hillyard Pamela - 201 shares and 141 warrants; Jackson John BH - 2,809 shares and 1,968 warrants; Larpent Newton Holdings Limited - 3,194 shares and 2,239 warrants; Meiklejohn Simon Donald - 8,719 shares and 6,110 warrants; Mint House Nominees Limited - 5,293 shares and 3,710 warrants; Nowshadi Farshid & Maria - 46 shares and 32 warrants; Omnicom Limited - 3,356 shares and 2,352 warrants; Oxford Technology 2 Venture Capital Trust plc - 80,715 shares and 56,568 warrants; Oxford Technology 3 Venture Capital Trust plc - 53,972 shares and 37,826 warrants; Oxford Technology Venture Capital Trust plc - 21,072 shares and 14,768 warrants; Phelps Roland - 1,543 shares and 1,081 warrants; Price John Duncan - 4,197 shares and 2,942 warrants; Price Jonathan - 6,828 shares and 4,786 warrants; Price Rachel - 6,828 shares and 4,786 warrants; QTP (General Partner) Limited - 3,989 shares and 2,796 warrants; Ruane James Joseph - 31,450 shares and 22,041 warrants; Gill Carol - 478 shares and 335 warrants; Vessey Richard - 30,207 shares and 21,170 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer at that time, we issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock at an exercise price of $3.285, and have a term of five years. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration as defined in the Employment Agreement. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificate representing the warrants was marked with a restrictive legend.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer at that time, we issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock at an exercise price of $3.285, and have a term of five years. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration as defined in the Employment Agreement. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificate representing the warrants was marked with a restrictive legend.

On July 11, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between the Company and Oberon Securities, LLC, we issued to Oberon Securities 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On July 11, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement we issued an aggregate of 172,415 warrants as follows: Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd. - 27,974 warrants; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd. - 26,121 warrants; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd. - 21,552 warrants; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd. - 517 warrants; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - A - 27,974 warrants; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd. - 29,828 warrants; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - B - 21,552 warrants; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd. - 862 warrants; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd. - 12,069 warrants; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees - 3,707 warrants; Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. - 259 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.40, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton, the Managing Director of our UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited, the Company's Board of Directors approved the grant of 300,000 options, under and subject to our 2004 Stock Option Plan, to Mr. Burton. The options are exercisable on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On September 5, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement we issued an aggregate of 344,825 restricted shares of Common Stock as follows: Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd. - 55,948 shares; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd. - 52,241 shares; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd. - 43,103 shares; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd. - 1,034 shares; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - A - 55,948 shares; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd. - 59,655 shares; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - B - 43,103 shares; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd. - 1,724 shares; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd. - 24,138 shares; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees - 7,414 shares; Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. - 517 shares. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On September 19, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between the Company and Oberon Securities, LLC, we issued to Oberon Securities 90,000 restricted shares of Common Stock. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On September 19, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, we cancelled 64,360 of the 100,000 warrants which were issued to Elite Financial Communications Group, LLC on May 10, 2006.

On October 30, 2006, the Company's Board of Directors approved a grant of 25,000 options, under and subject to the Company's 2004 Stock Option Plan, to Itzhak Almog, an Independent Director and currently the chairman of the Audit and Nominating Committees of the Company’s Board. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date  -  12 months from the Date of Grant; Expiration Date  -  5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On November 1, 2006, we issued 6,994 restricted shares of our Common Stock to Elite Financial Communications Group, LLC in exchange for services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 20, 2006, we issued in exchange for services 36,000 warrants exercisable at $3.50 per share, 36,000 warrants exercisable at $4.00 per share, and 36,000 warrants exercisable at $4.50 per share to Institutional Marketing Services, Inc. The warrants have a term of five years. In the event we elect early termination of our agreement with Institutional Marketing Services, then any warrants that have not yet reached their vesting date will be cancelled. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On November 27, 2006, we issued in exchange for services 117,676 warrants exercisable at $3.50 per share to Crestview Capital Master, LLC. The warrants have a term of five years and shall vest as follows: 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On December 26, 2006, and in conjunction with a December 25, 2006 oral stock purchase agreement, the Company repurchased from Abraham Keinan, its Chairman of the Board, 100,000 restricted shares of its Common Stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to the Company for cancellation. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company's Audit Committee.

On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.40, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On February 1, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 344,828 restricted shares of our Common Stock, at a purchase price of $2.90 per share, to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On March 20, 2007, following the closing in 2006 and due to the satisfaction of certain earn out provisions in the Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., we issued to the following shareholders of Canufly.net an aggregate of 20,026 additional restricted shares of our Common Stock and 14,364 warrants exercisable at $2.98 per share for a period of five years: J. Michael Nassour - 2,529 shares and 1,825 warrants; Ann S. Nassour - 1,148 shares and 823 warrants; John A. Nassour - 1,148 shares and 823 warrants; Mike A. Gatti - 917 shares and 658 warrants; Clara Booth Pinkston - 2,817 shares and 2,014 warrants; Robert Portwood - 1,148 shares and 823 warrants; Beverly Roggenkamp - 383 shares and 274 warrants; Ashley Zweifel - 383 shares and 274 warrants; Larry Roggenkamp - 383 shares and 274 warrants; Becky & Grey Cobb - 764 shares and 548 warrants; Sharon E. & Norman R. Francingues, Jr. - 764 shares and 548 warrants; Salena & Mickey Greenlee - 764 shares and 548 warrants; Dawn & Clifton Burroughs, Jr. - 764 shares and 548 warrants; Mynette & Harry Gibson - 764 shares and 548 warrants; Jimmy Boyd - 383 shares and 274 warrants; Tracey Boyd - 383 shares and 274 warrants; Wayne M. Pitre - 764 shares and 548 warrants; Nancy H. & Robert C. Clingan, JTWROS - 764 shares and 548 warrants; Dana Allen - 764 shares and 548 warrants; Betty Joe & Hugh A. Allen, Sr. JTWROS - 764 shares and 548 warrants; Anthony Bruce McCall - 764 shares and 548 warrants; Travis Wayne Vance - 764 shares and 548 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

During May 2007, Alon Mualem, the Company's former Treasurer and Chief Financial Officer, exercised 6,300 of his outstanding options under the Company's 2004 Stock Option Plan, at an exercise price of $3.50 per share.

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Israel Singer, an Independent Director and a member of the Audit Committee of the Company. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Morris Mansour, an Independent Director and currently a member of the Nominating and Compensation Committees of the Company’s Board. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On June 5, 2007, the Company’s Board of Directors approved a grant under the Company’s 2004 Stock Option Plan of 200,000 options to Brian Acosta, the Chief Technical Officer of our subsidiary, Xfone USA. The options are granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.146 per share; Vesting Date - (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date - 5 years from the Vesting Date; Termination - in the event of termination of employment prior to the completion of Mr. Acosta’s second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. Acosta’s third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On June 5, 2007, the Company’s Board of Directors approved a grant under the Company’s 2004 Stock Option Plan of 200,000 options to Hunter McAllister, the Vice President Business Development of our subsidiary, Xfone USA. The options are granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.146 per share; Vesting Date - (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date - 5 years from the Vesting Date; Termination - in the event of termination of employment prior to the completion of Mr. McAllister’s second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. McAllister’s third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On October 31, 2007, the Company canceled 7,043 shares of its Common Stock, and 4,838 warrants which were returned to it by Trustmark National Bank, acting as escrow agent in conjunction with the consummation of the Company’s acquisition of I-55 Telecommunications, Inc. on March 31, 2006. The 7,043 shares and 4,838 warrants were being held in escrow, and were released and returned to the Company for cancellation after determination by the Company of a breach of the representations and warranties in the Agreement and Plan of Merger by I-55 Telecommunications, notification by the Company that it had suffered a loss pursuant to the terms of the Escrow Agreement entered into in connection with the acquisition, and upon expiration of the response time allotted with no response from the other parties or their counsel, in accordance with the terms of the Escrow Agreement.

On December 13, 2007, and in conjunction with a private offering of the same date, the Company issued an aggregate of NIS 100,382,100 (approximately $25,562,032) bonds (Series A) (the “Bonds”) to Israeli institutional investors.  The Bonds will pay an initial annual interest at a rate of 9% that will be paid semi-annually on the 1 st  of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  Commencing on the date of listing of the Bonds on the TASE, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1%, to an annual interest rate of 8%.  The principal of the Bonds will be repaid in eight equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index. The Company has also agreed to issue the holders of the Bonds, for no additional consideration, an aggregate of 956,020 (non-tradable) warrants, each exercisable at an exercise price of $3.50 with a term of 4 years (the "Warrants"). The Company issued the Warrants on March 25, 2008 to the following Bond holders: Provident fund of the employees of the Hebrew University of Jerusalem Ltd - 10,000 warrants; Millennium provident/education funds - 20,000 warrants; Millennium provident funds - 45,000 warrants; Millennium employees termination funds - 1,900 warrants; Shomera Insurance Co. Ltd - 10,000 warrants; Bank of Jerusalem - 19,500 warrants; Provident fund of the Union Bank - 9,000 warrants; Hilat Shoam - Shoam tagmulim - 8,350 warrants; Hilat Shoam - Shoam pitsuim - 6,000 warrants; Hilat Shoam - Shoam ishtalmut - 2,150 warrants; Prisma provident fund - Prisma Si'on - Savings fund for self - employed persons - 10,000 warrants; Prisma provident fund - Prisma Ya'ad - Savings fund for self - employed persons - 3,000 warrants; Prisma provident fund - Prisma Pitzuyim - General Track II - Central Severance Pay Fund - 25,000 warrants; Prisma provident fund - Signon Savings Fund Bond Track - 1,500 warrants; Prisma provident fund - Signon Savings Fund Index Track - 3,500 warrants; Prisma provident fund - Prisma Zahav - Cautious Investments - 2,500 warrants; Prisma provident fund - Prisma Katzir - 9,500 warrants; Prisma provident fund - Prisma Teutsa - 5,000 warrants; Prisma provident fu  - Prisma Keren Or - 30,000 warrants; Union bank of Israel - Nostro - 10,500 warrants; IBI provident fund general - 9,870 warrants; Perfect provident fund Ltd - Perfect Central Compensation Fund - 1,300 warrants; Perfect provident fund Ltd - Perfect Provident Fund - 28,950 warrants; Perfect provident fund Ltd - Perfect Study Fund - 17,350 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Severance Pay Fund – General - 920 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – General - 9,690 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – Shares - 810 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Provident Fund – Bonds - 1,360 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Education Fund – General - 7,640 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Education Fund – Shares - 510 warrants; Tamir Fishman Provident and Education Funds Ltd., for Tamir Fishman Severance Pay Fund – Value - 1,060 warrants; Tamir Fishman Pr ident and Education Funds Ltd., for Tamir Fishman Education Fund – Bonds - 810 warrants; Menora Mivtachim Participating Policies - 70,000 warrants; Menora Mivtachim Participating Policies - 6,000 warrants; Menora Mivtachim Participating Policies - 4,000 warrants; Menora Mivtachim Insurance ltd - 40,000 warrants; Menora mivtachim heshtalmut ("Mivtachim" - Maba Le'mishtalem) - 5,000 warrants; Masad heshtalmut - 800 warrants; Morag - meerkazit le'pizuim - 2,500 warrants; Menora Gemel Amir Dalled - 6,000 warrants; Menora Gemel Amir Allef - 700 warrants; Menora Gemel Peles Allef - 1,000 warrants; Menora Gemel Peles Dalled - 3,000 warrants; Menora Gemel clali - 4,000 warrants; Menora Gemel General B - 1,500 warrants; Menora heshtalmut clali - 3,000 warrants; Menora heshtalmut General B - 1,000 warrants; Menora merkazit lepituim clali - 1,300 warrants; Menora merkazit lepituim clali b - 200 warrants; Hadas Mercantile provident fund – Index - 1,100 warrants; Hadas Mercantile education fund – General - 15,350 warrants; Hadas Mercantile education fund – Bonds - 300 warrants; Hadas Mercantile illnes payment fund - 850 warrants; Hadas Mercantile provident fund - General - 8,000 warrants; Mercantile Workers Provident fund  5,500 warrants; Bar Yaziv Provident fund Ltd - 42,000 warrants; Hadas Mercantile central severance fund - 5,900 warrants; Yevul Kibutz Members Provident fund - 1,000 warrants; Keren hahisachon litsva hakeva limited - 28,600 warrants; Migdal Platinum Tagmulim Klali - 5,300 warrants; Migdal Platinum Kaal Maoz - 3,800 warrants; Migdal Gemel Platinum Ltd –Bond's - 7,500 warrants; Migdal Gemel Platinum Ltd – General - 5,300 warrants; Yashir investment house (provident funds) trustee account for Yashir hishtalmut klali - 9,900 warrants; Yashir investment house (provident funds) trustee account for Yashir gemel klali - 16,000 warrants; Yashir investment house (provident funds) trustee account for Yashir pitzuim klali - 1,680 warrants; Yashir investment house (provident funds) trustee account for Yashir hishtalmut agach - 900 warrants; Yashir investment house (provident funds) trustee account for Yashir gemel agach - 1,400 warrants; Yashir investment house (provident funds) trustee account for etgarim gemel klali - 9,540 warrants; Yashir investment house (provident funds) trustee account for etgarim pitzuim klali - 4,380 warrants; Yashir investment house (p vident funds) trustee account for etgarim gemel madad - 220 warrants; Yashir investment house (provident funds) trustee account for etgarim pitzuim madad - 1,030 warrants; Yashir I.D.I insurance company - Nostro - 21,200 warrants; Yashir I.D.I insurance company trustee account for agach klali - 1,600 warrants; Yashir Provident fund trustee account for Yashir miron - 16,200 warrants; Yashir Provident fund trustee account for Yashir merkazit le Pitzuim - 13,000 warrants; Yashir Provident fund trustee account for Yashir atidot - 13,000 warrants; Yashir Provident fund trustee account for Yashir Mishtalem B - 12,500 warrants; Yashir Provident fund trustee account for Yashir teuza - 300 warrants; Yashir Provident fund trustee account for Yashir matan - 300 warrants; Yashir Provident fund trustee account for Yashir menifa - 300 warrants; Yashir Provident fund trustee account for Yashir keren hashefa - 21,000 warrants; Yashir Provident fund trustee account for Yashir Mishtalem A - 18,000 warrants; Yashir Provident fund trustee account for Yashir hamelacha - 200 warrants; Yashir Provident fund trustee account for Yashir pitzuim hamelacha -  0 warrants; The Phoenix Insurance Company Ltd - Unit Link - 38,000 warrants; The Phoenix Provident Fund - 7,600 warrants; The Phoenix Provident Fund - For Education - 11,400 warrants; The Phoenix Pension and provident fund - 38,000 warrants; Harel Insurance Company Ltd - 28,000 warrants; Harel Insurance Company Ltd - 11,900 warrants; Dikla Insurance Company Ltd - 2,400 warrants; Dikla Insurance Company Ltd - 660 warrants; Harel Pension Fund Management Company Ltd - 16,700 warrants; Harel Pension Fund Management Company Ltd - 400 warrants; Harel Insurance Company Ltd - 4,360 warrants; Harel Insurance Company Ltd - 180 warrants; Harel Insurance Company Ltd - 120 warrants; Nativ Keren Pensia Shel Poalei Veovdei Mifelei Meshek Hahistadrut Ltd - 2,000 warrants; Harel Provident Funds ltd - 25,280 warrants; Harel Provident Funds ltd - 5,740 warrants; Harel Provident Funds ltd - 400 warrants; Atidit Provident Funds ltd - 160 warrants; Harel Provident Funds ltd - 2,800 warrants; Harel Provident Funds ltd - 2,960 warrants; Harel Provident Funds ltd - 380 warrants; Atidit Provident Funds ltd - 180 warrants; Atidit Provident Funds ltd - 100 warrants; Atidit Provident Funds ltd – 280 warrants. The shares of Common Stock underlying the Warrants are covered by this Registration Statement. The offering of the Bonds was not registered under the Act, as it was made in accordance with Regulation S promulgated under the Act (“Regulation S”).  We believed that the exemption was available because each of the institutional investors (i) represented that it is an institutional investor classified as a type of investor listed in the first supplement to the Israeli Securities Law, for the purposes of Section 15a(b)(1) of the Israeli Securities Law; that its offer was for itself and/or for customers that are investors listed in Section 5a(b)(1) of the Israeli Securities Law, respectively; (ii) declared that it knows and understands, that the private placement is being done in Israel only (and not in the U.S.) and is intended only for Israeli residents, that are in Israel (and not in the U.S.) and not for U.S. persons (“U.S. Person”) as they are defined in Regulation S; (iii) declared and confirmed, that it is incorporated and active in Israel, and that it is not a U.S. Person, and that it is not located outside of Israel at the time of the filing of the offer; (iv) declared that it knows that it will not be allowed to take action to sell the Bonds and Warrants in the U.S. and/or to a U.S. Person; and (v) declared and confirmed that the Bonds, Warrants and shares that may result from the exercise of the Warrants, are not acquired for the purpose of “distribution” (as this term is defined in the US securities laws) in the U.S.

On December 26, 2007, and in conjunction with a December 13, 2007 Subscription Agreements we issued an aggregate of 1,300,000 warrants to: (i) certain investors affiliated with or who are customers of Gagnon Securities LLC: Atkinson Investment Management - 10,058 warrants; Benjamin Atkinsn & Paula Atkinsn JTWROS - 818 warrants; Mr. Neil J. Gagnon & Mrs. Lois E. Gagnon JTWROS - 1,718 warrants; Gagnon Securities LLC P/S Plan & Trust DTD 4/26/01, Neil Gagnon & Maureen Drew - 583 warrants; Mrs. Wendy L. Allen & Mr. Peter L. Allen JTWROS - 1,250 warrants; Brian Joseph Gagnon - 2,500 warrants; Darwin Partnership - 10,000 warrants; Fallen Angel Partnership - 20,000 warrants; Gagnon Family Partnership - 17,500 warrants; The Lois E. & Neil J. Gagnon Foundation Inc - 10,345 warrants; Mr. Neil Gagnon - 75,000 warrants; Neil J. Gagnon IRA/R/O Bear Stearns Sec Corp Cust - 12,500 warrants; Mrs. Lois E. Gagnon - 50,000 warrants; Mrs. Virginia Gagnon - 600 warrants; Gagnon 1999 Grandchildren's Trust STS 2/1/99 Maureen Drew TTEE - 16,000 warrants; Gagnon Securities LLC P/S Plan & Trust DTD 10/1/00 N. Gagnon & M. Drew TTEES - 800 warrants; Gagnon Investment Associates Master Fund - 163,000 warrants; Amy Lynn Stauffer - 1,650 warrants; Darwin Partnership - 15,758 warrants; Fallen Angel Partnership - 27,183 warrants; Neil J. Gagnon IRA - 3,245 warrants; Mr. Neil Gagnon & Mrs. Lois Gagnon JTWROS - 3,893 warrants; Gagnon Securities LLC P/S Pl  and Trust DTD 4/26/01 Neil Gagnon & Maureen Drew - 343 warrants; Upland Associates L. P. - 29,878 warrants; Maureen Keyes Revocable Living Trust Agreement DTD 6/28/07, Maureen Keyes Trustee - 320 warrants; Mr, Dwight Lee IRA/SEP Bear Stearns Sec CorpCust - 58 warrants; Mr. Henry C. Beinstein - 25,000 warrants; (ii) XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor - 800,000 warrants. The warrants are exercisable on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.10, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment. The shares of Common Stock underlying the abovementioned 1,300,000 warrants are covered by this Registration Statement.

On February 26, 2008, and in conjunction with a December 13, 2007 Subscription Agreements we issued an aggregate of 2,600,000 restricted shares of Common Stock to: (i) certain investors affiliated with or who are customers of Gagnon Securities LLC: Atkinson Investment Management - 20,115 shares; Benjamin Atkinsn & Paula Atkinsn JTWROS - 1,645 shares; Mr. Neil J. Gagnon & Mrs. Lois E. Gagnon JTWROS - 3,435 shares; Gagnon Securities LLC P/S Plan & Trust DTD 4/26/01, Neil Gagnon & Maureen Drew - 1,165 shares; Mrs. Wendy L. Allen & Mr. Peter L. Allen JTWROS - 2,500 shares; Brian Joseph Gagnon - 5,000 shares; Darwin Partnership - 20,000 shares; Fallen Angel Partnership - 40,000 shares; Gagnon Family Partnership - 35,000 shares; The Lois E. & Neil J. Gagnon Foundation Inc - 20,690 shares; Mr. Neil Gagnon - 150,000 shares; Neil J. Gagnon IRA/R/O Bear Stearns Sec Corp Cust - 25,000 shares; Mrs. Lois E. Gagnon - 100,000 shares; Mrs. Virginia Gagnon - 1,200 shares; Gagnon 1999 Grandchildren's Trust STS 2/1/99 Maureen Drew TTEE - 32,000 shares; Gagnon Securities LLC P/S Plan & Trust DTD 10/1/00 N. Gagnon & M. Drew TTEES - 1,600 shares; Gagnon Investment Associates Master Fund - 326,000 shares; Amy Lynn Stauffer - 3,300 shares; Darwin Partnership - 31,515 shares; Fallen Angel Partnership - 54,365 shares; Neil J. Gagnon IRA - 6,490 shares; Mr. Neil Gagnon & Mrs. Lois Gagnon JTWROS - 7,785 shares; Gagnon Securit s LLC P/S Plan and Trust DTD 4/26/01 Neil Gagnon & Maureen Drew – 685 shares; Upland Associates L. P. - 59,755 shares; Maureen Keyes Revocable Living Trust Agreement DTD 6/28/07, Maureen Keyes Trustee - shares;640 Mr, Dwight Lee IRA/SEP  Bear Stearns Sec CorpCust – 115 shares; Mr. Henry C. Beinstein - 50,000 shares; (ii) XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor - 1,600,000 shares. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment. The abovementioned 2,600,000 shares of Common Stock are covered by this Registration Statement.

On February 26, 2008, and in conjunction with the acquisition of NTS Communications, we issued an aggregate of 2,366,892 shares of our Common Stock to certain former shareholders of NTS who elected to reinvest all or a portion of their allocable sale price in our Common Stock, pursuant to the terms of the NTS Purchase Agreement: Dawn Lin Ambrose - 12,123 shares; Trustmark National Bank As Escrow Agent For Dawn Lin Ambrose - 2,191 shares; Barbara A. Baldwin - 561,313 shares; Trustmark National Bank As Escrow Agent For Barbara A. Baldwin - 101,460 shares; David W. Cleveland - 347,965 shares; Trustmark National Bank As Escrow Agent For David W. Cleveland - 62,896 shares; Richard A. & Sandra V. Crosswhite - 61,819 shares; Trustmark National Bank As Escrow Agent For Richard A. & Sandra V. Crosswhite - 11,174 shares; Frank R. & Polly C. Farrar - 38,636 shares; Trustmark National Bank As Escrow Agent For Frank R. & Polly C. Farrar - 6,984 shares; Nelson & Deborah C. Fox - 1,855 shares; Trustmark National Bank As Escrow Agent For Nelson & Deborah C. Fox - 336 shares; Jerry E. & Martha S. Hoover - 10,102 shares; Trustmark National Bank As Escrow Agent For Jerry E. & Martha S. Hoover - 1,826 shares; Robert D. & Ethel Mcleod - 18,503 shares; Trustmark National Bank As Escrow Agent For Robert D. & Ethel Mcleod - 3,344 shares; David Fate Moore Trust - 452,922 shares; Trustmark National Bank As Escrow Agent For David Fate Moore Trust - 81,867 shares; Shawn Troy Wallace T St - 452,922 shares; Trustmark National Bank As Escrow Agent For Shawn Troy Wallace Trust - 81,867 shares; Brad Worthington - 16,093 shares; Trustmark National Bank As Escrow Agent For Brad Worthington - 2,909 shares; Brad & Tracy Worthington - 30,307 shares; Trustmark National Bank As Escrow Agent For Brad & Tracy Worthington - 5,478 shares. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On March 18, 2008, and in conjunction with Employment Agreements dated February 26, 2008, we granted under  our 2007 Stock Incentive Plan the following options: Barbara Baldwin, President, CEO and Director of our U.S. subsidiaries Xfone USA and NTS Communications - 250,000 options; Brad Worthington, Executive Vice President - Chief Operating Officer and Director of NTS Communications - 400,000 options; Jerry Hoover, Executive Vice President - Chief Financial Officer of NTS Communications - 400,000 options. Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter. The abovementioned 1,050,000 options are covered by this Registration Statement.

On April 7, 2008, Rafael Dick, the former Managing Director of our Israeli subsidiary Xfone 018 Ltd. exercised 4,105 of his outstanding options under the Company's 2004 Stock Option Plan, at an exercise price of $3.50 per share.

On June 3, 2008, the Company canceled 62,850 shares of its Common Stock, and 44,470 warrants which were returned to it by Trustmark National Bank, acting as escrow agent in conjunction with an escrow set up in connection with the consummation of the Company’s acquisition of I-55 Internet Services, Inc. on March 31, 2006. The Company made the following two claims against the escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement, which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount.  On or about May 12, 2008, Xfone USA and the shareholder representatives of I-55 Internet Services reached an agreement to value Claim #1 at $143,017.11 and Claim #2 at $140,750.00 for a total agreed loss of $283,767.11.  This resulted in the Company’s receipt of 62,850 total shares of Xfone Common Stock and 44,470 of Xfone Stock Warrants from the Escrow Account in satisfaction of these claims.

ITEM 16.                      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
2.	Agreement and plan of reorganization dated September 20, 2000, between the Company and Swiftnet Limited. (1)
3.1	Articles of Incorporation of the Company.(1)
3.2a	Bylaws of the Company.(1)
3.2b	Amended Bylaws of the Company.(4)
3.3	Memorandum of Association of Swiftnet Limited.(1)
3.4	Articles of Association of Swiftnet Limited.(1)
3.6	Bylaws of Xfone USA, Inc.(7)
3.8.	Amended and Restated Bylaws of the Company dated March 12, 2006.(22)
3.9	Reamended and Restated Bylaws of the Company dated February 5, 2007.(32)
4.	Specimen Stock Certificate.(1)
5.	Opinion of Gersten Savage LLP.
10.1	Agreement dated May 11, 2000, between Swiftnet Limited and Guy Nissenson.(1)
10.2	Employment Agreement dated January 1, 2000 with Bosmat Houston. (1)
10.3	Loan Agreement dated August 5, 2000, with Swiftnet Limited, Guy Nissenson, and Nissim Levy.(1)
10.4	Promissory Note dated September 29, 2000, between the Company and Abraham Keinan.(1)
10.5	Stock Purchase Agreement dated June 19, 2000, between Swiftnet Limited, Abraham Keinan, and Campbeltown Business Ltd. (1)
10.6	Consulting Agreement dated May 11, 2000 between Swiftnet Limited and Campbeltown Business Ltd.(1)
10.7	Agreement dated July 30, 2001, with Campbeltown Business Ltd.(1)
10.8	Contract dated June 20, 1998, with WorldCom International Ltd.(1)
10.9	Contract dated April 11, 2000, with VoiceNet Inc.(1)
10.10	Contract dated April 25, 2000, with InTouchUK.com Ltd.(1)
10.11	Letter of Understanding dated July 30, 2001, from Campbeltown Business Ltd. to the Company.(2)
10.12	Agreement dated April 6, 2000, between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet Limited. (2)
10.13	Lease Agreement dated December 4, 1991, between Elmtree Investments Ltd. and Swiftnet Limited.(2)

10.14	Lease Agreement dated October 8, 2001, between Postwick Property Holdings Limited and Swiftnet Limited. (2)
10.15	Agreement dated September 30, 2002, between the Company, Swiftnet Limited., and Nir Davison.(5)
10.16
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Platinum Partners Value Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. (6)

10.17
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart, Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman, Yuval Haim Sobel, Zvi Sobel, Tenram Investment Ltd., Michael Zinn, Michael Weiss. (6)

10.18
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and Southshore Capital Fund Ltd. (6)

10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. (6)
10.20
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy, Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. (6)

10.21	Newco (Auracall Limited) Formation Agreement.(6)
10.22	Agreement with ITXC Corporation.(6)
10.23	Agreement with Teleglobe International.(6)
10.23.1	Amendment to Agreement with Teleglobe International.(6)
10.24	Agreement with British Telecommunications.(6)
10.25	Agreement with Easyair Limited (OpenAir).(6)
10.26	Agreement with Worldnet.(6)
10.27	Agreement with Portfolio PR.(6)
10.28	Agreement with Stern and Company.(6)
10.29	Letter to the Company dated December 31, 2003, from Abraham Keinan.(6)
10.30	Agreement between Swiftnet Limited and Dan Kirschner.(8)
10.31	Agreement and Plan of Merger.(7)
10.32	Escrow Agreement.(7)
10.33	Release Agreement.(7)
10.34	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Wade Spooner.(7)
10.35	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Ted Parsons.(7)
10.36	First Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.).(11)
10.37	Finders Agreement with The Oberon Group, LLC.(11)
10.38	Agreement with The Oberon Group, LLC.(11)
10.39	Management Agreement between WS Telecom, Inc. and Xfone USA, Inc.(8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004. (11)
10.41	Voting Agreement dated September 28, 2004.(11)
10.42	Novation Agreement executed September 27, 2004.(11)
10.43	Novation Agreement executed September 28, 2004.(11)
10.44	Investment Agreement dated August 26, 2004, with Ilan Shoshani.(12)
10.44.1	Addendum and Clarification to the Investment Agreement with Ilan Shoshani dated September 13, 2004. (12)
10.45	Agreement dated November 16, 2004, with Elite Financial Communications Group.(13)
10.46	Financial Services and Business Development Consulting Agreement dated November 18, 2004, with Dionysos Investments (1999) Ltd. (13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005.(14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005.(15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)

10.50
Secured Convertible Term Note, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Company and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Company, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005. (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.58
Securities Purchase Agreement dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.59
Registration Rights Agreement, dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.60
Common Stock Purchase Warrant, dated September 28, 2005, by the Company in favor of the Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.61	Escrow Agreement, dated September 28, 2005, by and between the Company, the Purchasers and Feldman Weinstein LLP. (16)
10.62	Management Agreement dated October 11, 2005.(17)
10.63	First Amendment to Agreement and Plan of Merger (to acquire I-55 Internet Services, Inc.), dated October 10, 2005. (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005.(17)
10.65
Securities Purchase Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.66
Registration Rights Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.67
Common Stock Purchase Warrant, dated November 23, 2005, by the Company in favor of Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.68
Escrow Agreement, dated November 23, 2005, between the Company, the Escrow Agent, and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.69	Management Agreement with I-55 Telecommunications, LLC dated October 12, 2005.(19)
10.70	Agreement - General Terms and Conditions with EBI Comm, Inc., dated January 1, 2006.(21)
10.71	Asset Purchase Agreement with Canufly.net, Inc., dated January 10, 2006.(21)
10.72	Stock Purchase Agreement dated May 10, 2006, by and among the Company, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited. (23)
10.73	Agreement dated May 25, 2006, by and among the Company and the shareholders of Equitalk.co.uk Limited. (24)
10.74	Securities Purchase Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.75	Registration Rights Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.76	Common Stock Purchase Warrant, dated June 19, 2006, by the Company in favor of the Purchasers.(25)
10.77	Escrow Agreement, dated June 19, 2006, by and between the Company, the Escrow Agent, and the Purchasers. (25)
10.78	Form of Indemnification Agreement between the Company and its Directors and Officers.(27)
10.79	Agreement to Purchase Promissory Note dated October 31, 2005, with Randall Wade James Tricou.(27)
10.80	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Tricou Construction. (27)
10.81	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Estates. (27)
10.82	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Utility. (27)
10.83	Agreement to Purchase Promissory Note dated February 3, 2006, with Danny Acosta.(27)
10.84	Letter Agreement dated November 15, 2005, with Oberon Securities, LLC.(27)
10.85	Letter Agreement dated June 15, 2006, with Oberon Securities, LLC.(27)
10.86	Second Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.), dated June 28, 2006. (27)
10.87	General Contract for Services dated January 1, 2005, by and between the Company and Swiftnet Limited. (27)
10.88	Service Agreement dated December 6, 2005, by and between the Company and Elite Financial Communications Group, LLC. (27)
10.89	Agreement for Market Making in Securities dated July 31, 2006, by and between the Company and Excellence Nessuah Stock Exchange Services Ltd. (27)

10.90	Shareholders Loan Agreement, dated September 27, 2006, by and between Auracall Limited, Swiftnet Limited, and Dan Kirschner. (28)
10.91	Service Agreement, dated November 7, 2006, by and between the Company and Institutional Marketing Services, Inc. (28)
10.92	Consultancy Agreement, dated November 20, 2006, by and between the Company and Crestview Capital Partners, LLP. (29)
10.93	Agreement dated December 24, 2006, by and between the Company, Halman-Aldubi Provident Funds Ltd., and Halman-Aldubi Pension Funds Ltd. [translation from Hebrew]. (31)
10.94	First Amendment to Financial Services and Business Development Consulting Agreement dated February 8, 2007, by and between the Company and Dionysos Investments (1999) Ltd. (33)
10.95	Agreement dated February 8, 2007, by and between the Company, Swiftnet Limited, Campbeltown Business, Ltd., and Mr. Abraham Keinan. (33)
10.96	First Amendment to General Contract for Services, dated March 14, 2007, by and between the Company and Swiftnet Limited. (34)
10.97	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Abraham Keinan.(34)
10.98	Consulting Agreement, dated March 28, 2007, between the Company and Abraham Keinan. (34)
10.99	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Guy Nissenson.(34)
10.100	Consulting Agreement, dated March 28, 2007, between the Company and Guy Nissenson.(34)
10.101	Settlement Agreement and Release dated May 31, 2007, by and among Embarq Logistics, Inc, Xfone USA, Inc. and the Company. (35)
10.102	Promissory Note dated May 31, 2007, by Xfone USA, Inc.(35)
10.103	Parent Guarantee dated as of May 31, 2007 by the Company in favor of Embarq Logistics, Inc.(35)
10.104	Share Purchase Agreement dated August 15, 2007, by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and Xfone, Inc. (36)
10.105	Inter-Company Loan Agreement dated August 15, 2007, by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower. (36)
10.106	Stock Purchase Agreement dated August [20], 2007, by and among the Company, NTS Communications, Inc., and the Shareholders of NTS Communications, Inc. (37)
10.107	Letter of Joint Venture dated June 15, 2007, by and among the Company and NTS Holdings, Inc.(37)
10.107.1	Form of Free Cash Flow Participation Agreement to be Entered into between the Company and NTS Holdings, Inc. Upon Consummation of the Acquisition. (37)
10.107.2	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Barbara Baldwin upon Consummation of the Acquisition. (37)
10.107.3	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Jerry Hoover upon Consummation of the Acquisition. (37)
10.107.4	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Brad Worthington upon Consummation of the Acquisition. (37)
10.108	Employment Contract signed on August 26, 2007, by and between the Company’s Israeli based Subsidiary Xfone 018 ltd. and Roni Haliva. (38)
10.109	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated October 23, 2007. (39)
10.110	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated November 1, 2007. (41)
10.111	Form of Subscription Agreement for the Purchase of Units Consisting of Two Shares of Common Stock and One Common Stock Purchase Warrant. (42)
10.112	Form of Common Stock Purchase Warrant.(42)
10.113	First Amendment to Stock Purchase Agreement.(43)
10.114.1	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Barbara Baldwin. (44)
10.114.2	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Jerry Hoover. (44)
10.114.3	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Brad Worthington .(44)
10.115	Free cash flow participation agreement dated as of February 26, 2008, by and among Xfone, Inc. and NTS Holdings, Inc. (44)
10.116
Escrow agreement dated as of February 26, 2008, by and among Xfone, Inc., Chris Chelette, Robert Healea and Kevin Buxkemper the NTS shareholders representatives, and Trustmark National Bank, as Escrow Agent. (44)

10.117	Release, effective as of February 26, 2008, entered into by each of Barbara Baldwin, Jerry Hoover and Brad Worthington (44)
10.118
Noncompetition, nondisclosure and nonsolicitation agreement dated as of February 26, 2008, by and among Xfone, Inc., Telephone Electronics Corporation, Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank. (44)

10.119
Second amendment to stock purchase agreement entered into by each of February 26, 2008 by and among Xfone, Inc., NTS Communications, Inc. and Chris Chelette, Robert Healea and Kevin Buxkemper, as the NTS shareholders representatives. (44)

10.120	Modification of Financial Consulting Agreement between Xfone, Inc. and Oberon Securities, LLC in connection with NTS Communications Transaction. (45)
10.121	Fees Due to Oberon Securities, LLC from Xfone, Inc. in connection with services provided in conjunction with the acquisition of NTS Communications, Inc. (45)
10.122	Agreement of Principles dated March 17, 2008 by and between Xfone 018 Ltd. and Tiv Taam Holdings 1 Ltd. [Free Translation from Hebrew]. (46)
10.123	Compromise Agreement dated March 25, 2008, between Xfone, Inc., Story Telecom, Inc., Story Telecom Limited, Trecastle Holdings Limited and Nir Davison. (47)
10.124	Securities Purchase Agreement dated March 25, 2008, between Xfone, Inc., Trecastle Holdings Limited and Nir Davison. (47)
10.125
Third Amendment to Stock Purchase Agreement entered into as of April 25, 2008 by and among Chris Chelette, Robert Healea and Kevin Buxkemper, as Sellers’ Representative, NTS Communications, Inc. and Xfone, Inc. (48)

10.126	Irrevocable Option Agreement dated as of July 1, 2008 by and between Abraham Keinan and Guy Nissenson (49)
16.1	Letter dated January 31, 2006 from Chaifetz & Schreiber, P.C. to the Securities and Exchange Commission. (20)
21.1	List of Subsidiaries (Amended as of March 31, 2008) (26)
23	Consent of Stark Winter Schenkein & Co., LLP dated August 6, 2008
23.1	Consent of Chaifetz & Schreiber, P.C.(30) (22.1)
23.2	Consent of Gersten Savage LLP - incorporated in the legal opinion filed as Exhibit 5.
23.3	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.(21.1)
23.4	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.(21.1)
23.5	Consent of Phillips & Associates, CPA's dated August 5, 2008.
23.6	Consent of Yarel & Partners C.P.A. (Isr.) dated August 6, 2008.

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.’s SB-2 Registration Statement.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.’s SB-2/Amendment 1 Registration Statement.
(4)	Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.’s Form 8-K.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.’s SB-2/Post Effective Amendment 2 Registration Statement.
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone’s, Inc. SB-2 Amendment 1 Registration Statement.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.’s Form 8-K.
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.’s SB-2/Amendment 2 Registration Statement.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone’s, Inc. SB-2 Amendment 3 Registration Statement.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone’s, Inc. SB-2 Amendment 4 Registration Statement.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.’s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.’s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.’s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.’s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.’s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.’s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.’s Form 8-K/A #1.
(18)	Denotes previously filed exhibits: filed on November 29, 2005 with Xfone, Inc.’s Form 8-K.
(19)	Denotes previously filed exhibit: filed on January 23, 2006 with Xfone, Inc.’s Form 8-K/A #3.
(20)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.’s Form 8-K/A #1.
(21)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.’s Form 8-K.
(21.1)	Denotes previously filed exhibits: filed on February 7, 2006 with Xfone, Inc.’s Form SB-2 Amendment 3.
(22)	Denotes previously filed exhibit: filed on March 15, 2006 with Xfone, Inc.’s Form 8-K.
(22.1)	Denotes previously filed exhibit: filed on March 31, 2006 with Xfone, Inc.’s Form 10-KSB.

(23)	Denotes previously filed exhibit: filed on May 16, 2006 with Xfone, Inc.’s Form 8-K.
(24)	Denotes previously filed exhibit: filed on May 30, 2006 with Xfone, Inc.’s Form 8-K.
(25)	Denotes previously filed exhibits: filed on June 20, 2006 with Xfone, Inc.’s Form 8-K.
(26)	Denotes previously filed exhibit; filed on April 15, 2008 with Xfone, Inc.’s Form 10-KSB/A.
(27)	Denotes previously filed exhibits: filed on July 31, 2006 with Xfone, Inc.’s Form 8-K.
(28)	Denotes previously filed exhibits: filed on November 14, 2006 with Xfone, Inc.’s Form 10-QSB.
(29)	Denotes previously filed exhibit: filed on November 22, 2006 with Xfone, Inc.’s Form 8-K.
(30)	Denotes previously filed exhibits: filed on November 30, 2006 with Xfone, Inc.’s Form SB-2.
(31)	Denotes previously filed exhibit: filed on December 28, 2006 with Xfone, Inc.’s Form 8-K.
(32)	Denotes previously filed exhibit: filed on February 5, 2007 with Xfone, Inc.’s Form 8-K.
(33)	Denotes previously filed exhibits: filed on February 8, 2007 with Xfone, Inc.’s Form 8-K.
(34)	Denotes previously filed exhibits; filed on March 30, 2007 with Xfone, Inc.’s Form 10-KSB.
(35)	Denotes previously filed exhibits: filed on May 31, 2007 with Xfone, Inc.’s Form 8-K.
(36)	Denotes previously filed exhibits: filed on August 15, 2007 with Xfone, Inc.’s Form 8-K.
(37)	Denotes previously filed exhibits: filed on August 22, 2007 with Xfone, Inc.’s Form 8-K.
(38)	Denotes previously filed exhibit: filed on August 27, 2007 with Xfone, Inc.’s Form 8-K.
(39)	Denotes previously filed exhibit: filed on October 23, 2007 with Xfone, Inc.’s Form 8-K.
(40)	Denotes previously filed exhibit: filed on October 25, 2007 with Xfone, Inc.’s Form 8-K.
(41)	Denotes previously filed exhibit: filed on November 5, 2007 with Xfone, Inc.’s Form 8-K.
(42)	Denotes previously filed exhibits: filed on December 14, 2007 with Xfone, Inc.’s Form 8-K.
(43)	Denotes previously filed exhibit: filed on February 14, 2008 with Xfone, Inc.’s Form 8-K.
(44)	Denotes previously filed exhibits: filed on February 26, 2008 with Xfone, Inc.’s Form 8-K.
(45)	Denotes previously filed exhibits: filed on March 6, 2008 with Xfone, Inc.’s Form 8-K.
(46)	Denotes previously filed exhibit: filed on March 17, 2008 with Xfone, Inc.’s Form 8-K.
(47)	Denotes previously filed exhibits: filed on March 25 with Xfone, Inc.’s Form 8-K.
(48)	Denotes previously filed exhibit: filed on May 1, 2008 with Xfone, Inc.‘s Form 8-K.
(49)	Denotes previously filed exhibit: filed on July 1, 2008 with Xfone, Inc.‘s Form 8-K.

ITEM 17.                      UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

 (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas on August 6, 2008.

XFONE, INC.

By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abraham Keinan	Chairman of the Board	August 6, 2008
Abraham Keinan

/s/Guy Nissenson	President, Chief Executive Officer and Director	August 6, 2008
Guy Nissenson

/s/ Itzhak Almog	Director and Chairman of the Audit Committee and the Nominating Committee	August 6, 2008
Itzhak Almog

/s/Eyal J. Harish	Director	August 6, 2008
Eyal J. Harish

/s/ Israel Singer	Director and member of the Audit Committee	August 6, 2008
Israel Singer

/s/ Niv Krikov	Treasurer, Chief Financial Officer and Principal Accounting Officer	August 6, 2008
Niv Krikov

INDEX TO EXHIBITS

Exhibit Number	Description
2.	Agreement and plan of reorganization dated September 20, 2000, between the Company and Swiftnet Limited. (1)
3.1	Articles of Incorporation of the Company.(1)
3.2a	Bylaws of the Company.(1)
3.2b	Amended Bylaws of the Company.(4)
3.3	Memorandum of Association of Swiftnet Limited.(1)
3.4	Articles of Association of Swiftnet Limited.(1)
3.6	Bylaws of Xfone USA, Inc.(7)
3.8.	Amended and Restated Bylaws of the Company dated March 12, 2006.(22)
3.9	Reamended and Restated Bylaws of the Company dated February 5, 2007.(32)
4.	Specimen Stock Certificate.(1)
5.	Opinion of Gersten Savage LLP.
10.1	Agreement dated May 11, 2000, between Swiftnet Limited and Guy Nissenson.(1)
10.2	Employment Agreement dated January 1, 2000 with Bosmat Houston. (1)
10.3	Loan Agreement dated August 5, 2000, with Swiftnet Limited, Guy Nissenson, and Nissim Levy.(1)
10.4	Promissory Note dated September 29, 2000, between the Company and Abraham Keinan.(1)
10.5	Stock Purchase Agreement dated June 19, 2000, between Swiftnet Limited, Abraham Keinan, and Campbeltown Business Ltd. (1)
10.6	Consulting Agreement dated May 11, 2000 between Swiftnet Limited and Campbeltown Business Ltd.(1)
10.7	Agreement dated July 30, 2001, with Campbeltown Business Ltd.(1)
10.8	Contract dated June 20, 1998, with WorldCom International Ltd.(1)
10.9	Contract dated April 11, 2000, with VoiceNet Inc.(1)
10.10	Contract dated April 25, 2000, with InTouchUK.com Ltd.(1)
10.11	Letter of Understanding dated July 30, 2001, from Campbeltown Business Ltd. to the Company.(2)
10.12	Agreement dated April 6, 2000, between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet Limited. (2)
10.13	Lease Agreement dated December 4, 1991, between Elmtree Investments Ltd. and Swiftnet Limited.(2)

10.14	Lease Agreement dated October 8, 2001, between Postwick Property Holdings Limited and Swiftnet Limited. (2)
10.15	Agreement dated September 30, 2002, between the Company, Swiftnet Limited., and Nir Davison.(5)
10.16
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Platinum Partners Value Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. (6)

10.17
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart, Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman, Yuval Haim Sobel, Zvi Sobel, Tenram Investment Ltd., Michael Zinn, Michael Weiss. (6)

10.18
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and Southshore Capital Fund Ltd. (6)

10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. (6)
10.20
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy, Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. (6)

10.21	Newco (Auracall Limited) Formation Agreement.(6)
10.22	Agreement with ITXC Corporation.(6)
10.23	Agreement with Teleglobe International.(6)
10.23.1	Amendment to Agreement with Teleglobe International.(6)
10.24	Agreement with British Telecommunications.(6)
10.25	Agreement with Easyair Limited (OpenAir).(6)
10.26	Agreement with Worldnet.(6)
10.27	Agreement with Portfolio PR.(6)
10.28	Agreement with Stern and Company.(6)
10.29	Letter to the Company dated December 31, 2003, from Abraham Keinan.(6)
10.30	Agreement between Swiftnet Limited and Dan Kirschner.(8)
10.31	Agreement and Plan of Merger.(7)
10.32	Escrow Agreement.(7)
10.33	Release Agreement.(7)
10.34	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Wade Spooner.(7)
10.35	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Ted Parsons.(7)
10.36	First Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.).(11)
10.37	Finders Agreement with The Oberon Group, LLC.(11)
10.38	Agreement with The Oberon Group, LLC.(11)
10.39	Management Agreement between WS Telecom, Inc. and Xfone USA, Inc.(8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004. (11)
10.41	Voting Agreement dated September 28, 2004.(11)
10.42	Novation Agreement executed September 27, 2004.(11)
10.43	Novation Agreement executed September 28, 2004.(11)
10.44	Investment Agreement dated August 26, 2004, with Ilan Shoshani.(12)
10.44.1	Addendum and Clarification to the Investment Agreement with Ilan Shoshani dated September 13, 2004. (12)
10.45	Agreement dated November 16, 2004, with Elite Financial Communications Group.(13)
10.46	Financial Services and Business Development Consulting Agreement dated November 18, 2004, with Dionysos Investments (1999) Ltd. (13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005.(14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005.(15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)

10.50
Secured Convertible Term Note, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Company and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Company, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005. (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.58
Securities Purchase Agreement dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.59
Registration Rights Agreement, dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.60
Common Stock Purchase Warrant, dated September 28, 2005, by the Company in favor of the Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.61	Escrow Agreement, dated September 28, 2005, by and between the Company, the Purchasers and Feldman Weinstein LLP. (16)
10.62	Management Agreement dated October 11, 2005.(17)
10.63	First Amendment to Agreement and Plan of Merger (to acquire I-55 Internet Services, Inc.), dated October 10, 2005. (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005.(17)
10.65
Securities Purchase Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.66
Registration Rights Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.67
Common Stock Purchase Warrant, dated November 23, 2005, by the Company in favor of Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.68
Escrow Agreement, dated November 23, 2005, between the Company, the Escrow Agent, and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Israeli Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.69	Management Agreement with I-55 Telecommunications, LLC dated October 12, 2005.(19)
10.70	Agreement - General Terms and Conditions with EBI Comm, Inc., dated January 1, 2006.(21)
10.71	Asset Purchase Agreement with Canufly.net, Inc., dated January 10, 2006.(21)
10.72	Stock Purchase Agreement dated May 10, 2006, by and among the Company, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited. (23)
10.73	Agreement dated May 25, 2006, by and among the Company and the shareholders of Equitalk.co.uk Limited. (24)
10.74	Securities Purchase Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.75	Registration Rights Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.76	Common Stock Purchase Warrant, dated June 19, 2006, by the Company in favor of the Purchasers.(25)
10.77	Escrow Agreement, dated June 19, 2006, by and between the Company, the Escrow Agent, and the Purchasers. (25)
10.78	Form of Indemnification Agreement between the Company and its Directors and Officers.(27)
10.79	Agreement to Purchase Promissory Note dated October 31, 2005, with Randall Wade James Tricou.(27)
10.80	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Tricou Construction. (27)
10.81	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Estates. (27)
10.82	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Utility. (27)
10.83	Agreement to Purchase Promissory Note dated February 3, 2006, with Danny Acosta.(27)
10.84	Letter Agreement dated November 15, 2005, with Oberon Securities, LLC.(27)
10.85	Letter Agreement dated June 15, 2006, with Oberon Securities, LLC.(27)
10.86	Second Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.), dated June 28, 2006. (27)
10.87	General Contract for Services dated January 1, 2005, by and between the Company and Swiftnet Limited. (27)
10.88	Service Agreement dated December 6, 2005, by and between the Company and Elite Financial Communications Group, LLC. (27)
10.89	Agreement for Market Making in Securities dated July 31, 2006, by and between the Company and Excellence Nessuah Stock Exchange Services Ltd. (27)

10.90	Shareholders Loan Agreement, dated September 27, 2006, by and between Auracall Limited, Swiftnet Limited, and Dan Kirschner. (28)
10.91	Service Agreement, dated November 7, 2006, by and between the Company and Institutional Marketing Services, Inc. (28)
10.92	Consultancy Agreement, dated November 20, 2006, by and between the Company and Crestview Capital Partners, LLP. (29)
10.93	Agreement dated December 24, 2006, by and between the Company, Halman-Aldubi Provident Funds Ltd., and Halman-Aldubi Pension Funds Ltd. [translation from Hebrew]. (31)
10.94	First Amendment to Financial Services and Business Development Consulting Agreement dated February 8, 2007, by and between the Company and Dionysos Investments (1999) Ltd. (33)
10.95	Agreement dated February 8, 2007, by and between the Company, Swiftnet Limited, Campbeltown Business, Ltd., and Mr. Abraham Keinan. (33)
10.96	First Amendment to General Contract for Services, dated March 14, 2007, by and between the Company and Swiftnet Limited. (34)
10.97	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Abraham Keinan.(34)
10.98	Consulting Agreement, dated March 28, 2007, between the Company and Abraham Keinan. (34)
10.99	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Guy Nissenson.(34)
10.100	Consulting Agreement, dated March 28, 2007, between the Company and Guy Nissenson.(34)
10.101	Settlement Agreement and Release dated May 31, 2007, by and among Embarq Logistics, Inc, Xfone USA, Inc. and the Company. (35)
10.102	Promissory Note dated May 31, 2007, by Xfone USA, Inc.(35)
10.103	Parent Guarantee dated as of May 31, 2007 by the Company in favor of Embarq Logistics, Inc.(35)
10.104	Share Purchase Agreement dated August 15, 2007, by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and Xfone, Inc. (36)
10.105	Inter-Company Loan Agreement dated August 15, 2007, by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower. (36)
10.106	Stock Purchase Agreement dated August [20], 2007, by and among the Company, NTS Communications, Inc., and the Shareholders of NTS Communications, Inc. (37)
10.107	Letter of Joint Venture dated June 15, 2007, by and among the Company and NTS Holdings, Inc.(37)
10.107.1	Form of Free Cash Flow Participation Agreement to be Entered into between the Company and NTS Holdings, Inc. Upon Consummation of the Acquisition. (37)
10.107.2	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Barbara Baldwin upon Consummation of the Acquisition. (37)
10.107.3	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Jerry Hoover upon Consummation of the Acquisition. (37)
10.107.4	Form of Employment Agreement to be entered into between NTS Communications, Inc. and Brad Worthington upon Consummation of the Acquisition. (37)
10.108	Employment Contract signed on August 26, 2007, by and between the Company’s Israeli based Subsidiary Xfone 018 ltd. and Roni Haliva. (38)
10.109	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated October 23, 2007. (39)
10.110	Subscription Agreement for the Purchase of Shares of Common Stock of the Company Dated November 1, 2007. (41)
10.111	Form of Subscription Agreement for the Purchase of Units Consisting of Two Shares of Common Stock and One Common Stock Purchase Warrant. (42)
10.112	Form of Common Stock Purchase Warrant.(42)
10.113	First Amendment to Stock Purchase Agreement.(43)
10.114.1	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Barbara Baldwin. (44)
10.114.2	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Jerry Hoover. (44)
10.114.3	Employment agreement dated as of February 26, 2008, by and among NTS Communications, Inc. and Brad Worthington .(44)
10.115	Free cash flow participation agreement dated as of February 26, 2008, by and among Xfone, Inc. and NTS Holdings, Inc. (44)
10.116
Escrow agreement dated as of February 26, 2008, by and among Xfone, Inc., Chris Chelette, Robert Healea and Kevin Buxkemper the NTS shareholders representatives, and Trustmark National Bank, as Escrow Agent. (44)

10.117	Release, effective as of February 26, 2008, entered into by each of Barbara Baldwin, Jerry Hoover and Brad Worthington (44)
10.118
Noncompetition, nondisclosure and nonsolicitation agreement dated as of February 26, 2008, by and among Xfone, Inc., Telephone Electronics Corporation, Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank. (44)

10.119
Second amendment to stock purchase agreement entered into by each of February 26, 2008 by and among Xfone, Inc., NTS Communications, Inc. and Chris Chelette, Robert Healea and Kevin Buxkemper, as the NTS shareholders representatives. (44)

10.120	Modification of Financial Consulting Agreement between Xfone, Inc. and Oberon Securities, LLC in connection with NTS Communications Transaction. (45)
10.121	Fees Due to Oberon Securities, LLC from Xfone, Inc. in connection with services provided in conjunction with the acquisition of NTS Communications, Inc. (45)
10.122	Agreement of Principles dated March 17, 2008 by and between Xfone 018 Ltd. and Tiv Taam Holdings 1 Ltd. [Free Translation from Hebrew]. (46)
10.123	Compromise Agreement dated March 25, 2008, between Xfone, Inc., Story Telecom, Inc., Story Telecom Limited, Trecastle Holdings Limited and Nir Davison. (47)
10.124	Securities Purchase Agreement dated March 25, 2008, between Xfone, Inc., Trecastle Holdings Limited and Nir Davison. (47)
10.125
Third Amendment to Stock Purchase Agreement entered into as of April 25, 2008 by and among Chris Chelette, Robert Healea and Kevin Buxkemper, as Sellers’ Representative, NTS Communications, Inc. and Xfone, Inc. (48)

10.126	Irrevocable Option Agreement dated as of July 1, 2008 by and between Abraham Keinan and Guy Nissenson (49)
16.1	Letter dated January 31, 2006 from Chaifetz & Schreiber, P.C. to the Securities and Exchange Commission. (20)
21.1	List of Subsidiaries (Amended as of March 31, 2008) (26)
23	Consent of Stark Winter Schenkein & Co., LLP dated August 6, 2008
23.1	Consent of Chaifetz & Schreiber, P.C.(30) (22.1)
23.2	Consent of Gersten Savage LLP - incorporated in the legal opinion filed as Exhibit 5.
23.3	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.(21.1)
23.4	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006.(21.1)
23.5	Consent of Phillips & Associates, CPA's dated August 5, 2008.
23.6	Consent of Yarel & Partners C.P.A. (Isr.) dated August 6, 2008.

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.’s SB-2 Registration Statement.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.’s SB-2/Amendment 1 Registration Statement.
(4)	Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.’s Form 8-K.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.’s SB-2/Post Effective Amendment 2 Registration Statement.
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone’s, Inc. SB-2 Amendment 1 Registration Statement.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.’s Form 8-K.
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.’s SB-2/Amendment 2 Registration Statement.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone’s, Inc. SB-2 Amendment 3 Registration Statement.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone’s, Inc. SB-2 Amendment 4 Registration Statement.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.’s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.’s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.’s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.’s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.’s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.’s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.’s Form 8-K/A #1.
(18)	Denotes previously filed exhibits: filed on November 29, 2005 with Xfone, Inc.’s Form 8-K.
(19)	Denotes previously filed exhibit: filed on January 23, 2006 with Xfone, Inc.’s Form 8-K/A #3.
(20)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.’s Form 8-K/A #1.
(21)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.’s Form 8-K.
(21.1)	Denotes previously filed exhibits: filed on February 7, 2006 with Xfone, Inc.’s Form SB-2 Amendment 3.
(22)	Denotes previously filed exhibit: filed on March 15, 2006 with Xfone, Inc.’s Form 8-K.
(22.1)	Denotes previously filed exhibit: filed on March 31, 2006 with Xfone, Inc.’s Form 10-KSB.

(23)	Denotes previously filed exhibit: filed on May 16, 2006 with Xfone, Inc.’s Form 8-K.
(24)	Denotes previously filed exhibit: filed on May 30, 2006 with Xfone, Inc.’s Form 8-K.
(25)	Denotes previously filed exhibits: filed on June 20, 2006 with Xfone, Inc.’s Form 8-K.
(26)	Denotes previously filed exhibit; filed on April 15, 2008 with Xfone, Inc.’s Form 10-KSB/A.
(27)	Denotes previously filed exhibits: filed on July 31, 2006 with Xfone, Inc.’s Form 8-K.
(28)	Denotes previously filed exhibits: filed on November 14, 2006 with Xfone, Inc.’s Form 10-QSB.
(29)	Denotes previously filed exhibit: filed on November 22, 2006 with Xfone, Inc.’s Form 8-K.
(30)	Denotes previously filed exhibits: filed on November 30, 2006 with Xfone, Inc.’s Form SB-2.
(31)	Denotes previously filed exhibit: filed on December 28, 2006 with Xfone, Inc.’s Form 8-K.
(32)	Denotes previously filed exhibit: filed on February 5, 2007 with Xfone, Inc.’s Form 8-K.
(33)	Denotes previously filed exhibits: filed on February 8, 2007 with Xfone, Inc.’s Form 8-K.
(34)	Denotes previously filed exhibits; filed on March 30, 2007 with Xfone, Inc.’s Form 10-KSB.
(35)	Denotes previously filed exhibits: filed on May 31, 2007 with Xfone, Inc.’s Form 8-K.
(36)	Denotes previously filed exhibits: filed on August 15, 2007 with Xfone, Inc.’s Form 8-K.
(37)	Denotes previously filed exhibits: filed on August 22, 2007 with Xfone, Inc.’s Form 8-K.
(38)	Denotes previously filed exhibit: filed on August 27, 2007 with Xfone, Inc.’s Form 8-K.
(39)	Denotes previously filed exhibit: filed on October 23, 2007 with Xfone, Inc.’s Form 8-K.
(40)	Denotes previously filed exhibit: filed on October 25, 2007 with Xfone, Inc.’s Form 8-K.
(41)	Denotes previously filed exhibit: filed on November 5, 2007 with Xfone, Inc.’s Form 8-K.
(42)	Denotes previously filed exhibits: filed on December 14, 2007 with Xfone, Inc.’s Form 8-K.
(43)	Denotes previously filed exhibit: filed on February 14, 2008 with Xfone, Inc.’s Form 8-K.
(44)	Denotes previously filed exhibits: filed on February 26, 2008 with Xfone, Inc.’s Form 8-K.
(45)	Denotes previously filed exhibits: filed on March 6, 2008 with Xfone, Inc.’s Form 8-K.
(46)	Denotes previously filed exhibit: filed on March 17, 2008 with Xfone, Inc.’s Form 8-K.
(47)	Denotes previously filed exhibits: filed on March 25 with Xfone, Inc.’s Form 8-K.
(48)	Denotes previously filed exhibit: filed on May 1, 2008 with Xfone, Inc.‘s Form 8-K.
(49)	Denotes previously filed exhibit: filed on July 1, 2008 with Xfone, Inc.‘s Form 8-K.